AMENDED AND RESTATED CREDIT AGREEMENT

by and among

MILLER INDUSTRIES, INC.

and

MILLER INDUSTRIES TOWING EQUIPMENT INC.

as Borrowers,

BANK OF AMERICA, N.A.

as Agent and as Lender,

and

THE LENDERS PARTY HERETO FROM TIME TO TIME

July 23, 2001

i

ARTICLE VI Representations and Warranties
6.1.	Organization and Authority	31
6.2.	Loan Documents	31
6.3.	Solvency	31
6.4.	Subsidiaries and Stockholders	32
6.5.	Ownership Interests	32
6.6.	Financial Condition	32
6.7.	Title to Properties	32
6.8.	Taxes	32
6.9.	Other Agreements	32
6.10.	Litigation	33
6.11.	Margin Stock	33
6.12.	Investment Company	33
6.13.	Patents, Etc.	33
6.14.	No Untrue Statement	33
6.15.	No Consents, Etc.	34
6.16.	Employee Benefit Plans	34
6.17.	No Default	35
6.18.	Environmental Matters	35
6.19.	Employment Matters	35
6.20.	Perfected Security Instruments	35
ARTICLE VII Affirmative Covenants
7.1.	Financial Reports, Etc.	37
7.2.	Maintain Properties	38
7.3.	Existence, Qualification, Etc.	38
7.4.	Regulations and Taxes	38
7.5.	Insurance	38
7.6.	True Books	38
7.7.	Right of Inspection	38
7.8.	Observe all Laws	39
7.9.	Governmental Licenses	39
7.10.	Covenants Extending to Other Persons	39
7.11.	Officer’s Knowledge of Default	39
7.12.	Suits or Other Proceedings	39
7.13.	Notice of Environmental Complaint or Condition	39
7.14.	Environmental Compliance	39
7.15.	Indemnification	39
7.16.	Further Assurances	40
7.17.	Employee Benefit Plans	40
7.18.	Continued Operations	41
7.19.	Additional Support Documents	41
7.20.	Subsidiary Support of Permitted Indebtedness	42
7.21.	Opinions of Foreign Counsel	42
7.22.	Additional Collateral Documents; Audit	42
7.23.	Senior Facility Notices	44
7.24.	Existing Facility Interest Payment	44

ARTICLE VIII Negative Covenants
8.1.	Financial Covenants	45
8.2.	Acquisitions	45
8.3.	Liens	45
8.4.	Indebtedness	46
8.5.	Transfer of Assets	47
8.6.	Investments	47
8.7.	Merger or Consolidation	48
8.8.	Restricted Payments	48
8.9.	Transactions with Affiliates	48
8.10.	Compliance with ERISA, the Code and Foreign Benefit Laws	48
8.11.	Accounting Changes	49
8.12.	Dissolution, etc.	49
8.13.	Limitations on Sales and Leasebacks	49
8.14.	Change in Control	49
8.15.	Limitation on Guaranties	49
8.16.	Negative Pledge Clauses	49
8.17.	Prepayments, Etc. of Indebtedness	49
8.18.	Restrictive Agreements	50
8.19	Modification of Senior Facility	50
ARTICLE IX Events of Default and Acceleration
9.1.	Events of Default	51
9.2.	Agent to Act	53
9.3.	Cumulative Rights	53
9.4.	No Waiver	53
9.5.	Allocation of Proceeds	53
9.6.	Judgment Currency	54
ARTICLE X The Agent
10.1.	Appointment, Powers, and Immunities	55
10.2.	Reliance by Agent	55
10.3.	Defaults	55
10.4.	Rights as Lender	56
10.5.	Indemnification	56
10.6.	Non-Reliance on Agent and Other Lenders	56
10.7.	Resignation of Agent	56
10.8.	Fees	56
ARTICLE XI Miscellaneous
11.1.	Assignments and Participations	57
11.2.	Notices	58
11.3.	Right of Set-off; Adjustments	59

11.4.	Survival	59
11.5.	Expenses	59
11.6.	Amendments and Waivers	60
11.6A.	Release of Liens	60
11.7.	Counterparts	60
11.8.	Termination	60
11.9.	Indemnification	61
11.10.	Severability	61
11.11.	Entire Agreement	61
11.12.	Agreement Controls	61
11.13.	Usury Savings Clause	61
11.14.	Governing Law; Waiver of Jury Trial	62
11.15.	Payments	62
11.16.	Subordination	62
11.17.	Joint and Several Obligations	63

SCHEDULE 6.4	Subsidiaries
SCHEDULE 6.6	Existing Indebtedness
SCHEDULE 6.7	Title to Properties
SCHEDULE 6.10	Litigation
SCHEDULE 6.19	Employment Matters
SCHEDULE 7.5	Insurance

v

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 24, 2001 (the "Agreement"), is made by and among MILLER INDUSTRIES, INC., a Tennessee corporation having its principal place of business in Ooltewah, Tennessee ("Miller"), and MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation and wholly owned subsidiary of Miller having its principal place of business in Ooltewah, Tennessee ("Miller Towing") ("Miller and Miller Towing may be referred to individually herein as a "Borrower" and collectively as the Borrowers"), BANK OF AMERICA, N.A, a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("Bank of America"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 11.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 10.7, the "Agent");

W I T N E S S E T H:

WHEREAS, the Borrowers, the Agent and the Lenders are party to that certain Credit Agreement dated as of January 30, 1998, as amended by Amendment No. 1 to Credit Agreement dated as of January 31, 1998 and by Amendment No. 2 to Credit Agreement dated as of October 30, 1998 and by Amendment No. 3 to Credit Agreement dated as of July 27, 1999 and by Amendment No. 4 to Credit Agreement dated as of August 13, 1999 and by Amendment No. 5 to Credit Agreement dated as of July 26, 2000 and by Amendment No. 6 to Credit Agreement dated as of December 14, 2000 (as hereby and from time to time amended, restated, supplemented, modified or replaced, the "Existing Credit Agreement"), pursuant to which the Lenders agreed to make and have made available to the Borrowers a credit facility including a revolving credit and term loan facility with a letter of credit sublimit and a swing line sublimit (the "Existing Facility"); and

WHEREAS, the Borrowers are entering into a Credit Agreement of even date herewith (the "Senior Credit Agreement") with the Senior Agents and the Senior Lenders (as hereafter defined) simultaneously with the effectiveness hereof, pursuant to which the Senior Lenders are providing a senior revolving credit facility and term loan facility in the aggregate maximum principal amount of $110,000,000 (the "Senior Facility"), the initial proceeds of which shall be used to repay $82,180,570.84 of outstanding Indebtedness of the Borrowers in favor of the Agent and the Lenders under the Existing Facility; and

WHEREAS, the Borrowers have requested that the Lenders amend and restate the Existing Credit Agreement and make available to the Borrowers a junior term loan facility in the maximum principal amount outstanding of $14,000,000, the proceeds of which term loan facility are to be used as provided in Section 2.8 hereof; and

WHEREAS, the Lenders are willing to amend and restate the Existing Credit Agreement and make such junior facility available to the Borrowers upon the terms and conditions set forth herein; and

WHEREAS, the Borrowers acknowledge that this Agreement constitutes an amendment and restatement (and not a novation) of the Existing Credit Agreement and the Obligations hereunder shall continue to be secured by the Collateral currently securing Obligations of the Borrowers under (and as defined in) the Existing Credit Agreement pursuant to the Security Instruments and such additional Collateral as may be granted by the Borrowers to the Agent and the Lenders; and

NOW, THEREFORE, the Borrowers, the Lenders and the Agent hereby agree as follows:

ARTICLE I

Definitions and Terms

1.1.       Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

"Accounts" means, as to Miller or any Subsidiary, all of entity’s now owned or hereafter acquired or arising accounts, as defined in the Uniform Commercial Code, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

"Account Debtor" means each Person obligated in any way on or in connection with an Account.

"Acquisition" means the acquisition of (i) a controlling interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person. The term "controlling interest" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Stock, by contract or otherwise.

"Adjusted Net Earnings from Operations" means, with respect to any fiscal period of Miller and its Subsidiaries on a consolidated basis, Miller’s and its Subsidiaries’ net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the financial statements delivered to the Agent for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets (provided, that, up to $891,000 in the aggregate of gain from capital asset sales that occurred during the Fiscal Year ended April 30, 2001 shall be included in net income for the fiscal periods ending on April 30, 2001, July 31, 2001, October 31, 2001 and January 31, 2002 to the extent such asset sales occurred during such fiscal periods); (b) gain arising from any write-up in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by Miller or any of its Subsidiaries in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person (other than Miller or any of its Subsidiaries) in which Miller or any of its Subsidiaries has an ownership interest unless (and only to the extent) such earnings shall actually have been received by Miller or such Subsidiary in the form of cash distributions; (e) earnings of any Person to which assets of Miller or any of its Subsidiaries shall have been sold, transferred or disposed of, or into which Miller or any of its Subsidiaries shall have been merged, or which has been a party with Miller or any of its Subsidiaries to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities by Miller or any of its Subsidiaries or from cancellation or forgiveness of Indebtedness; and (g) gain and non-cash losses arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

"Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with Miller; or (ii) which beneficially owns or holds 5% or more of any class of the outstanding Voting Stock of Miller or (iii) 5% or more of any class of the outstanding Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by Miller. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Stock, by contract or otherwise.

"Applicable Commitment Percentage" means, for each Lender at any time, a fraction, the numerator of which shall be such Lender’s Commitment and the denominator shall be the Total Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 11.1.

"Applicable Margin" means 6.00% per annum.

"Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

"Asset Disposition" means any voluntary disposition, whether by sale, lease or transfer, of (a) any or all of the assets of Miller or its Subsidiaries, excluding cash, cash equivalents, inventory disposed of in the ordinary course of business, and equipment disposed of in the ordinary course of business which is obsolete or no longer useable by Miller or its Subsidiaries in their business and with respect to which the proceeds of the sale of such assets are used to purchase similar equipment to replace the unnecessary or obsolete equipment (provided such equipment is replaced with replacement equipment within ninety (90) days after any such sale or disposition), and (b) any of the capital stock, or securities and investments interchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive, any of the capital stock of any Subsidiary (other than a disposition to Miller or a Guarantor in the case of (a) and (b)).

"Assigned Interest" has the meaning ascribed to such term in the Collateral Assignment of Interests.

"Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) executed and delivered to the Agent by the parties thereto in connection with an assignment of a Lender’s interest under this Agreement pursuant to Section 11.1.

"Assignment of Leases" means, collectively, any Assignment of Lessee’s Interest in Leases by the Borrowers and the Guarantors to the Agent for the benefit of the Lenders delivered pursuant to the terms of the Existing Credit Agreement or this Agreement, as hereinafter modified, amended or supplemented from time to time.

"Assignment of Mortgage" means that certain Assignment of Deed of Trust by Miller to the Agent for the benefit of the Lenders dated as of the Closing Date, acknowledged and consented to by Thomas I. Starling, as trustee ("Trustee"), covering that certain Deed of Trust and Security Agreement dated as of March 31, 1999 by and among Fabri-Tech, L.L.C., Miller, and Trustee, encumbering certain real property described therein located in Olive Branch, De Soto County, Mississippi, as hereinafter modified, amended or supplemented from time to time.

"Authorized Representative" means any of the Chief Executive Officer, President, any Executive or Senior Vice President of Miller or, with respect to financial matters, the chief financial officer or Treasurer of Miller, or any other Person expressly designated by the Board of Directors of Miller (or the appropriate committee thereof) as an Authorized Representative of Miller, as set forth from time to time in a certificate in the form of Exhibit C.

"Bank of America" means Bank of America, N.A., a national banking association.

"Base Rate" means the sum of (i) for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) or (b) the Prime Rate for such day and (ii) the Applicable Margin. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

"Board" means the Board of Governors of the Federal Reserve System (or any successor body).

"Borrowers’ Account" means a demand deposit account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

"Borrowing Base Asset" means any asset of either of the Borrowers or any Subsidiary which is included in the Senior Borrowing Base (or against the value of which the Senior Lenders advanced the term loan portion of the Senior Facility) and has a Senior Collateral Value.

"Business Day" means any day which is not a Saturday, Sunday or a day on which banks in the States of New York, North Carolina and Tennessee are authorized or obligated by law, executive order or governmental decree to be closed.

"Capital Expenditures" means, with respect to Miller and its Subsidiaries, all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

"Capital Lease" means any lease of property by a Borrower or any Subsidiary which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Borrower or Subsidiary.

"Certificate and Receipt of Registrar" means any Certificate and Receipt of Registrar delivered to the Agent pursuant to Section 7.19, in each case substantially in the form provided by the Agent and attached to the Collateral Assignment of Interests, as any such Certificate and Receipt of Registrar may be hereafter amended, supplemented or restated from time to time.

"Certificate of Title Property" means all property which is a motor vehicle or other good, whether such property is now owned or hereafter acquired, for which ownership is (i) covered by a certificate of title or other comparable instrument issued under a statute of a state under the law of which indication of a security interest on such certificate or instrument is required as a condition of perfection, and (ii) not subject to a purchase money Lien in favor of another creditor which is permitted by Section 8.3 hereof.

"Change of Control" means, at any time:

(i) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than William G. Miller (or his spouse, lineal descendants or trusts for their benefit), either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act ), directly or indirectly, of Voting Stock of the Borrower (or securities convertible into or exchangeable for such Voting Stock) representing 25% or more of the combined voting power of all Voting Stock of Miller (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of Miller;

(ii) during any period of up to 12 consecutive months, commencing on the Closing Date, individuals who at the beginning of such 12-month period were directors of Miller shall cease for any reason (other than the death, disability or retirement of an officer of Miller that is serving as a director at such time so long as another officer of Miller replaces such Person as a director) to constitute a majority of the board of directors of Miller; or

(iii) any Person or two or more Persons (other than those Persons identified in clause (i) above or existing directors) acting in concert shall have acquired, by contract or otherwise, or shall have entered into a contract or arrangement and satisfied any conditions to effectiveness, that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of Miller.

"Closing Date" means the date as of which this Agreement is executed by the Borrowers, the Lenders and the Agent and on which the conditions set forth in Section 5.1 have been satisfied.

"Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

"Collateral" means the collateral described in the Security Instruments. Notwithstanding anything herein or in any other Loan Document to the contrary, the Liens of the Agent and the Lenders in the Collateral shall not secure any Obligations arising from or under the Warrant Agreement or the Warrants.

"Collateral Assignment of Interests" means any Collateral Assignment of Interests delivered to the Agent pursuant to Section 7.19, in form and substance satisfactory to the Agent and the Lenders, as any such Collateral Assignment of Interests may be hereafter amended, supplemented or restated from time to time.

"Commitment" means, with respect to each Lender, the obligation of such Lender to make the Loan to the Borrower in a principal amount equal to such Lender’s Applicable Commitment Percentage of the Total Commitment as set forth on Exhibit A.

"Commitment Fee Rate" means on each date shown below that percent per annum set forth below for such date:

First Business Day that occurs	First Business Day that occurs	First Business Day that occurs	First Business Day that occurs
Six (6) months from Closing Date	Twelve (12) months from Closing Date	Eighteen (18) months from Closing Date	Twenty-four (24) months from Closing Date
1.00%	2.00%	4.00%	6.00%

"Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of Miller referred to in Section 6.6(a).

"Consolidated EBITDA" means, with respect to any fiscal period of Miller and its Subsidiaries on a consolidated basis, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, Consolidated Interest Expense, Federal, state, local and foreign income taxes, depreciation and amortization. In calculating Consolidated EBITDA, at a time when the Subsequent EBITDA Requirement is applicable under Section 8.1(c), for any fiscal period, EBITDA will be calculated as if the Asset Disposition of the assets and/or stock of the RoadOne Borrowers giving rise to the occurrence of the Transition Date had occurred prior to such fiscal period.

"Consolidated Fixed Charge Coverage Ratio" means, with respect to any fiscal period of Miller and its Subsidiaries on a consolidated basis, the ratio of Consolidated EBITDA to Consolidated Fixed Charges.

"Consolidated Fixed Charges" means, with respect to any fiscal period of the Miller and its Subsidiaries on a consolidated basis, without duplication, Consolidated Interest Expense, Capital Expenditures (excluding Capital Expenditures funded with Indebtedness of any of the Borrowers and Subsidiaries other than the Indebtedness hereunder or under the Senior Facility, but including, without duplication, principal payments with respect to such Indebtedness), scheduled principal payments of Indebtedness, and Federal, state, local and foreign income taxes, excluding deferred taxes; provided, in the case of principal payments hereunder, only principal amounts actually paid to the Agent and the Lenders in accordance with Section 2.1 hereof shall be included as "scheduled principal payments of Indebtedness" in calculating the amount of Consolidated Fixed Charges for any fiscal period.

"Consolidated Interest Expense" means, with respect to any fiscal period of the Miller and its Subsidiaries on a consolidated basis, interest on Indebtedness required or scheduled to be paid during the period for which computation is being made (including the interest component of all Capital Leases and synthetic leases), excluding the amortization of fees and costs incurred with respect to the closing of loans.

"Consolidated Total Assets" means, as of the date on which the amount thereof is to be determined, the net book value of all assets of Miller and its Subsidiaries as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

"Contingent Obligation" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

"Debt Offering" means Indebtedness of Miller or any Subsidiary not otherwise permitted under Section 8.4(a) through 8.4(f) which is incurred with the consent of the Required Lenders.

"Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

"Default Rate" means the lesser of (i) a rate of interest per annum which shall be four percent (4%) above the Base Rate, and (ii) the maximum rate permitted by applicable law.

"Determination Date" means the last day of each fiscal quarterly period of Miller.

"Direct Foreign Subsidiary" means any Foreign Subsidiary a majority of whose outstanding voting stock is owned directly by Miller or a Domestic Subsidiary.

"Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

"Domestic Subsidiary" means any Subsidiary of Miller organized under the laws of the United States of America or a state or territory thereof.

"Eligible Assignee" means (i) a Lender; (ii) an affiliate or Approved Fund of a Lender; and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.1, Miller, provided that such approval shall not be unreasonably withheld or delayed by Miller and such approval shall be deemed given by Miller within five (5) Business Days after notice of such proposed assignment has been provided by the assigning Lender to Miller; provided further, however, that neither Miller nor an affiliate of Miller shall qualify as an Eligible Assignee.

"Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

(a)       Government Securities;

(b)       demand or interest bearing time deposits issued by any Lender or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated "A-3" or better by S&P or "A" or better by Moody’s;

(c)       Repurchase Agreements;

(d)       Municipal Obligations;

(e)       Pre-Refunded Municipal Obligations;

(f)       shares of mutual funds which invest in obligations described in paragraphs (a) through (e) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

(g)       tax-exempt or taxable adjustable rate preferred stock issued by a Person having a rating of its long term unsecured debt of "A" or better by S&P or "A-1" or better by Moody’s; and

(h)       asset-backed remarketed certificates of participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody’s.

"Employee Benefit Plan" means (i) any employee benefit plan, including any Pension Plan, within the meaning of Section 3(3) of ERISA which (A) is maintained for employees of Miller, any of its ERISA Affiliates or any Subsidiary or is assumed by Miller, any of its ERISA Affiliates or any Subsidiary in connection with any Acquisition or (B) has at any time been maintained for the employees of Miller, any current or former ERISA Affiliate or any Subsidiary and (ii) any plan, arrangement, understanding or scheme maintained by Miller or any Subsidiary that provides retirement, deferred compensation, employee or retiree medical or life insurance, severance benefits or any other benefit covering any employee or former employee and which is administered under any Foreign Benefit Law or regulated by any Governmental Authority other than the United States of America.

"Environmental Laws" means any federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended, together with all regulations promulgated under any of the foregoing.

"Equity Offering" means a public or private offering of equity securities (including, without limitation, any security or investment exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive, equity securities) of Miller or any Subsidiary (other than securities issued to Miller or another Subsidiary).

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

"ERISA Affiliate", as applied to Miller, means any Person or trade or business which is a member of a group which is under common control with Miller, who together with Miller, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

"Event of Default" means any of the occurrences set forth as such in Section 9.1.

"Excess Availability" means "Excess Availability" as defined in the Senior Credit Agreement.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

"Existing Credit Agreement" has the meaning ascribed thereto in the recitals hereof.

"Existing Facility" has the meaning ascribed thereto in the recitals hereof.

"Facility Termination Date" means such date as all of the following shall have occurred: (a) the Borrowers shall have permanently terminated the Term Loan Facility by payment in full of all Term Loan Outstandings, together with all accrued and unpaid interest thereon, and (b) the Borrowers shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other contingent Obligations of the Borrowers or any Guarantor that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement).

"Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York (Statistical Release H-15) on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

"Fiscal Year" means the twelve month fiscal period of Miller commencing on the May 1 of each calendar year and ending on April 30 of the following calendar year; provided, that in the event Miller changes its Fiscal Year to a calendar fiscal year, "Fiscal Year" shall mean the twelve month fiscal period of Miller commencing on January 1 and ending on December 31 of each calendar year; and provided that in the event Miller changes its Fiscal Year to end on January 31 of each calendar year, "Fiscal Year" shall mean the twelve month fiscal period of Miller commencing on February 1 and ending on January 31 of each calendar year.

"Fiscal Year End" means the last day of a Fiscal Year and "Fiscal Year End" followed by a numerical year means the last day of such Fiscal Year.

"Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any nation other than the United States of America, or any province, state, territory, protectorate or other political subdivision of any such nation, regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

"Foreign Subsidiary" means any Subsidiary of Miller that is not a Domestic Subsidiary.

"Four-Quarter Period" means a period of four full consecutive fiscal quarters of Miller and its Subsidiaries, taken together as one accounting period.

"GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting which are set forth in pronouncements of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

"Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America or any agency thereof.

"Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

"Guarantors" means, at any date, the Domestic Subsidiaries other than Miller Towing.

"Guarantors’ Obligations" has the meaning ascribed to such term in the Guaranty.

"Guaranty" means, collectively or individually as the context may indicate, (i) each Guaranty Agreement between one or more of the Guarantors and the Agent delivered pursuant to the terms of the Existing Credit Agreement, and (ii) any additional Guaranty Agreements delivered to the Agent pursuant to Section 7.19, substantially in the form of the existing Guaranty Agreements, as any such Guaranty Agreement may be hereafter amended, supplemented or restated from time to time.

"Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

"Indebtedness" means with respect to any Person, without duplication, all liabilities, obligations and indebtedness of such Person to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, in each case to the extent such liabilities, obligations and indebtedness consist of (a) indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables, (b) obligations and liabilities of any other Person secured by any Lien on such Person’s property, even though such Person shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included as Indebtedness of such Person only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (d) the principal amount of all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by such Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included as Indebtedness of such Person only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (e) obligations and liabilities in respect of Contingent Obligations with respect to Indebtedness of another Person; and (f) the present value of lease payments due under synthetic leases.

"Independent Distributors" means any and all distributors of the Borrowers which do not constitute Subsidiaries of Miller.

"Intellectual Property Security Agreement" means the Intellectual Property Security Agreement dated as of July 27, 1999 by the Borrowers and the Guarantors to the Agent, and any additional Intellectual Property Security Agreements by the Borrowers and the Guarantors to the Agent delivered pursuant to Section 7.19 hereof, as hereafter modified, amended or supplemented from time to time.

"Intercompany Accounts" means Accounts of Miller Towing with respect to which a Foreign Subsidiary located in Canada is the Account Debtor.

"Intercompany Security Documents" means each security agreement, pledge agreement, financing statement and other agreement, document and instrument, in each case executed by a Foreign Subsidiary located in Canada in favor of Miller Towing, securing the repayment of any Intercompany Account, such documents to be (a) in form and substance acceptable to the Agents and (b) collaterally assigned to the Agent pursuant to the Intercompany Security Documents Assignment.

"Intercompany Security Documents Assignment" means the Collateral Assignment of Security Documents executed by Miller Towing in favor of the Agent for the benefit of itself and the Lenders, in form and substance acceptable to the Agents.

"Intercreditor Agreement" means the Intercreditor and Subordination Agreement dated as of the date hereof by and between the Agent, for the benefit of itself and the Lenders, and the Senior Agents.

"Lending Office" means, for each Lender, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and Miller by written notice in accordance with the terms hereof.

"Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, Miller and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

"Loan" means the Term Loan.

"Loan Documents" means this Agreement, the Notes, the Guaranty, the Security Instruments, the Intercreditor Agreement, the VINtek Agreement, the Warrant Agreement, the Warrants, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loan made and transactions contemplated under this Agreement, as the same may be amended, supplemented or restated from time to time.

"Loan Parties" means the Borrowers, the Guarantors and any other Person (other than the Agent or the Lenders) party to any of the Loan Documents.

"Location" means, with respect to any operating place of business of Miller or any Subsidiary, the physical location thereof and all assets used in connection therewith.

"Material Adverse Effect" means a material adverse effect on (i) the business, properties, prospects, operations or condition, financial or otherwise, of Miller and its Subsidiaries, taken as a whole, (ii) the ability of the Loan Parties taken as a whole to pay or perform the obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

"Material Contract" means any contract or agreement, written or oral, of Miller or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

"Material Foreign Subsidiary" means any Direct Foreign Subsidiary which (i) has total assets equal to or greater than 5% of the Consolidated Total Assets of Miller and its Subsidiaries (calculated as of the end of the most recent fiscal period for which financial statements have been delivered to the Agent pursuant to Section 7.1(a) or 7.1(b)) or (ii) has net income equal to or greater than 5% of the Consolidated Net Income of Miller and its Subsidiaries (calculated for the most recent fiscal period for which financial statements have been delivered pursuant to Section 7.1(a) or 7.1(b)).

"Miller" means Miller Industries, Inc., a Tennessee corporation having its principal place of business in Ooltewah, Tennessee.

"Miller Borrowers" means "Miller Borrowers" as defined in the Senior Credit Agreement.

"Miller Financial" means Miller Financial Services Group, Inc., a Tennessee corporation and the direct wholly-owned subsidiary of Miller.

"Miller Towing" means Miller Industries Towing Equipment, Inc., a Delaware corporation and wholly owned subsidiary of Miller having its principal place of business in Ooltewah, Tennessee.

"Minimum Disposition Value" means, with respect to any asset (i) which is sold by the Borrowers in connection with an Asset Disposition, or (ii) with respect to which the Lien in favor of the Agent (on behalf of itself and the Lenders) and the Senior Agents (on behalf of itself and the Senior Lenders and the Senior L/C Issuer) is released in connection with any Debt Offering, the Net Proceeds received by the Borrowers in respect thereof, less the sum of (a) the Senior Collateral Value of such asset, if any, and (b) the amount of Required Payments with respect to such asset, if any.

"Moody’s" means Moody’s Investors Service, Inc.

"Mortgages" means, collectively, all Mortgages, Deeds of Trust and Deeds to Secure Debt or other comparable instrument granting a Lien to the Agent (or a trustee for the benefit of the Agent) for the benefit of the Lenders in Collateral constituting real property and fixtures, as such documents may be amended, modified or supplemented from time to time.

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which Miller or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

"Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody’s.

"Navistar Intercreditor Agreement" means that certain Intercreditor Agreement executed or to be executed by and among the Agent, the Senior Agents, and Navistar Financial Corporation documenting the terms previously disclosed to the Lenders and related terms ancillary thereto.

"Navistar Consignment Agreement" means that certain Consignment and Sales Agreement by and among the Navistar International Transportation Corp., Lee Smith, Inc., and Miller Towing documenting the terms previously disclosed to the Lenders and related terms ancillary thereto.

"Net Proceeds" means (a) from any Equity Offering or Debt Offering cash payments received by Miller or any Subsidiary therefrom as and when received, net of, without duplication, (i) all bona fide legal, accounting, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and (ii) all taxes required to be paid or accrued as a consequence of such issuance, and (b) from any Asset Disposition, cash payments received by Miller or any Subsidiary therefrom (including any cash payments received pursuant to any note or other debt security received in connection with any Asset Disposition) as and when received, net of, without duplication, (i) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such Asset Disposition and payable by the Borrowers in connection therewith (in each case, paid to non-Affiliate third parties), (ii) transfer taxes applicable to such Asset Disposition, (iii) amounts payable to holders of Liens senior to the Liens of the Agent (for the benefit of itself and the Lenders) and the Liens of the Senior Agents (for the benefit of themselves and the Senior Lenders and the Senior L/C Issuer (to the extent such Liens constitute Permitted Liens hereunder), if any, and (iv) an appropriate reserve for income taxes in accordance with GAAP in connection therewith.

"Notes" means, collectively, the promissory notes of the Borrowers evidencing the Loan executed and delivered to the Lenders substantially in the form of Exhibit D, as amended, restated, modified, or supplemented.

"Obligations" means the obligations, liabilities and Indebtedness of the Borrowers or either of them with respect to (i) the principal and interest on the Loan as evidenced by the Notes, (ii) all liabilities of the Borrowers or either of them to any Lender which arise under a Swap Agreement, and (iii) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrowers or either of them to the Lenders or the Agent hereunder, under any one or more of the other Loan Documents or with respect to the Loan.

"Off Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any sale and leaseback transaction which does not create a liability on the balance sheet of such Person, (iii) any liability under any financing lease or so-called "synthetic lease" transaction entered into by such Person or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person, but excluding operating leases.

"Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

"Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action) or other similar official action, as applicable, taken by such entity.

"Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

"Outstandings" means, at any date, the total amount of Term Loan Outstandings on such date.

"Partially-Owned Subsidiary" means a Subsidiary in which Miller or one of Miller’s Subsidiaries owns less than 100% of the equity interest.

"PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

"Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of Miller or any of its ERISA Affiliates or is assumed by Miller or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of Miller or any current or former ERISA Affiliate.

"Permitted Indebtedness" has the meaning assigned to such term in Section 8.4 hereof.

"Permitted Liens" has the meaning assigned to such term in Section 8.3 hereof.

"Person" means an individual, partnership, corporation, trust, limited liability company, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

"Pledge Agreement" means, collectively or individually as the context may indicate, (i) that certain Stock Pledge Agreement delivered pursuant to the terms of the Existing Credit Agreement between Miller and the Agent, (ii) that certain Stock Pledge Agreement delivered pursuant to the terms of the Existing Credit Agreement between certain Domestic Subsidiaries and the Agent, (iii) any Pledge Agreement, Share Charge, Debenture or similar instrument in form and substance reasonably acceptable to the Agent whereby Miller or a Domestic Subsidiary creates a security interest in favor of the Agent of not less than 65% of the outstanding capital stock of a Direct Foreign Subsidiary, and (iv) any additional Pledge Agreement delivered to the Agent pursuant to Section 7.19, as any of the foregoing may be hereafter amended, supplemented or restated from time to time.

"Pledged Stock" has the meaning assigned to such term in any Pledge Agreement.

"Post-Disposition Availability Requirement" means (i) $10,000,000 at any time prior to the sale of RoadOne Borrower Assets having a Senior Collateral Value, in the aggregate, greater than or equal to $35,976,338 and (ii) at any time thereafter, $9,000,000.

"Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody’s and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due, and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants.

"Prime Rate" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

"Principal Office" means the principal office of Bank of America located at Bank of America, N. A., Independence Center, 15th Floor, NC1-001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Agent may from time to time designate.

"Prior Loan Documents" has the meaning ascribed thereto in Section 1.3 hereof.

"Rate Hedging Obligations" means any and all obligations of Miller or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

"Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

"Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody’s or "A-1" by S&P or "P-1" by Moody’s.

"Required Lenders" means, as of any date, 100% of the Lenders on such date.

"Required Payments" means "Required Payments" as defined in the Intercreditor Agreement.

"Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or equity securities of Miller or any of its Subsidiaries (other than those payable or distributable solely to Miller or to a Subsidiary’s parent) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity security of Miller or any of its Subsidiaries (other than those payable or distributable solely to Miller, Miller Towing or a Guarantor) now or hereafter outstanding; (c) any payment (other than to Miller, Miller Towing or a Guarantor) made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or other equity security of Miller or any of its Subsidiaries now or hereafter outstanding; and (d) any issuance and sale of capital stock or other equity security of any Subsidiary of Miller (or any option, warrant or right to acquire such stock or other equity securities) other than the issuance and sale by Miller Towing or a Guarantor to Miller or a Domestic Subsidiary.

"RoadOne Borrowers" means "RoadOne Borrowers" as defined in the Senior Credit Agreement.

"RoadOne Borrower Assets" means assets owned by any of the RoadOne Borrowers.

"S&P" means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.

"Security Agreement" means, collectively (or individually as the context may indicate), (i) the Security Agreement dated as of July 27, 1999 delivered pursuant to the terms of the Existing Credit Agreement by the Borrowers and Guarantors to the Agent, and (ii) any additional Security Agreement delivered to the Agent pursuant to the terms hereof, including Section 7.19, as hereafter modified, amended or supplemented from time to time.

"Security Instruments" means the Pledge Agreement, the Collateral Assignment of Interests, the Guaranty, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, the Assignment of Leases, the Assignment of Mortgage, the Intercompany Security Documents Assignment, any UCC-1 Financing Statements, charges, and all other documents and agreements executed and delivered in connection herewith granting to the Lenders Liens on any assets of the Borrowers, any Guarantor, or any other Person collaterally to secure payment and performance of the Obligations and the Guarantors’ Obligations under the Guaranty.

"Senior Agents" means the Senior Collateral Agent and the Senior Existing Titled Collateral Agent.

"Senior Borrowing Base" means the "Borrowing Base" as defined in the Senior Credit Agreement.

"Senior Collateral Agent" means The CIT Group/Business Credit, Inc., as Collateral Agent for the Senior Lenders and the Senior L/C Issuer under the Senior Credit Agreement.

"Senior Collateral Value" means, at the time of computation thereof, with respect to any asset of either of the Borrowers or any Subsidiary, the amount, in dollars, included in the Senior Borrowing Base at such date attributable to such asset, if any, or with respect to owned real estate and equipment not included in the Senior Borrowing Base, the amount advanced by the Senior Lenders on the Closing Date with respect to such real estate or equipment pursuant to the term loan portion of the Senior Facility, if any.

"Senior Credit Agreement" has the meaning ascribed thereto in the recitals hereof and shall include any and all amendments, supplements, restatements or refinancings thereof.

"Senior Existing Titled Collateral Agent" means, Bank of America, as Existing Titled Collateral Agent for the Senior Lenders and the Senior L/C Issuer under the Senior Credit Agreement.

"Senior Facility" has the meaning ascribed thereto in the recitals hereof and shall include any amendment, restatement, refinancing or replacement thereof that does not violate Section 8.19 hereof.

"Senior Lenders" means the lenders party to the Senior Credit Agreement.

"Senior L/C Issuer" shall mean Bank of America, as the Senior Letter of Credit Issuer under the Senior Credit Agreement.

"Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which Miller or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA and which is not a Multiemployer Plan.

"Solvent" means, when used with respect to any Person, that at the time of determination:

(i)     the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations;

(ii)     it is then able and expects to be able to pay its debts as they mature; and

(iii)     it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

"Stated Termination Date" means July 23, 2003.

"Subordinated Indebtedness" means all Indebtedness that is subordinated to the Term Loan Facility under its own terms or under any separate agreement of subordination, in each case upon terms satisfactory to the Agent.

"Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by Miller and/or by one or more of Miller’s Subsidiaries or is otherwise required under GAAP to have its financial statements consolidated with those of Miller and its Subsidiaries.

"Swap Agreement" means one or more agreements between the Borrowers and any Lender with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to the Borrowers and such Lender and the Agent, which agreements create Rate Hedging Obligations.

"Term Loan" means the loan made pursuant to the Term Loan Facility in accordance with Article II.

"Term Loan Facility" means the facility described in Article II providing for a Term Loan to the Borrower by the Lenders in the original principal amount of $14,000,000.

"Term Loan Outstandings" means, as of any date of determination, the aggregate principal amount of the Term Loan then outstanding and all interest accrued thereon.

"Term Loan Termination Date" means (i) the Stated Termination Date or (ii) such earlier date of termination of Lenders’ obligations pursuant to Section 9.1 upon the occurrence of an Event of Default, or

(iii) such date as the Borrower may voluntarily and permanently terminate the Term Loan Facility by payment in full of all Obligations incurred in connection with the Term Loan.

"Termination Event" means: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (ii) the withdrawal of Miller or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of Miller or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or (x) any event or condition with respect to any Employee Benefit Plan that is regulated by any Foreign Benefit Law that results in such Employee Benefit Plan’s termination or the revocation of the Employee Benefit Plan’s authority to operate under the applicable Foreign Benefit Law.

"Total Commitment" means a principal amount equal to $14,000,000.

"Transition Date" means "Transition Date" as defined in the Senior Credit Agreement, as in effect on the date hereof.

"VINtek" means VINtek, Inc.

"VINtek Agreement" means that certain Custodial Administration Agreement dated as of the date hereof, among the Agent, the Senior Agents, the Borrowers, the Guarantors, and VINtek.

"Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

"Warrant Agreement" means that certain Warrant Agreement by Miller in favor of the Lenders, substantially in the form of Exhibit G attached hereto and incorporated herein by reference, as the same may be modified, amended or supplemented from time to time.

"Warrants" has the meaning given such term in Section 2.9(b).

1.2.        Rules of Interpretation.

(a)       All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

(b)       Each term defined in the Georgia Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

(c)       The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

(d)       Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

(e)       All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

(f)       When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

(g)       References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

(h)       All dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

(i)       Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

(j)       Any reference to an officer of Miller or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

(k)       All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

1.3       Amendment and Restatement. The Borrowers, the Agent and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement which in any manner govern or evidence the Obligations, the rights and interests of the Lenders and any terms, conditions or matters related to any of the foregoing, shall be and hereby are amended and restated in their entirety by the terms and provisions of this Agreement and the terms and conditions of the Existing Credit Agreement shall be superseded by this Agreement, except as expressly provided herein.

Notwithstanding the amendment and restatement of Existing Credit Agreement and certain of the related "Loan Documents" as defined in the Existing Credit Agreement (the "Prior Loan Documents") by this Agreement and the other Loan Documents as herein defined, all of the continuing indebtedness, liabilities and obligations owing by the Borrowers under the Existing Credit Agreement shall continue as Obligations hereunder and shall be and remain secured by the Security Instruments for the benefit of the Agent and the Lenders. This Agreement is given as a substitution of, and not as a payment of, the indebtedness, liabilities and obligations of the Borrower under the Existing Credit Agreement and is not intended to constitute a novation thereof or of any of the other Prior Loan Documents.

ARTICLE II

The Term Loan

2.1.         Term Loan; Payment of Principal.   Subject to the terms and conditions of this Agreement, the remaining outstanding balance of the Existing Facility that is not repaid from the proceeds of the initial funding of the Senior Facility shall be deemed to be Term Loans made by the Lenders hereunder in accordance with their respective Applicable Commitment Percentages; provided that the aggregate amount of the Term Loans shall not exceed the amount of the Term Loan Facility. Borrowers shall cause the proceeds of the initial extensions of credit under the Senior Facility to be used on the closing date thereof to reduce the Existing Facility. In addition to any optional or mandatory prepayments as specified herein, the Borrowers shall make scheduled quarterly payments of principal on the Term Loans in one of the following three ways, as applicable (provided no principal payment shall be required to be made which would cause Excess Availability to be less than the Post-Disposition Availability Requirement after giving effect to such payment):

(i)       In the event Miller has elected to change its Fiscal Year to a calendar fiscal year:

(a)       On or before April 5, 2002, a principal payment equal to $875,000, provided Miller and its Subsidiaries maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.15 to 1.00, after giving effect to such payment, (I) for the eight-month Period ending on December 31, 2001, as shown by audited financial reports (conforming to the requirements of Section 7.1(a)) to be delivered to the Agent on or before March 31, 2002 covering the period of eight months beginning May 1, 2001 and ending December 31, 2001, and (II) for the Four-Quarter Period ending on December 31, 2001, as shown collectively by the audited financial reports delivered under (I) above and interim financial reports (conforming to the requirements of Section 7.1(b)) to be delivered to the Agent on or before March 15, 2002 covering the four-month period beginning January 1, 2001 and ending April 30, 2001; and

(b)      On or before May 20, 2002, a principal payment equal to $875,000, provided Miller and its Subsidiaries maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.15 to 1.00 for the Four-Quarter Period ending on March 31, 2002 as shown on the interim financial reports required to be delivered to the Agent on or before May 15, 2002 pursuant to Section 7.1(b) hereof, after giving effect to such payment; and

(c)       On or before August 20, 2002, a principal payment equal to $875,000, provided Miller and its Subsidiaries maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.15 to 1.00 for the Four-Quarter Period ending on June 30, 2002 as shown on the interim financial reports required to be delivered to the Agent on or before August 15, 2002 pursuant to Section 7.1(b) hereof, after giving effect to such payment; and

(d)       On or before November 20, 2002, a principal payment equal to $875,000, provided Miller and its Subsidiaries maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.15 to 1.00 for the Four-Quarter Period ending on September 30, 2002 as shown on the interim financial reports required to be delivered to the Agent on or before November 15, 2002 pursuant to Section 7.1(b) hereof, after giving effect to such payment; and

(e)       On or before April 5, 2003, a principal payment equal to $875,000, provided Miller and its Subsidiaries maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.15 to 1.00 for the Four-Quarter Period ending on December 31, 2002 as shown on the audited financial reports required to be delivered to the Agent on or before March 31, 2003 pursuant to Section 7.1(a) hereof, after giving effect to such payment; or

(ii)       In the event Miller has elected to change its Fiscal Year to the twelve month fiscal period beginning February 1 of each calendar year and ending January 31 of each calendar year:

(a)       On or before May 5, 2002, a principal payment equal to $875,000, provided Miller and its Subsidiaries maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.15 to 1.00, after giving effect to such payment, (I) for the nine-month Period ending on January 31, 2002, as shown by audited financial reports (conforming to the requirements of Section 7.1(a)) to be delivered to the Agent on or before April 30, 2002 covering the period of three fiscal quarters beginning May 1, 2001 and ending January 31, 2002, and (II) for the Four-Quarter Period ending on January 31, 2002, as shown collectively by the audited financial reports delivered under (I) above and interim financial reports (conforming to the requirements of Section 7.1(b)) to be delivered to the Agent on or before March 15, 2002 covering the three-month period beginning February 1, 2001 and ending April 30, 2001; and

(b)       On or before June 20, 2002, a principal payment equal to $875,000, provided Miller and its Subsidiaries maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.15 to 1.00 for the Four-Quarter Period ending on April 30, 2002 as shown on the interim financial reports required to be delivered to the Agent on or before June 15, 2002 pursuant to Section 7.1(b) hereof, after giving effect to such payment; and

(c)       On or before September 20, 2002, a principal payment equal to $875,000, provided Miller and its Subsidiaries maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.15 to 1.00 for the Four-Quarter Period ending on July 31, 2002 as shown on the interim financial reports required to be delivered to the Agent on or before September 15, 2002 pursuant to Section 7.1(b) hereof, after giving effect to such payment; and

(d)       On or before December 20, 2002, a principal payment equal to $875,000, provided Miller and its Subsidiaries maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.15 to 1.00 for the Four-Quarter Period ending on October 31, 2002 as shown on the interim financial reports required to be delivered to the Agent on or before December 15, 2002 pursuant to Section 7.1(b) hereof, after giving effect to such payment; and

(e)       On or before May 5, 2003, a principal payment equal to $875,000, provided Miller and its Subsidiaries maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.15 to 1.00 for the Four-Quarter Period ending on January 31, 2003 as shown on the audited financial reports required to be delivered to the Agent on or before April 30, 2003 pursuant to Section 7.1(a) hereof, after giving effect to such payment; or

(iii)       In the event Miller has elected not to change its Fiscal Year:

(a)       On or before May 5, 2002, a principal payment equal to $875,000, provided Miller and its Subsidiaries maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.15 to 1.00, after giving effect to such payment, (I) for the nine-month Period ending on January 31, 2002, as shown by audited financial reports (conforming to the requirements of Section 7.1(a)) to be delivered to the Agent on or before April 30, 2002 covering the period of three fiscal quarters beginning May 1, 2001 and ending January 31, 2002, and (II) for the Four-Quarter Period ending on January 31, 2002, as shown collectively by the audited financial reports delivered under (I) above and interim financial reports (conforming to the requirements of Section 7.1(b)) to be delivered to the Agent on or before March 15, 2002 covering the three-month period beginning February 1, 2001 and ending April 30, 2001; and

(b)       On or before August 5, 2002, a principal payment equal to $875,000, provided Miller and its Subsidiaries maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.15 to 1.00 for the Four-Quarter Period ending on April 30, 2002 as shown on the audited financial reports required to be delivered to the Agent on or before July 31, 2002 pursuant to Section 7.1(a) hereof, after giving effect to such payment; and

(c)       On or before September 20, 2002, a principal payment equal to $875,000, provided Miller and its Subsidiaries maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.15 to 1.00 for the Four-Quarter Period ending on July 31, 2002 as shown on the interim financial reports required to be delivered to the Agent on or before September 15, 2002 pursuant to Section 7.1(b) hereof, after giving effect to such payment; and

(d)       On or before December 20, 2002, a principal payment equal to $875,000, provided Miller and its Subsidiaries maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.15 to 1.00 for the Four-Quarter Period ending on October 31, 2002 as shown on the interim financial reports required to be delivered to the Agent on or before December 15, 2002 pursuant to Section 7.1(b) hereof, after giving effect to such payment; and

(e)       On or before March 20, 2003, a principal payment equal to $875,000, provided Miller and its Subsidiaries maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.15 to 1.00 for the Four-Quarter Period ending on January 31, 2003 as shown on the interim financial reports required to be delivered to the Agent on or before March 15, 2003 pursuant to Section 7.1(b) hereof, after giving effect to such payment.

In the event that Miller and its Subsidiaries should fail to maintain the Consolidated Fixed Charge Coverage Ratio required to be maintained, as described above, or should fail to maintain Excess Availability of greater than or equal to the Post-Disposition Availability Requirement, in each case prior to making (and after giving effect to) any principal prepayment otherwise required as described above, Borrowers shall be required to make a partial principal payment equal to the lesser of (i) the maximum amount which would be allowable in order to cause the Consolidated Fixed Charge Coverage Ratio (calculated as described above), after giving effect to such partial payment, to be equal to 1.15 to 1.00, and (ii) the maximum amount which would be allowable in order cause Excess Availability to be equal to the Post-Disposition Availability Requirement. All unpaid amounts of any scheduled principal payments, together with any unpaid amounts of mandatory principal prepayments under Section 2.7(iii), shall be added to the amount of the next following scheduled principal payment and shall be due and payable therewith, so long as the Consolidated Fixed Charge Coverage Ratio (calculated as described above), after giving effect to such scheduled payment (as increased) is greater than or equal to 1.15 to 1.00, and so long as Excess Availability, after giving effect to such scheduled payment (as increased) is greater than or equal to the Post-Disposition Availability Requirement. The entire unpaid principal amount of Outstandings shall be due and payable in full on the Term Loan Termination Date.

2.2.        Payment of Interest.

(a)       The Borrowers shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of the Loan made by such Lender at the then applicable Base Rate; provided, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise, but excluding when any such payment is a principal payment which is not permitted to be made pursuant to the terms of the Intercreditor Agreement) or if any other Event of Default shall have occurred and be continuing hereunder, all amounts outstanding hereunder shall bear interest thereafter at the Default Rate from the date such Event of Default occurred until the date such Event of Default is cured or waived; provided that interest shall accrue at the Default Rate on any such past due amount but shall not be payable if the Lenders or the Agent are not permitted to receive payment of such amount under the terms of the Intercreditor Agreement.

(b)       Interest shall be computed on the basis of a year of 365/366 days, and in each case calculated for the actual number of days elapsed. Interest on the Loan shall be paid (i) monthly in arrears on the last Business Day of each month commencing July 31, 2001 and (ii) on the Term Loan Termination Date.

2.3.       Non-Conforming Payments.

(a)       Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Term Loan, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds before 12:30 P.M. on the date such payment is due. The Borrowers shall give the Agent prior written notice of any such payment of principal prior to 11:00 A.M. on the date of such payment. The Agent may, at the election of the Borrowers, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of any of the Borrowers with the Agent.

(b)       The Agent shall deem any payment made by or on behalf of the Borrowers hereunder that is not made both (i) in Dollars and in immediately available funds and (ii) prior to 12:30 P.M. on the date payment is due to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of (A) the time such funds become available funds and (B) the next Business Day. Any non-conforming payment shall constitute a Default or Event of Default. The Agent shall give prompt telephonic or telefacsimile notice to the Borrowers if a non-conforming payment constitutes a Default or an Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

(c)       In the event that any payment hereunder or under the Notes evidencing the Term Loan becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day; provided that interest shall continue to accrue during the period of any such extension.

2.4.       Notes. The portion of the Term Loan made by each Lender shall be evidenced by a Note in substantially the form of Exhibit D payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Total Commitment, which Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrowers. Each Note (and any note or other instrument issued as a full or partial substitution or replacement therefor) shall contain the subordination legend set forth on the Form of Note attached as Exhibit D.

2.5.       Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Term Loan and fees payable under Section 2.9 shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrowers for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrowers.

2.6.       Optional Prepayments. Subject to the terms and conditions of the Senior Credit Agreement and the Intercreditor Agreement, the Borrower may prepay the Term Loan in whole or in part from time to time on any Business Day, without penalty or premium, upon at least three (3) Business Days’ telephonic notice from an Authorized Representative (effective upon receipt) to the Agent prior to 10:30 A.M., which notice shall be irrevocable. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice but failure to provide such confirmation shall not affect the validity of such telephonic notice. Any prepayment, shall be made at a prepayment price equal to (i) the amount of principal to be prepaid, plus (ii) all accrued and unpaid interest on the amount so prepaid, to the date of prepayment.

2.7.       Mandatory Prepayments. In addition to the required payments of principal of the Loan set forth in Section 2.1 and any optional payments of principal of the Term Loan effected under Section 2.6, and subject to the terms and conditions of the Senior Credit Agreement and the Intercreditor Agreement, the Borrower shall make the following required prepayments of the Loan, each such payment to be made to the Agent for the benefit of the Lenders within the time period specified below:

(i)       Equity Offerings. Miller shall make, or shall cause each applicable Subsidiary to make, a prepayment from the Net Proceeds of any Equity Offering which constitutes "Permitted Refinancing Stock" as defined in the Senior Credit Agreement in an amount equal to 100% of such Net Proceeds. Each such prepayment shall be made within five (5) Business Days of receipt of such Net Proceeds and upon not less than three (3) Business Days’ written notice to the Agent, and shall include within one (1) Business Day of repayment a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of the Net Proceeds.

(ii)       Debt Offerings. Miller shall make, or shall cause each applicable Subsidiary to make, a prepayment in an amount equal to the Minimum Disposition Value of any asset or assets with respect to which the Agent (on behalf of itself and the Lenders) and each Senior Agent (on behalf of itself and the Senior Lenders and the Senior L/C Issuer) release the Lien in their favor in connection with any Debt Offering. Each such prepayment shall be made within five (5) Business Days of receipt of any Net Proceeds from such Debt Offering and upon not less than three (3) Business Days’ written notice to the Agent, and shall include within one (1) Business Day of repayment a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of the Net Proceeds.

(iii)       Asset Dispositions. In the event of any Asset Disposition by Miller or any Subsidiary (other than Asset Dispositions in an amount not in excess of $100,000 which do not involve the sale of all or substantially all of the assets of any single Location), Miller shall make, or shall cause each applicable Subsidiary to make, a prepayment in connection with any Asset Disposition in an amount equal to the Minimum Disposition Value of the asset being disposed of, so long as Miller and its Subsidiaries maintain Excess Availability of greater than or equal to the Post-Disposition Availability Requirement after giving effect to such payment; provided if Miller and its Subsidiaries should fail to maintain Excess Availability of greater than or equal to the Post-Disposition Availability Requirement prior to making (and after giving effect to) any principal prepayment otherwise required as described above, Borrowers shall be required to make a partial prepayment equal to the maximum amount which would be allowable in order to cause Excess Availability to be equal to the Post-Disposition Availability Requirement. Each such prepayment shall be made within five (5) Business Days of receipt of any proceeds of such Asset Disposition and upon not less than three (3) Business Days’ written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of such prepayment. All unpaid amounts of any principal prepayments otherwise required to be paid but for the proviso at the end of the first sentence of this subsection (iii) shall be added to the amount of the next following scheduled principal payment under Section 2.1 hereof, and shall be due and payable therewith, so long as the Consolidated Fixed Charge Coverage Ratio (calculated as described in Section 2.1), after giving effect to such scheduled payment (as increased hereby) is greater than or equal to 1.15 to 1.00, and so long as Excess Availability, after giving effect to such scheduled payment (as increased hereby) is greater than or equal to the Post-Disposition Availability Requirement.

All mandatory prepayments made and allocable to the Term Loan Facility pursuant to this Section 2.7 shall be applied to the principal amount remaining outstanding under the Term Loan (as adjusted to give effect to any prior payments or prepayments of principal) and shall be accompanied by payment by the Borrowers of accrued and unpaid interest on the amounts prepaid.

2.8.       Use of Proceeds. The proceeds of the Loan shall be used by the Borrowers and Guarantors together with the proceeds of the Senior Facility, to pay certain of the outstanding indebtedness under the Existing Credit Facility, and for general working capital needs, capital expenditures and other corporate purposes.

2.9.       Commitment Fee; Warrants.

(a)       If there are Outstandings on the first Business Day that occurs six (6) months, twelve (12) months, eighteen (18) months, or twenty-four (24) months after the Closing Date, the Borrowers agree to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, on the Term Loan Termination Date a commitment fee equal to the Commitment Fee Rate for each such date multiplied by the total amount of Outstandings on each such date.

(b)       The Borrowers agree to provide to the Lenders pursuant to the Warrant Agreement, based on their Applicable Commitment Percentages, exercisable stock warrants in form and substance satisfactory to the Agent and the Lenders (the "Warrants"), as follows:

(i)       On or before the fifth Business Day one year after the Closing Date (the "One-Year Anniversary"), Warrants granting the number of shares of common stock of Miller equal to the product of (A) the aggregate outstanding principal balance of the Term Loans as of the One-Year Anniversary divided by the Total Commitment, times (B) 0.5% of the number of outstanding shares of common stock of Miller as of the One-Year

Anniversary. The exercise price for the shares granted by such Warrants shall be equal to the average closing price of such shares on the New York Stock Exchange or other principal securities market on which such shares are then traded (the "Exchange") for the twenty (20) consecutive trading days prior to the One-Year Anniversary, or if such shares are no longer listed on the Exchange, such price as is determined under the terms of the Warrant Agreement and the Warrants. Such Warrants must be exercised not later than seven (7) years after the Closing Date.

(ii)       On or before the fifth Business Day two years after the Closing Date (the "Two-Year Anniversary"), Warrants granting the number of shares of common stock of Miller equal to the product of (A) the aggregate outstanding principal balance of the Term Loans as of the Two-Year Anniversary divided by the Total Commitment, times (B) 1.5% of the number of outstanding shares of common stock of Miller as of the Two-Year Anniversary. The exercise price for the shares granted by such Warrants shall be equal to the average closing price of such shares on the Exchange for the twenty (20) consecutive trading days prior to the Two-Year Anniversary, or if such shares are no longer listed on the Exchange, such price as is determined under the terms of the Warrants. Such Warrants must be exercised not later than eight (8) years after the Closing Date.

ARTICLE III

Security

3.1.        Ratification of Existing Security Instruments. The Borrowers and Guarantors hereby acknowledge and agree that the Obligations hereunder shall be and remain secured by the Liens and security interests created or granted by the existing Security Instruments for the benefit of the Agent and the Lenders, and shall remain perfected by the existing filings and recordations made in favor of the Agent for the benefit of the Lenders.

3.2.       Assignment of Mortgage; Intercompany Security Documents Assignment . The Borrowers hereby agree to execute and deliver or cause to be executed and delivered the Assignment of Mortgage and the Intercompany Security Documents Assignment.

3.3.       Guaranty. The Borrowers hereby agree to cause each hereafter acquired or created Domestic Subsidiary to execute and deliver a Guaranty pursuant to the terms of Section 7.19. The Borrowers and the Guarantors further acknowledge and agree that the Obligations hereunder shall be and remain guaranteed by the Guarantors under the Guaranties executed by them pursuant to the Existing Credit Agreement.

3.4.       Stock Pledge. The Borrowers hereby agree that they shall, and shall cause each applicable Subsidiary to, execute and deliver a Pledge Agreement which shall pledge to the Agent for the benefit of the Lenders (y) 100% (or such lesser percentage as such Person shall own of any Partially-Owned Subsidiary) of the capital stock and related interests and rights of any hereafter acquired or created Domestic Subsidiary and (z) 65% (or such lesser percentage as such Person shall own) of the Voting Stock of any hereafter acquired or created Direct Foreign Subsidiary, in each case pursuant to the terms of Section 7.19.

3.5.       Security Interests. The Borrowers hereby agree to cause the Security Instruments to be delivered by any hereafter acquired or created Domestic Subsidiary pursuant to the terms of Section 7.19 hereof.

3.6.       Further Assurances. At the request of the Agent, the Borrowers will, and will cause each Subsidiary to, execute by their respective duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document and will procure any such certificate, instrument, statement or document (and pay all connected costs) which the Agent reasonably deems necessary to create, continue or preserve the Liens (and the perfection and priority thereof) of the Agent for the benefit of the Lenders contemplated hereby and by the other Loan Documents.

3.7.       Intercreditor Matters. Each Lender from time to time party hereto, the Agent and the Borrowers hereby consent to and agree with the terms of the Intercreditor Agreement and such Lenders hereby (i) acknowledge and agree that each Obligation (including Obligations arising with respect to the Guaranty) now existing or hereafter arising and each Lien in all Collateral now owned or hereafter acquired and all remedies available with respect to such Obligation or Collateral are subject to the terms of the Intercreditor Agreement, and (ii) direct the Agent on their behalf to enter into the Intercreditor Agreement and irrevocably consents to the service by Bank of America in the capacity of Junior Agent and Senior Existing Titled Collateral Agent under the terms of the Intercreditor Agreement and the Senior Credit Agreement.

ARTICLE IV

Change in Circumstances

4.1.       Increased Cost and Reduced Return. (a) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

(b)       Each Lender shall promptly notify the Borrowers and the Agent of any event of which it has actual knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to the Borrowers and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. No Lender or any parent corporation shall be entitled to receive compensation for amounts incurred more than 180 days prior to delivery of such notice.

4.2.       Taxes.   (a)   Any and all payments by the Borrowers to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof, except withholding taxes applicable to a Lender (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers or the Lender shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrowers shall furnish to the Agent, at its address referred to in Section 10.2, the original or a certified copy of a receipt evidencing payment thereof.

(b)       In addition, the Borrowers agree to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

(c)       The Borrowers agree to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.6) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

(d)       Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrowers or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrowers and the Agent with (a) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents or, (b) if such Lender is not a "bank" within the meaning of Section

881(c)(3)(A) of the Code and which intends to claim exemption from U.S. Federal withholding tax under Section 871(h) of 881(c) of the Code with respect to payments of "portfolio interest," a form W-8, or any subsequent versions thereof or successors thereto (and, if such Lender delivers a Form W-8, a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of either of the Borrowers and is not a controlled foreign corporation related to either of the Borrowers (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Lender claiming complete exemption from, or a reduced rate of, U.S. Federal withholding tax on payments of interest by the Borrowers under this Agreement and the other Loan Documents.

(e)       For any period with respect to which a Lender has failed to provide the Borrowers and the Agent with the appropriate form pursuant to Section 4.6(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes at such Lender’s expense.

(f)       If the Borrowers are required to pay additional amounts to or for the account of any Lender pursuant to this Section 4.2, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

(g)       Within thirty (30) days after the date of any payment of Taxes, the Borrowers shall furnish to the Agent evidence of such payment and the Agent shall provide a copy of such evidence to the applicable Lender.

(h)       Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 4.2 shall survive the payment in full of the Notes.

4.3.       Lending Office. Without affecting its rights under this Article IV or any other provision of this Agreement, each Lender agrees that if there is any increase in cost to or reduction in an amount receivable by such Lender with respect to which the Borrowers would be obligated to compensate such Lender pursuant to this Article IV, such Lender shall use reasonable efforts to elect an alternative lending office (to the extent such Lender has available to it such an office) which would not result in any such increase in any cost to or reduction in any amount receivable by such Lender; provided, however, that no Lender shall be obligated to select an alternative Lending Office if such Lender determines, in its sole discretion, that (i) as a result of such selection such Lender would be in violation of any applicable law, regulation, treaty or guideline, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or would impose an unreasonable burden or additional costs on such Lender.

ARTICLE V

Conditions to Making Loan

5.1.       Conditions of Making Loan. The obligations of the Lenders to make the Loan available are subject to the conditions precedent that:

(a)       the Agent shall have received on or prior to the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

(i)       executed originals of each of this Agreement, the Notes, the Guaranty, the Security Instruments, the Intercreditor Agreement and the other Loan Documents (other than the Warrants), together with all schedules and exhibits thereto;

(ii)       the favorable written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of counsel to the Loan Parties dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form of Exhibit E hereto;

(iii)       resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each of the Loan Parties certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

(iv)       specimen signatures of officers of each of the Loan Parties executing the Loan Documents on behalf of such Person, certified by the secretary or assistant secretary of such Person;

(v)       the Organizational Documents of each of the Loan Parties other than Immaterial Subsidiaries certified as of a recent date by the Secretary of State of its state of organization;

(vi)       the Operating Documents of each of the Loan Parties certified as of the Closing Date as true and correct by its secretary or assistant secretary;

(vii)       certificates issued as of a recent date by the Secretaries of State of the respective jurisdictions of formation of each of the Loan Parties other than Immaterial Subsidiaries as to the due existence and good standing of such Person or the equivalent, if any, in foreign jurisdictions;

(viii)       appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each of the Loan Parties other than Immaterial Subsidiaries as of a recent date by the Secretary of State or comparable official of each jurisdiction, if any, in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

(ix)       copies of all partnership, joint venture or other organizational agreements certified as true and complete by the Secretary or Assistant Secretary of the Loan Party party thereto;

(x)       receipt and satisfactory review of final executed versions of all documents governing or evidencing the Senior Facility;

(xi)       receipt and satisfactory review of consolidated interim financial statements of Miller and its Subsidiaries as of April 30, 2001;

(xii)       receipt and satisfactory review of all reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since April 30, 2000;

(xiii)       notice of appointment of the initial Authorized Representative(s);

(xiv)       all schedules to the Credit Agreement and the other Loan Documents which shall be reviewed by and satisfactory to the Agent;

(xv)       evidence that all fees and expenses payable on the Closing Date by the Borrowers to the Agent and the Lenders in connection herewith and with the Existing Credit Agreement (except as otherwise provided by Section 7.24 hereof) have been paid in full;

(xvi)       Uniform Commercial Code search results with respect to all Loan Parties other than Immaterial Subsidiaries showing only Permitted Liens;

(xvii)       UCC-1 financing statements duly executed by the Borrowers and each Guarantor and applicable Subsidiary and in proper form for filing for all locations required by applicable law to perfect the Liens of the Agent and the Lenders under the Security Instruments as a first or second priority Lien (as applicable in accordance with the terms hereof and of the Intercreditor Agreement) as to items of Collateral in which a security interest may be perfected by the filing of financing statements and for which financing statements have not yet been filed to the Agent’s satisfaction;

(xviii)       evidence satisfactory to the Agent that the Borrowers have entered into, together with all other parties thereto including the Senior Agents and the Senior Lenders, the Senior Credit Agreement, satisfactory in form and substance to the Agent and the Lenders, that all conditions precedent to the initial extensions of credit thereunder have been fulfilled (other than the effectiveness of this Agreement), and that proceeds thereof have been received by the Agent and the Lenders in an amount of $82,180,570.84 and applied to the repayments of outstanding Indebtedness of the Borrowers in favor of the Agent and the Lenders under the Existing Facility;

(xix)       a certified copy of all Intercompany Security Documents, and such other documents, instruments, certificates and opinions (including opinions of foreign counsel with respect to the liens of Miller Towing under the Intercompany Security Documents, if required by the Agent) as the Agent or any Lender may reasonably request in connection with the above, including the due perfection of a first or second priority security interest (as applicable in accordance with the terms hereof and of the Intercreditor Agreement) in the Intercompany Security Documents; and

(xx)       such other documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request in connection with the consummation of the transactions contemplated hereby, including the due perfection of a first or second priority security interest (as applicable in accordance with the terms hereof and of the Intercreditor Agreement) in all Collateral;

(b)       In the good faith judgment of the Agent and the Lenders:

(i)       There shall not have occurred or become known to the Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning Miller and its Subsidiaries delivered to the Agent prior to the making of the initial Loan that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii)       No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened that has had or could reasonably be expected to have a Material Adverse Effect on Miller or its Subsidiaries or on the ability of Miller and the other Loan Parties taken as a whole to perform their obligations under the Loan Documents;

(iii)       The Loan Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Loan Parties is a party or by which any of them or their properties is bound; and

(iv)       There shall not have occurred or exist (A) an engagement in hostilities by the United States of America or other national or international emergency or calamity, (B) a general suspension of or material limitation on trading on the New York Stock Exchange or other national securities exchange, (C) the declaration of a general banking moratorium by any applicable Governmental Authority or the imposition by any applicable Governmental Authority of any material limitation on transactions of the type contemplated by the Loan Documents, or (D) any other material disruption of financial or capital markets that could reasonably be expected to adversely affect the transactions contemplated under the Loan Documents.

ARTICLE VI

Representations and Warranties

Each of the Borrowers represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of the Loan), that:

6.1.       Organization and Authority.

(a)       Miller and each Subsidiary is a corporation or other entity duly organized and validly existing under the laws of the jurisdiction of its formation;

(b)       Miller and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which the conduct of its business or ownership of its assets requires it to be so qualified and in which the failure to so qualify would have a Material Adverse Effect;

(c)       Each Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

(d)       Each Guarantor has the power and authority to execute, deliver and perform the Guaranty and each of the other Loan Documents to which it is a party; and

(e)       When executed and delivered, each of the Loan Documents to which any Loan Party is a party will be the legal, valid and binding obligation or agreement of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

6.2.       Loan Documents. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party:

(a)       have been duly authorized by all requisite Organizational Action (including any required shareholder or partner approval) of such Loan Party required for the lawful execution, delivery and performance thereof;

(b)       do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Loan Party or any Subsidiary or its properties, or (iii) the Organizational Documents or Operating Documents of such Loan Party;

(c)       does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Loan Party or any Subsidiary is a party, or by which the properties or assets of such Loan Party are bound; and

(d)       except as provided in the Security Instruments, does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of such Loan Party or any Subsidiary.

6.3.       Solvency. Each Loan Party is Solvent after giving effect to the transactions contemplated by the Loan Documents and the Senior Facility.

6.4.       Subsidiaries and Stockholders. Miller has no Subsidiaries other than those Persons listed as Subsidiaries in Schedule 6.4 and additional Subsidiaries created or acquired after the Closing Date in compliance with Section 7.19; Schedule 6.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Miller or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Miller and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 6.4, free and clear of any Lien other than Permitted Liens.

6.5.       Ownership Interests. Miller owns no interest in any Person other than the Persons listed in Schedule 6.4, equity investments in Persons not constituting Subsidiaries permitted under Section 8.6 and additional Subsidiaries created or acquired after the Closing Date in compliance with Section 7.19.

6.6.       Financial Condition.

(a)       Miller has heretofore furnished to each Lender (i) an audited consolidated balance sheet of Miller and its Subsidiaries as at April 30, 2000, and the notes thereto and the related consolidated statements of income, stockholders’ equity and cash flows for the Fiscal Year then ended as examined and certified by Arthur Andersen LLP and (ii) an unaudited consolidated interim balance sheet of Miller and its Subsidiaries as at April 30, 2001, and the notes thereto and the related consolidated statements of income and cash flows for the interim periods then ended. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of Miller and its Subsidiaries as of the end of such Fiscal Year and interim period and results of their operations for the Fiscal Year and interim period then ended and the changes in its stockholders’ equity for the Fiscal Year then ended, all in conformity with GAAP applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end audit adjustments;

(b)       since April 30, 2000, there has been no material adverse change in the condition, financial or otherwise, of Miller and its Subsidiaries taken as a whole or in the businesses, properties, performance, prospects or operations of Miller and its Subsidiaries taken as a whole, nor have such businesses or properties been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

(c)       except as set forth in the financial statements referred to in Section 6.6(a) or in Schedule 6.6 or permitted by Section 8.4, neither Miller nor any Subsidiary has incurred, other than in the ordinary course of business, any Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied.

6.7.       Title to Properties. Miller and each of its Subsidiaries has title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in Schedule 6.7 and transfer restrictions and Liens permitted by Section 8.3.

6.8.       Taxes. Miller and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 6.6(a) and satisfactory to Miller’s independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due and the failure of which would reasonably be expected to have a Material Adverse Effect.

6.9.       Other Agreements. No Loan Party nor any Subsidiary is

(a)       a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

(b)       in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which Miller or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be expected to have, a Material Adverse Effect; or

(c)       a party to or bound by any agreement with any other Person (other than the Agent and the Lenders pursuant to this Agreement or any other Loan Document or the Senior Agents, the Senior Lenders and the Senior L/C Issuer pursuant to the Senior Credit Agreement and the Intercreditor Agreement) which prohibits, limits or restricts the ability of any Subsidiary to make any payments, directly or indirectly, to Miller by way of dividends, advances, repayments of loans or advances, or other returns on investments, or by any other agreement or arrangement which restricts the ability of any Subsidiary to make any payment, directly or indirectly, to Miller.

6.10.        Litigation. Except as set forth in Schedule 6.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the best knowledge of the Borrowers, threatened by or against Miller or any Subsidiary or affecting Miller or any Subsidiary or any properties or rights of Miller or any Subsidiary, which could reasonably be expected to have a Material Adverse Effect. With respect to those matters set forth on Schedule 6.10, the Borrowers believe that none of the matters, individually or in the aggregate, will have a Material Adverse Effect.

6.11.       Margin Stock. The proceeds of the borrowings made hereunder will be used by the Borrowers only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute the Loan under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrowers nor any agent acting in their behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Exchange Act or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

6.12.       Investment Company. No Loan Party nor any Subsidiary is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. &sec; 80a-1, et seq.). The application of the proceeds of the Loan and repayment thereof by the Borrowers and the performance by the Loan Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

6.13.       Patents, Etc. Miller and each Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, in all cases without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person, which conflict is reasonably likely to have a Material Adverse Effect.

6.14.       No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of Miller or any other Loan Party in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

6.15.       No Consents, Etc. Neither the respective businesses or properties of the Loan Parties or any Subsidiary, nor any relationship among the Loan Parties or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of any Loan Party or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, or shall have been obtained or effected prior to the Closing Date, as the case may be, except for filings necessary to perfect the Liens on the Collateral.

6.16.       Employee Benefit Plans.

(a)       Miller, each ERISA Affiliate and each Subsidiary is in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except for failures to so comply that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined, or Miller or such ERISA Affiliate or its Subsidiaries is in the process of obtaining a determination by the Internal Revenue Service, to be so qualified, each trust related to such Employee Benefit Plan has been determined to be exempt under Section 501(a) of the Code, and each Employee Benefit Plan subject to any Foreign Benefit Law has received the required approvals by any Governmental Authority regulating such Employee Benefit Plan. No material liability has been incurred by Miller or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

(b)       Neither Miller, any ERISA Affiliate nor any Subsidiary has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other material liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan which contributions or payments is in excess of $250,000 individually or in the aggregate with other such failed contribution or payment to a Multiemployer Plan, (iv) failed to make a required installment or other required material payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan, or (v) failed to make a required contribution or payment under, or otherwise failed to operate in material compliance with, any Foreign Benefit Law regulating any Employee Benefit Plan;

(c)       No Termination Event has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan, and neither Miller nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan, which event or liability could reasonably be expected to have a Material Adverse Effect;

(d)       The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA or whose funding is regulated by any Foreign Benefit Law, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

(e)       To the best of the Borrowers’ knowledge, each Employee Benefit Plan subject to Title IV of ERISA or the funding of which is regulated by any Foreign Benefit Law, maintained by Miller, any ERISA Affiliate or any Subsidiary, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA, all Foreign Benefit Laws, and other applicable laws, regulations and rules;

(f)       The consummation of the Loan provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

(g)       No proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrowers after due inquiry, is threatened concerning or involving any Employee Benefit Plan, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

6.17.       No Default. As of the date hereof, and after giving effect to the consummation of this Agreement and the Senior Credit Agreement, there does not exist any Default or Event of Default hereunder.

6.18.       Environmental Matters.     (a)      Miller and each Subsidiary is in compliance with all applicable Environmental Laws in all material respects and has been issued and currently maintains or is pursuing all required federal, state, local and foreign permits, licenses, certificates and approvals. Neither Miller nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither Miller nor any Subsidiary is aware of any fact, which (i) calls into question, or could reasonably be expected to call into question, compliance by Miller or any Subsidiary with any Environmental Laws, (ii) which seeks, or could reasonably be expected to form the basis of a meritorious proceeding to seek, to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material or the operation of Miller’s or any Subsidiary’s business or facility, (iii) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of Miller or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law, or (iv) constitutes a reasonable basis to conclude that Miller or a Subsidiary is a potentially responsible party with regard to any release or threatened release of a Hazardous Material, which in any of the foregoing instances could reasonably be expected to have a Material Adverse Effect; and

(b)       Neither Miller nor any Subsidiary, nor, to the best of the Borrowers’ knowledge, any previous owner or operator of any real property owned or operated by Miller or any Subsidiary or any other Person, has managed, generated, stored, released, treated, or disposed of any Hazardous Material on any portion of such property, or transferred or caused to be transferred any Hazardous Material from such property to any other location except in compliance in all material respects with all Environmental Laws. Except for Hazardous Materials necessary for the routine maintenance of the properties owned or operated by Miller and its Subsidiaries or as brought on to such properties in the ordinary course of Miller’s or such Subsidiary’s business, which Hazardous Material shall be used in accordance with all applicable Environmental Laws, the Borrowers covenant that they shall, and shall cause each Subsidiary to, not permit any Hazardous Materials to be brought on to the real property owned or operated by Miller and its Subsidiaries, or if so brought or found located thereon, shall be immediately removed, with proper disposal, and all environmental cleanup requirements shall be diligently undertaken pursuant to all Environmental Laws.

6.19.       Employment Matters.     (a)     Except as set forth in Schedule 6.19, none of the employees of Miller or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrowers, threatened against Miller or any Subsidiary or between Miller or any Subsidiary and any of its employees, other than (in each of the foregoing cases) employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

(b)       Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, Miller and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is no pending or, to the knowledge of the Borrowers, threatened, litigation, administrative proceeding or investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect;

6.20.       Perfected Security Instruments. At all times after execution and delivery of each Pledge Agreement by the Pledgor thereunder and satisfaction of the conditions set forth in Section 5.1, the security interests created in favor of the Agent for the benefit of the Lenders under the Pledge Agreements will constitute valid, perfected security interests in the Pledged Stock, subject to no other Liens other than Permitted Liens.

ARTICLE VII

Affirmative Covenants

Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrowers will, and where applicable will cause each Subsidiary to:

7.1.       Financial Reports, Etc.  (a)   As soon as practical and in any event within 90 days after the end of each Fiscal Year of Miller, deliver or cause to be delivered to the Agent and each Lender (i) consolidated balance sheets of Miller and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated statements of income, stockholders’ equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing opinions of Arthur Andersen LLP, or other such independent certified public accountants selected by Miller and approved by the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of Miller and its Subsidiaries and without any exception not acceptable to the Required Lenders (provided the requirements of this subsection are not intended to limit any additional reporting requirements contained in Section 2.1), and (ii) a certificate of an Authorized Representative demonstrating compliance with Sections 8.1 and 8.4, which certificate shall be in the form of Exhibit F;

(b)       as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender (i) consolidated balance sheets of Miller and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and stockholders’ equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of Miller and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in GAAP with respect to interim financial statements, and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 7.1(a)(ii);

(c)       together with each delivery of the financial statements required by Section 7.1(a)(i), deliver to the Agent and each Lender a letter from Miller’s accountants specified in Section 7.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 7.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrowers in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

(d)       as soon as practical and in any event within thirty (30) days after the end of each month, deliver to the Agent and each Lender current monthly cash flow projections and borrowing projections under the Senior Facility through the Facility Termination Date;

(e)       promptly upon their becoming available to Miller, deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Miller or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by Miller or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to Miller or any Subsidiary by independent accountants in connection with any annual, interim or special audit of Miller or any Subsidiary;

(f)       promptly deliver or cause to be delivered to the Agent written notice of any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which Miller or any of its Subsidiaries is a party or by which Miller or any Subsidiary thereof or any of their respective properties may be bound;

(g)       promptly, from time to time, deliver or cause to be delivered to the Agent such other information regarding Miller’s and any Subsidiary’s operations, business affairs and financial condition as the Agent may reasonably request; and

(h)       as soon as practical and in any event within thirty (30) days after the end of each month, such financial information as shall be required by Agent and Lenders in their reasonable discretion.

The Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or, subject to Section 11.1(f), to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement provided that notice is given to Miller if such information is delivered to a Person not enumerated herein.

7.2.       Maintain Properties. Maintain all properties necessary to its operations in good working order and condition, ordinary wear and tear excepted, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens (other than Permitted Liens) all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

7.3.       Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 8.7, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and, except to the extent conveyed in connection with a transaction permitted under Section 8.5 hereof, maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary and in which the failure to have such licenses or qualifications could reasonably be expected to have a Material Adverse Effect.

7.4.       Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to Miller’s independent certified public accountants have been established unless and until any Lien resulting therefrom attaches to any of its property and becomes enforceable against its creditors.

7.5.       Insurance. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers’ compensation laws (or in the alternative, maintain required reserves if self-insured for workers’ compensation purposes) and against loss by reason of business interruption, such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than are maintained by similar businesses that are similarly situated and shall be in form reasonably satisfactory to the Agent and as of the Closing Date are generally described in Schedule 7.5.

7.6.       True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

7.7.       Right of Inspection. Permit any representative designated by the Agent or any Lender to visit and inspect any of the properties, corporate books and financial reports of Miller or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice and permit any Lender to discuss either Borrower’s affairs, finances and accounts with its principal officers and its independent accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

7.8.       Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business.

7.9.       Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct in all material respects of its business as currently conducted and as contemplated by the Loan Documents.

7.10.       Covenants Extending to Other Persons. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of Borrowers in Sections 7.2 through 7.9, 7.18, 7.19 and 7.20 inclusive;

7.11.       Officer’s Knowledge of Default. Upon any Authorized Representative or the General Counsel of Miller obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of Miller or any Subsidiary to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative promptly to notify the Agent of the nature thereof, the period of existence thereof, and what action Miller or such Subsidiary proposes to take with respect thereto.

7.12.       Suits or Other Proceedings. Upon any Authorized Representative or the General Counsel of Miller obtaining knowledge of any litigation or other proceedings being instituted against Miller or any Subsidiary or any attachment, levy, execution or other process being instituted against any assets of Miller or any Subsidiary, making a claim or claims which could reasonably be expected to result in damages in an aggregate amount greater than $5,000,000 not otherwise covered by insurance, or could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative promptly to deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

7.13.       Notice of Environmental Complaint or Condition. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by Miller or any Subsidiary relating to any (a) violation or alleged violation by Miller or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by Miller or any Subsidiary, or at any facility or property owned or leased or operated by Miller or any Subsidiary, or by any Person handling, transporting, or disposing of any Hazardous Material on behalf of Miller or any Subsidiary, of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of Miller or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, which in any of the foregoing instances could reasonably be expected to have a Material Adverse Effect.

7.14.       Environmental Compliance. If Miller or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that Miller or any Subsidiary has violated any Environmental Law, has released or is about to release any Hazardous Material or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, which in any of the foregoing instances could reasonably be expected to have a Material Adverse Effect, Miller shall provide prompt written notice thereof to the Agent describing in reasonable detail the nature of the matter and what action Miller or the applicable Subsidiary proposes to take with respect thereto and shall, within the time period permitted by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, either (i) remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability or (ii) contest in good faith such violation so long as no remedial action shall be required to be taken during the period of such contest.

7.15.       Indemnification. Without limiting the generality or application of Section 11.9, the Borrowers hereby agree to indemnify and hold the Agent, the Lenders, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys’, consultants’ or other experts’ fees and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation or alleged violation of any Environmental Law by Miller or any Subsidiary or with respect to any property owned, operated or leased by Miller or any Subsidiary or (b) the use, generation, handling, storage, transportation, treatment, emission, release, discharge or disposal of any

Hazardous Materials by or on behalf of Miller or any Subsidiary or on or with respect to property owned or leased or operated by Miller or any Subsidiary; provided, however, no party shall be entitled to indemnification hereunder to the extent that any such liability resulted directly from such party’s gross negligence or willful misconduct. The provisions of this Section 7.15 shall survive the Facility Termination Date and expiration or termination of this Agreement.

7.16.       Further Assurances. At the Borrowers’ cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

7.17.       Employee Benefit Plans.

(a)       With reasonable promptness, and in any event within thirty (30) days thereof, give notice to the Agent of (i) the establishment of any new Employee Benefit Plan (which notice shall include a summary of such plan), (ii) the commencement of contributions to any Employee Benefit Plan to which Miller, any of its ERISA Affiliates or any of its Subsidiaries was not previously contributing, (iii) any material increase in the benefits of any existing Employee Benefit Plan, (iv) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by Miller, any ERISA Affiliate or any Subsidiary with respect to such request and (v) the failure of Miller or any ERISA Affiliate or any Subsidiary to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code (in the case of Employee Benefit Plans regulated by the Code or ERISA) or any Foreign Benefit Law (in the case of any Employee Benefit Plan regulated by any Foreign Benefit Law) by the due date, provided that Miller and its Subsidiaries shall not be required to give any notice specified in this Section 7.17(a)(v) unless it relates to any required installment or payment which could reasonably be expected to result in a liability of $250,000 or more individually or when aggregated with other similar failures to make such payments;

(b)       Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action Miller, any ERISA Affiliate or any Subsidiary has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, the PBGC or any other Governmental Authority with respect thereto. Notwithstanding anything in this Section 7.17(b) to the contrary, Miller and its Subsidiaries shall not be required to give any notice specified herein unless it relates to an Termination Event or nonexempt "prohibited transaction" which could reasonably be expected to result in a liability of $250,000 or more individually or when aggregated with other similar events which would require notice under this Section; and

(c)       With reasonable promptness but in any event within fifteen (15) days for purposes of clauses (i), (ii) and (iii), deliver to the Agent copies of (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (ii) all notices received by Miller or any ERISA Affiliate or any Subsidiary of the PBGC’s or any Governmental Authority’s intent to terminate any Employee Benefit Plan or to have a trustee appointed to administer any Pension Plan, (iii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Miller or any ERISA Affiliate with the Internal Revenue Service with respect to each Employee Benefit Plan and (iv) all notices received by Miller or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. Miller will notify the Agent in writing within five (5) Business Days of Miller or any ERISA Affiliate obtaining knowledge or reason to know that Miller or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA. Notwithstanding anything in this Section to the contrary, Miller and its Subsidiaries shall not be required to give any notice specified herein unless it relates to an event that could reasonably be expected to result in a liability of $250,000 or more individually or when aggregated with other similar events which would require notice under this Section.

7.18.       Continued Operations. Except as permitted under Section 8.7 or Section 8.12, continue at all times to conduct its business and engage principally in the same or complementary line or lines of business substantially as heretofore conducted.

7.19.       Additional Support Documents.

(a)       Within fifteen (15) days after the end of each fiscal quarter, with respect to each Domestic Subsidiary acquired or created during such fiscal quarter cause to be delivered to the Agent for the benefit of the Lenders each of the following:

(i)       a Guaranty executed by each such Domestic Subsidiary substantially similar to the Guaranty Agreement delivered by the existing Domestic Subsidiaries;

(ii)       a Security Agreement of such Domestic Subsidiary substantially similar to the Security Agreement delivered by the existing Domestic Subsidiaries, together with such Uniform Commercial Code financing statements on Form UCC-1 or otherwise duly executed by such Domestic Subsidiary as "Debtor" and naming the Agent for the benefit of the Agent and the Lenders as "Secured Party," in form, substance and number sufficient in the reasonable opinion of the Agent and its special counsel to be filed in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Agent for the benefit of the Agent and the Lenders the Lien on Collateral conferred under such Security Instrument to the extent such Lien may be perfected by Uniform Commercial Code filing;

(iii)       a Pledge Agreement executed by each such Domestic Subsidiary’s stockholders substantially similar to the Pledge Agreement delivered by the existing Domestic Subsidiaries, as applicable, pledging 100% (or such lesser percentage as such Person shall own of any Partially-Owned Subsidiary) of the capital stock and related interests and rights of such Domestic Subsidiary, or other comparable instrument pledging or assigning to the Agent for the benefit of the Lenders all of the equity, membership or partnership interest of such Domestic Subsidiary;

(iv)       stock certificates representing 100% of the capital stock and related interests and rights of each such Domestic Subsidiary, or other appropriate evidence of ownership of 100% of the equity, membership or partnership interest of each such Domestic Subsidiary, in each case together with duly executed stock powers or powers of assignment in blank affixed thereto (but such certificates and related powers shall be delivered to the Senior Collateral Agent so long as the Senior Facility is in effect), or in the case that any such Domestic Subsidiary is a partnership or other entity that has not issued certificates evidencing ownership of such partnership or other entity, the Collateral Assignment of Interests and Certificate and Receipt of Registrar of such entity with respect to the registration of the Lien on Assigned Interests so long as such assignment is not prohibited by the Governing Documents of such entity;

(v)       an opinion of counsel to each such Domestic Subsidiary dated as of the date of delivery of the Guaranty, Security Agreement, Pledge Agreement, and other Loan Documents provided for in this Section 7.19(a) and addressed to the Agent and the Lenders, in form and substance substantially identical to the opinion of counsel delivered pursuant to Section 5.1(a)(ii) on the Closing Date (including opinions covering the Security Agreement and the validity and perfection of the liens created thereunder), with respect to each Loan Party which is party to any Loan Document which such newly acquired or created Subsidiary is required to deliver or cause to be delivered pursuant to this Section 7.19(a);

(vi)       current copies of the Organizational Documents and Operating Documents of each such Domestic Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organizational Documents or Operating Documents, of the shareholders) of such Domestic Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 7.19(a); and

(vii)       such other documents and agreements as may be reasonably requested by the Agent, including but not limited to (A) an agreement or instrument granting power of attorney to VINtek, and (B) if the Senior Facility is no longer in effect, a lockbox agreement or blocked account agreement in favor of the Agent, and any documents related thereto, in form and substance satisfactory to the Agent.

7.20.       Subsidiary Support of Permitted Indebtedness. So long as not prohibited by law, and subject to the terms and conditions of the Intercreditor Agreement, Miller and each Subsidiary shall cause each of their Subsidiaries to make cash payments, directly or indirectly, to the Borrowers by way of dividends, advances, repayments of loans or advances, or other returns on investments, or by way of any other arrangement such that the Borrowers shall have the ability to satisfy all interest and principal payments required under the terms of this Agreement or any other Loan Document and under the terms of any other Permitted Indebtedness.

7.21.       Opinions of Foreign Counsel. If requested by the Agent, with respect to each Direct Foreign Subsidiary that constitutes a Material Foreign Subsidiary at any time after the date hereof, deliver to the Agent a written opinion of foreign counsel in form and substance satisfactory to the Agent with respect to each Loan Party which is party to any Loan Document.

7.22.       Additional Collateral Documents; Audit.

(a)       Within sixty (60) days after (a) the acquisition by a Borrower or any Guarantor of any real property or (b) the lease to or by a Borrower or any Guarantor of any real property described in clause (xi), the Borrowers shall deliver, or shall cause the appropriate Guarantor to deliver, to the Agent the items listed in clauses (i) through (ix), as applicable, with respect to such real property or lease, to the satisfaction of the Agent (but only clauses (viii) and (ix) shall apply in the case of leased real property unless such property is subject to a Lien in favor of the Senior Collateral Agent):

(i)       Mortgages, Deeds of Trust or other similar documentation necessary to grant to the Agent for the benefit of the Agent and the Lenders a lien on the real property owned by each Borrower and each Guarantor (collectively, the "Mortgages") (subject only to Permitted Liens);

(ii)       Mortgagee title insurance policies from a title insurance company satisfactory to the Agent covering the Mortgages, in each case indicating the liens of the Mortgages are a second lien priority behind only the Senior Collateral Agent (for the benefit of itself and the Senior Lenders) (subject only to Permitted Liens), containing no exceptions to coverage not acceptable to the Agent and providing a revolving credit endorsement and other endorsements required by Agent for such policy;

(iii)       Surveys for each of the properties covered by the Mortgages;

(iv)       Certification as to whether the location of each property is within any "special flood hazard" area within the meaning of the Federal Flood Disaster Protection Act of 1973;

(v)       Appraisals from a certified Appraiser selected by the Borrowers and acceptable to the Agent for each of the properties covered by the Mortgages;

(vi)       Environmental Reports on all real property covered by a Mortgage from an environmental firm satisfactory to Agent showing no environmental hazards with respect to such real property;

(vii)       Legal opinions from local counsel for the Borrowers with respect to the documents executed and delivered under this Section 7.22 and the perfection of the liens created thereby in form and substance satisfactory to the Agent;

(viii)        Insurance policies or Certificates of Insurance, as the Agent may require, evidencing compliance by the Borrowers with the insurance requirements of this Agreement and the Security Instruments with respect to the properties covered by the Mortgages;

(ix)       If any improvements (existing or proposed) on the real property covered by the Mortgages are or will be located in an area identified by the U.S. Department of Housing and Urban Development as an area having "special flood hazards," Borrowers shall furnish flood insurance acceptable to the Agent in an amount not less than the appraised value of the real property to be insured or if no appraisal for such property shall be obtained, in an amount acceptable to the Agent;

(x)       UCC-11 search reports no older than thirty (30) days from the appropriate UCC filing office in the states where the Borrowers and Guarantors are doing business showing no liens or security interests on any assets of the Borrowers or Guarantors other than Permitted Liens;

(xi)       With respect to each leased location on which inventory (other than motor vehicles) or equipment (other than motor vehicles) in an amount deemed material by the Agent is located, an Assignment of Leases with respect to all real property owned by a Borrower or Guarantor and leased to others and all real property not owned by a Borrower or Guarantor and leased to a Borrower or Guarantor, together with, (i) on a reasonable efforts basis by Borrowers and Guarantors, a Landlord Consent, Waiver and Estoppel Certificate (in form and substance satisfactory to the Agent and the Lenders) executed by each landlord or tenant as applicable, and (ii) local counsel opinions covering perfection of liens in jurisdictions in which the Agent deems necessary;

provided that with respect to any real property which has a net book value of less than $150,000 (computed by aggregating the value of all contiguous or near-contiguous properties which together constitute a single functional unit), (A) the Borrowers shall not be required to deliver those items listed in clauses (ii), (iii), (v) and (vi), and (B) the Borrowers shall deliver to the Agent such documents and instruments as requested by the Agent to evidence that title to such property is held by a Borrower or Subsidiary and any exceptions to such title, including deeds and existing title insurance policies.

(b)       Certificate of Title Property. The Borrowers agree that each will deliver, and will cause each Guarantor to deliver, the following, in the time periods specified therefor:

(i)        Within twenty (20) days after the acquisition by a Borrower or any Subsidiary which is a party to a Security Agreement of any Certificate of Title Property acquired after the date hereof, the Borrowers will, and where applicable will cause each Subsidiary to: (a) execute such certificate of title as may be required to indicate the security interest of the Agent thereon; (b) complete and execute any applications for notation of the Agent’s security interest or other comparable forms required by the applicable state’s law in conjunction with the executed certificates of title in order to perfect the Lien of the Agent for the benefit of the Agent and the Lenders in the Certificate of Title Property; and (c) file at its expense the items in subsections (a) and (b), along with such other certificates, agreements, notices, or other comparable forms as may be necessary, with the appropriate Governmental Authority in the applicable jurisdiction in order to perfect such Lien.

(ii)       The Borrower will cause the appropriate Governmental Authority to deliver directly to VINtek, or if delivered to a Borrower or any Subsidiary, cause to be delivered to VINtek within five (5) Business Days after receipt thereof from the appropriate Governmental Authority by a Borrower or Subsidiary, either the original certificate of title with the Agent’s Lien noted thereon or a newly issued certificate of title or comparable instrument, as applicable, with the Agent’s Lien noted thereon, to be managed and administered in accordance with the VINtek Agreement.

(iii)       The Agent and the Lenders agree that upon request of the Agent by the Borrowers, and subject to the consent of the Agent in accordance with the provisions hereof and of the Intercreditor Agreement, the Agent will act and will cooperate with VINtek, in accordance with the provisions of the Intercreditor Agreement, to effectuate a release of the Lien of the Agent and the Lenders with respect to certain Certificate of Title Property which is to be sold (subject to any mandatory prepayment applicable thereto).

(c)       Field Audit. The Borrowers further acknowledge and agree that, prior to the Facility Termination Date, the Agent and its representatives may undertake from time to time further field audits and/or valuations of the inventory, equipment, accounts receivable, fixed assets, and field audits of the internal controls of the Borrowers and the Guarantors and that the costs and expenses of these audits and valuations shall be paid by the Borrowers. The Borrowers agree to cooperate and cause the Guarantors to cooperate with the Agent and its representatives to facilitate completion of all such audits and valuations.

7.23       Senior Facility Notices. Borrowers shall deliver or cause to be delivered (i) simultaneously with delivery thereof to the Senior Agents or the Senior Lenders, a copy of any notices, reports, projections, certificates (including borrowing base certificates) or other documents or instruments required to be delivered by Borrowers or any of their Subsidiaries to the Senior Agents or the Senior Lenders in connection with the Senior Facility, and (ii) immediately upon receipt thereof from the Senior Agents or the Senior Lenders, a copy of any notices or other documents or instruments delivered by the Senior Agents or the Senior Lenders to the Borrowers in connection with the Senior Facility.

7.24       Existing Facility Interest Payment. Not later than July 31, 2001, Borrowers shall pay to the Agent for the account of each Lender, in addition to any amounts otherwise due and payable hereunder, an amount equal to $640,377.14, which payments represent accrued and unpaid interest under the Existing Facility as of the Closing Date.

ARTICLE VIII

Negative Covenants

Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, Miller shall not, nor shall it permit any Subsidiary to:

8.1.       Financial Covenants.

(a)       Capital Expenditures. Make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrowers and their Subsidiaries on a consolidated basis would exceed (a) $5,600,000 for the Fiscal Year ending on April 30, 2002, (b) $6,250,000 for the Fiscal Year ending on April 30, 2003, and (c) $6,750,000 for any Fiscal Year thereafter.

(b)       Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any Four-Quarter Period to be less than 1.0 to 1.0.

(c)       Consolidated EBITDA. Permit Consolidated EBITDA for any Four-Quarter Period ending during the periods set forth below to be less than the following amounts for the following periods:

Four-Quarter Periods Ending:	Initial EBITDA Requirement:	Subsequent EBITDA Requirement:

From the Closing Date Through April 29, 2002	$16,000,000	$13,000,000
From April 30, 2002 Through April 29, 2003	$19,000,000	$13,000,000
From April 30, 2003 through Termination	$24,000,000	$15,000,000

For purposes of this Section 8.1(c), (i) "Initial EBITDA Requirement" means the applicable minimum Consolidated EBITDA requirement for period from the Closing Date until the Transition Date, and (ii) "Subsequent EBITDA Requirement" means the applicable minimum Consolidated EBITDA requirement for the period from the Transition Date until the Facility Termination Date.

8.2.       Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for, or otherwise effect, any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition.

8.3.       Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by Miller or any Subsidiary, other than Liens created in favor of the Agent and the Lenders under the Loan Documents and the following (collectively, the "Permitted Liens"):

(a)       Liens existing as of the date hereof and as set forth in Schedule 6.7;

(b)       Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

(c)       statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

(d)       Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

(e)       purchase money Liens to secure Indebtedness permitted under Section 8.4(d) and incurred to purchase fixed assets, provided such Indebtedness represents not less than 75% and not more than 100% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness;

(f)       Liens arising in connection with Capital Leases permitted under Section 8.4(d) provided that no such Lien shall extend to any Collateral or to any other property other than the assets subject to such Capital Leases;

(g)       Liens arising in connection with the Navistar Consignment Agreement and the Navistar Intercreditor Agreement;

(h)       easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) affecting real property, which do not interfere materially with the ordinary conduct of the business of Miller or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to Miller or any Subsidiary;

(i)       Liens arising in connection with inventory repurchase obligations permitted under Section 8.4 (h); provided such liens are limited to the property subject to such financing arrangements and the proceeds thereof;

(j)       Liens arising in connection with floor plan financings permitted under Section 8.4 (i); provided such liens are limited to the property subject to such financing arrangements and the proceeds thereof; and

(k)       Liens arising in favor of any of the Senior Agents (for the benefit of itself and the Senior Lenders and the Senior L/C Issuer) in connection with the Senior Facility.

8.4.       Indebtedness. Incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except the following (collectively the "Permitted Indebtedness"):

(a)       Indebtedness (other than Indebtedness under the Senior Facility) existing as of the Closing Date as set forth in Schedule 6.6; provided, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change any terms of subordination, repayment or rights of conversion, put, exchange or other rights from such terms and rights as in effect on the Closing Date;

(b)       Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

(c)       the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(d)       purchase money Indebtedness described in Section 8.3 and obligations under Capital Leases in an aggregate principal amount outstanding at any time not to exceed $5,000,000;

(e)       obligations of Miller incurred in the ordinary course of business consistent with past practice directly or indirectly guaranteeing any trade account Indebtedness of any Subsidiary in an aggregate amount not to exceed $1,000,000 outstanding at any time;

(f)       the Guaranty permitted hereunder of Guarantors;

(g)       guaranty obligations, in an amount not to exceed $3,500,000 in the aggregate at any one time, of Miller incurred in the course of business directly or indirectly guaranteeing Indebtedness of any purchaser of an asset disposed of in an Asset Disposition permitted under Section 8.5(d);

(h)       inventory repurchase obligations incurred with respect to floor plan financing for Independent Distributors; provided that the amount of such obligations shall not exceed $30,000,000 in the aggregate at any time;

(i)       partial recourse obligations of Miller incurred with respect to floor plan financing for Independent Distributors; provided that the amount of such exposure shall not exceed $1,000,000 in the aggregate at any time;

(j)       Indebtedness in favor of the Senior Lenders, the Senior L/C Issuer and the Senior Agents under the Senior Facility in an aggregate outstanding principal amount of up to $130,000,000.00 at any one time (plus any accrued interest, fees and expenses and other charges owing with respect thereto);

(k)       unsecured intercompany Indebtedness from any Miller Borrower to another Miller Borrower, and intercompany Indebtedness from any RoadOne Borrower to another RoadOne Borrower;

(l)       unsecured intercompany Indebtedness from the RoadOne Borrowers to the Miller Borrowers incurred on or after the Closing Date in an aggregate amount outstanding not to exceed $1,000,000 at any time;

(m)       unsecured intercompany Indebtedness from the Borrowers or any Subsidiaries to any Foreign Subsidiaries in an aggregate amount outstanding not to exceed $100,000 at any time; and

(n)       unsecured intercompany Indebtedness incurred on or after the Closing Date for loans and advances made by Miller or any Miller Borrower to any RoadOne Borrower, in an in an aggregate amount outstanding not to exceed $1,000,000 at any time.

8.5.       Transfer of Assets. Make Asset Dispositions of RoadOne Borrower Assets having a Senior Collateral Value, in the aggregate, greater than or equal to $11,242,606, unless (i) an event of default has occurred and is continuing under the Senior Facility, or (ii) the Lenders have received mandatory prepayments under Section 2.7(iii) from the Asset Disposition of RoadOne Borrower Assets in an amount of not less than $3,500,000 in the aggregate following the Closing Date after giving effect to such Asset Disposition.

8.6.       Investments. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make any investment or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Miller and its Subsidiaries may maintain investments or invest in:

(a)       Eligible Securities;

(b)       investments, including joint ventures, existing as of the date hereof and as set forth in Schedule 6.4;

(c)       accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

(d)       investments in Miller Towing or in Guarantors;

(e)       loans and advances to employees in the ordinary course of business of Miller in an aggregate amount outstanding at any one time not to exceed $200,000; and

(f)       investments in conditional sales contracts or finance leases owned by Miller Financial and originated in connection with the financing by Miller Financial of sales of inventory in the ordinary course of business consistent with past practice.

8.7.       Merger or Consolidation.    (a)    Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it; provided, however, (i) any Domestic Subsidiary of Miller may merge into or transfer all or substantially all of its assets into or consolidate with Miller, Miller Towing or any other wholly owned Guarantor, and (ii) any Foreign Subsidiary may merge into or transfer all or substantially all of its assets to or consolidate with Miller or any other Subsidiary.

8.8.       Restricted Payments. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing.

8.9.       Transactions with Affiliates. Other than transactions permitted under Sections 8.5, 8.6, 8.7 and 8.8, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of Miller, except (a) that the Borrowers may make the benefits of the Loan available to any or all of the Guarantors, (b) that the Borrowers may make the benefits of the Loan in an aggregate amount not exceeding $2,000,000 in any Fiscal Year available to any Foreign Subsidiary, (c) that such Persons may render services to Miller or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (d) that Miller or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by Miller or such Subsidiary and (e) in either case in the ordinary course of business and pursuant to the reasonable requirements of Miller’s (or any Subsidiary’s) business consistent with past practice of Miller and its Subsidiaries and upon fair and reasonable terms no less favorable to Miller (or any Subsidiary) than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate.

8.10.       Compliance with ERISA, the Code and Foreign Benefit Laws. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

(a)       permit the occurrence of any Termination Event which would result in a liability on the part of Miller, any ERISA Affiliate, or any Subsidiary to the PBGC or any Governmental Authority, except for any Termination Event which could not reasonably be expected to result in a liability of $250,000 or more individually or when aggregated with other such Termination Events; or

(b)       permit the present value of all benefit liabilities under all Employee Benefit Plans to exceed the current value of the assets of such Employee Benefit Plans allocable to such benefit liabilities in an amount in excess of $250,000; or

(c)       permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived, except for any deficiency which could not reasonably be expected to result in a liability of $250,000 or more individually or when aggregated with any other such deficiency under such Pension Plan or any other Pension Plan; or

(d)       fail to make any contribution or payment to any Multiemployer Plan which Miller or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto, except for any such contribution or payment which individually or when aggregated with any other such failed contributions or payments does not exceed $250,000; or

(e)       engage, or permit Miller or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a material civil penalty pursuant to Section 502(I) of ERISA or a material tax pursuant to Section 4975 of the Code may be imposed; or

(f)       permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in material liability to Miller or any ERISA Affiliate or any Subsidiary or materially increase the obligation of Miller or any ERISA Affiliate or any Subsidiary to a Multiemployer Plan; or

(g)       fail, or permit Miller or any ERISA Affiliate or any Subsidiary to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

8.11.       Accounting Changes. Change its Fiscal or make any change in its accounting treatment and reporting practices except as required by GAAP; provided Miller may elect to change its Fiscal Year to a calendar fiscal year or a fiscal year ending on January 31 of each calendar year so long as the Borrowers provide to the Agent at least thirty (30) days prior written notice of such change, and provided that prior to the effectiveness of any such change, the Borrowers, the Agent and the Lenders agree in good faith to amend the financial covenants contained in Section 8.1 so as to equitably reflect any such change in Fiscal Year.

8.12.       Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a transaction permitted pursuant to Section 8.7.

8.13.       Limitations on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by Miller or any Subsidiary of real or personal property, whether now owned or hereafter acquired in a related transaction or series of related transactions, which has been or is to be sold or transferred by Miller or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Miller or any Subsidiary; provided that the foregoing shall not prohibit the existence of additional Off Balance Sheet Liabilities permitted under Section 8.4(h).

8.14.       Change in Control. Cause, suffer or permit to exist or occur any Change of Control.

8.15.       Limitation on Guaranties. Enter into or cause, suffer or permit to exist any obligations of Miller or any Subsidiary directly or indirectly guaranteeing, or in effect guaranteeing, any Indebtedness or other obligation of any other Person, except (i) as permitted in Section 8.4 and (ii) the endorsement of instruments for deposit or collection in the ordinary course of business.

8.16.       Negative Pledge Clauses. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents or the Senior Agents, the Senior Lenders and the Senior L/C Issuer pursuant to the Senior Credit Agreement and the Intercreditor Agreement which prohibits or limits the ability of any of Miller or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, in favor of the Agent and the Lenders under the Loan Documents; provided that Miller and any Subsidiary may enter into such an agreement in connection with, and limited solely to, property acquired with the proceeds of purchase money Indebtedness, Capital Leases or operating leases permitted hereunder.

8.17.       Prepayments, Etc. of Indebtedness. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness other than intercompany Indebtedness permitted under Section 8.4(k) and Indebtedness under the Senior Facility (in accordance with the terms of the Senior Credit Agreement (as in effect on the date hereof) and the Intercreditor Agreement).

(b)       Amend, modify or change in any manner any term or condition of any Indebtedness described in Section 8.4(a) or any lease so that the terms and conditions thereof are less favorable to the Agent and the Lenders than the terms of such Indebtedness or leases as of the Closing Date.

8.18.       Restrictive Agreements. Enter into or cause, suffer or permit to exist any agreement with any other Person (other than the Agent and the Lenders pursuant to this Agreement or any other Loan Document) which prohibits, limits or restricts the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrowers by way of dividends, advances, repayments of loans or advances, or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrowers.

8.19       Modification of Senior Facility. Enter into any agreement, amendment, increase, extension, renewal, waiver, or other modification (a "Change") with respect to the Senior Facility (including but not limited to the Senior Credit Agreement and the other documents related thereto) without the prior written consent of the Agent and the Lenders if such Change has the effect of:

(i)       increasing the amount of Excess Availability required to be maintained by Miller and its Subsidiaries (as applicable) under the terms of the Senior Credit Agreement, or required to be in effect under the definition of "Permitted Payments" in the Intercreditor Agreement, to an amount in excess of the Post-Disposition Availability Requirement; or

(ii)       increasing the Fixed Charge Coverage Ratio (as defined in the Senior Credit Agreement) required to be maintained by Miller and its Subsidiaries (as applicable) under the terms of the Senior Credit Agreement, or required to be in effect under the definition of "Permitted Payments" in the Intercreditor Agreement, to a ratio greater than 1.15 to 1.0; or

(iii)       otherwise specifically prohibiting the payment or prepayment of any amount of principal to the Lenders hereunder, which payment would otherwise be permitted under the terms hereof (as in effect on the Closing Date) or under the Intercreditor Agreement.

ARTICLE IX

Events of Default and Acceleration

9.1.       Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

(a)       if default shall be made in the due and punctual payment of the principal of any Loan or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II, at maturity, by acceleration or otherwise; or

(b)       if default shall be made in the due and punctual payment of any amount of interest on any Loan or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent on the date on which the same shall be due and payable and such default shall continue for 5 days following the date such payment is due; or

(c)       if default shall be made in the performance or observance of any covenant set forth in Section 2.7, 2.9, 7.7, 7.11, 7.12, 7.19, 7.22, 7.24, or Article VIII; or

(d)       if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for thirty (30) or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or an Authorized Representative of Miller actually becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) (including without limitation failure of any Guarantor to pay the Agent all of the Guarantors’ Obligations in accordance with, and as defined in, the Guaranty on the Business Day on which the Agent has demanded such payment in accordance with the terms of the Guaranty ) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent or any Lender), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent); or

(e)       if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness or Rate Hedging Obligation (other than the Loan and other Obligations or any Indebtedness under the Senior Facility) of Miller or any Subsidiary in an amount not less than $500,000 in the aggregate outstanding, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation referred to in clause (i) may have been issued, created, assumed, guaranteed or secured by Miller or any Subsidiary, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by Miller or any Subsidiary, and any such default or event of default specified in clauses (i), (ii) or (iii) shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit (or, with the giving of notice of lapse of time or both, would permit) the holder of any such Indebtedness or Rate Hedging Obligation (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

(f)       if an event of default shall have occurred and be continuing under the Senior Facility and the Senior Lenders shall have accelerated the maturity of all Obligations under the Senior Facility as a consequence thereof; or

(g)       if an event of default shall have occurred and be continuing under the Senior Facility and the Senior Lenders shall have delivered to the Agent or any Lender either (i) a Payment Blockage Notice (as defined in the Intercreditor Agreement), or (ii) written notice invoking a standstill pursuant to Section 6.2 of the Intercreditor Agreement; or

(h)       if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of Miller or any other Loan Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

(i)       if Miller or any Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

(j)       if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of Miller or any Subsidiary or other Loan Party or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against Miller or any Subsidiary or other Loan Party seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of Miller or any Subsidiary or other Loan Party or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against Miller or any Subsidiary or any other Loan Party any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if Miller or any Subsidiary or any other Loan Party takes any action to indicate its consent to or approval of any such proceeding or petition; or

(k)       if (i) one or more judgments or orders for the payment of money where the amount not covered by insurance (or the amount as to which the insurer is found not to be liable for) is in excess of $250,000 is rendered against Miller or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of Miller’s or Subsidiaries’ properties for any amount in excess of $250,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

(l)       if Miller or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices) or except as permitted by Section 8.7, suspend all or any part of its operations material to the conduct of the business of Miller or such Subsidiary for a period of more than sixty (60) days; or

(m)       any actual or asserted invalidity (other than by the Agent or Lenders) of the Loan Documents shall occur; or

(n)       if there shall occur any Termination Event which could reasonably be expected to result in a liability of $250,000 or more for Miller or any Subsidiary; or

(o)      there shall occur any Change in Control;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall be continuing and shall have not been waived,

(A)       the Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall declare by notice to the Borrowers any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrowers to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice by or to the Agent or the Lenders;

(B)       the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

9.2.       Agent to Act. In case any one or more Events of Default shall occur and not have been waived or cured, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

9.3.       Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

9.4.       No Waiver. No course of dealing between the Borrowers and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

9.5.       Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to Article IX hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrowers hereunder, shall be applied by the Agent in the following order:

(a)       amounts due to the Lenders pursuant to Sections 2.9 and 11.5;

(b)       amounts due to the Agent pursuant to Sections 2.10 and 10.8;

(c)       payments of interest on the Loan to be applied for the ratable benefit of the Lenders;

(d)       payments of principal of the Loan, to be applied for the ratable benefit of the Lenders;

(e)       amounts due to the Lenders pursuant to Sections 7.15 and 11.9;

(f)       payments of all other Obligations due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

(g)      amounts due to any of the Lenders in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders on a pro rata basis according to the amounts owed; and

(h)      any surplus remaining after application as provided for herein, to the Borrowers or otherwise as may be required by applicable law.

9.6.       Judgment Currency. The Borrowers, the Agent and each Lender hereby agree that if, in the event that a judgment is given in relation to any sum due to the Agent or any Lender hereunder, such judgment is given in a currency (the "Judgment Currency") other than that in which such sum was originally denominated (the "Original Currency"), the Borrowers agree to indemnify the Agent or such Lender, as the case may be, to the extent that the amount of the Original Currency which could have been purchased by the Agent in accordance with normal banking procedures on the Business Day following receipt of such sum is less than the sum which could have been so purchased by the Agent had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding the giving of such judgment, and if the amount so purchased exceeds the amount which could have been so purchased by the Agent had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding such judgment, the Agent or the applicable Lenders agrees to remit such excess to the Borrowers. The agreements in this Section shall survive payment of all Obligations.

ARTICLE X

The Agent

10.1.       Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.5 and the first sentence of Section 10.6 hereof shall include its affiliates and its own and its affiliates’ officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Loan Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Loan Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Loan Party or any of its Subsidiaries or affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible to any Lender for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Each Lender hereby irrevocably designates and appoints Bank of America as the Agent for the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes Bank of America as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

10.2.       Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Loan Party), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 11.1 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

10.3.       Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrowers specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 10.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

10.4.       Rights as Lender. With respect to the Loan made by it, Bank of America (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Bank of America (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust or other business with any Loan Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and Bank of America (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Loan Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

10.5.       Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 11.9 hereof, but without limiting the obligations of the Borrowers under such Section) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrowers under Section 11.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrowers. The agreements contained in this Section shall survive payment in full of the Loan and all other amounts payable under this Agreement.

10.6.       Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Loan Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

10.7.       Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent meeting the requirements set forth herein. The Borrowers shall have the right to approve such Agent so long as no Default or Event of Default exist. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

10.8.        Fees. The Borrowers agree to pay to the Agent, for its individual account, an Agent’s fee as from time to time agreed to by the Borrowers and Agent in an amount not in excess of $25,000 in the aggregate in any Fiscal Year (unless written consent of the Senior Lenders is received with respect thereto).

ARTICLE XI

Miscellaneous

11.1.       Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loan and its Note); provided, however, that

(i)       each such assignment shall be to an Eligible Assignee;

(ii)      except in the case of an assignment to another Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $1,000,000 or an integral multiple of $1,000,000 in excess thereof;

(iii)    each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under the Term Loan Facility and the Notes; and

(iv)    the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Notes subject to such assignment and a processing fee of $3,500; provided, that in the case of contemporaneous assignments by a Lender to more than one fund managed by or advised by the same investment advisor (which funds are not then Lenders hereunder), only a single $3,500 fee shall be payable for all such contemporaneous assignments; and provided further, that no such fee shall be payable by any Lender in connection with the original issue of the Notes on the Closing Date.

Upon execution, delivery and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and under the Loan Documents (including the Warrant Agreement), and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrowers and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.6.

(b)       The Agent shall maintain at its address referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the principal amount of the Loan owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(c)       Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

(d)       Each Lender may sell participations at its expense to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loan); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to its Loan and its Note and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loan or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loan or Note) and (iv) the sale of any such participation which requires the Borrowers to file a registration statement with federal or state regulatory authorities shall not be permitted.

(e)       Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loan and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

(f)       Any Lender may furnish any information concerning Miller or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) so long as such Lender shall require in writing (which writing names the Borrowers as third party beneficiaries thereof) any such assignee or participant or prospective assignee or participant to maintain the confidentiality of any information delivered to it which is not publicly available.

(g)       The Borrowers may not assign, nor shall they cause, suffer or permit any Guarantor to assign, any rights, powers, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of all the Lenders.

11.2.       Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such address, telefacsimile number or telex number as may from time to time be specified by such party in written notice to the other parties hereto or otherwise received), in the case of notice by telegram or telefacsimile, respectively (where the receipt of such message is verified by return), or (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

(a)        if to the Borrowers or any Guarantor:

Miller Industries, Inc.
8503 Hilltop Drive
Ooltewah, Tennessee 37363
Attention: Chief Financial Officer
Telephone: (423) 238-4171
Telefacsimile: (423) 238-6874

(b)       if to the Agent:

Bank of America, N.A.
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina 28255
Attention: Agency Services
Telephone: (704) 388-6482
Telefacsimile: (704) 388-9436

With a copy to:
Bank of America, N.A.
Independence Center, 13th Floor
NC1-001-13-26
Charlotte, North Carolina 28255
Attention: John P. McDuffie

Telephone: (704) 386-7655

Telefacsimile: (704) 386-5856

(c)        if to the Lenders:

At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance.

11.3.       Right of Set-off; Adjustments. (a) Upon the occurrence and during the continuance of any Event of Default and subject to the terms of the Intercreditor Agreement, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although the payment of such obligations may not have been accelerated. Each Lender agrees promptly to notify the Borrowers after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

(b)       If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loan owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loan owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participation interest in such portion of each such other Lender’s Loan owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers agree that any Lender so purchasing a participation from a Lender pursuant to this Section 11.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of either of the Borrowers in the amount of such participation.

11.4.       Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loan and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any commitment hereunder or the Borrowers have continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrowers which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

11.5.       Expenses. The Borrowers agree to pay on demand all reasonable costs and expenses of the Agent in connection with the syndication, preparation, execution and delivery of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of Smith Helms Mulliss & Moore, L.L.P., counsel for the Agent, with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrowers further agree to pay on demand all reasonable costs and expenses of the Agent, including, without limitation, the reasonable fees and expenses of counsel for the Agent, in connection with any future modification or amendment of this Agreement, the other Loan Documents and the other documents delivered hereunder. The Borrowers further agree to pay on demand all reasonable costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys’ fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

11.6.       Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Lenders (and, if Article X or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Commitments of the Lenders, (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement or (v) except as otherwise provided for herein, release any Guarantor or Pledged Stock or any Liens upon or other rights in all or any material portion of any other Collateral.

Notwithstanding any provision of the other Loan Documents to the contrary, as between the Agent and the Lenders, execution by the Agent shall not be deemed conclusive evidence that the Agent has obtained the written consent of the Required Lenders. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender’s or the Agent’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

11.6A.       Release of Liens. The Agent is hereby authorized and obligated, at the request and expense of the Borrowers, (a) to release the Liens arising under the Security Instruments as may be necessary to effectuate any Asset Disposition (or other sale or disposition of assets) or Debt Offering otherwise permitted hereunder, and (b) to release any Guaranty of any Subsidiary all or substantially all of the capital stock of which or other equity interests in which are being sold in an Asset Disposition otherwise permitted hereunder.

11.7.       Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

11.8.       Termination. The termination of this Agreement shall not affect any rights of the Borrowers, the Lenders or the Agent or any obligation of the Borrowers, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrowers have furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrowers shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. Notwithstanding anything herein or in any other Loan Documents to the contrary, it is expressly understood and agreed that any and all provisions in any of the Loan Documents (other than the Warrant Agreement and the Warrants) to the effect that such Loan Document (and any Liens of any Agent or Lenders thereunder) shall not terminate unless and until all Obligations are satisfied or no longer outstanding shall be construed to refer to all Obligations other than those arising from or under the Warrant Agreement or the Warrants and it shall not be a condition to such termination that any or all of the Obligations arising from or under the Warrant Agreement or the Warrants be satisfied or no longer outstanding.

11.9.       Indemnification. (a) The Borrowers agree to indemnify and hold harmless the Agent and each Lender and each of their affiliates and their respective attorneys, officers, directors and employees (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys’ fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loan, except to the extent such claim, damage, loss, liability, cost, or expense is finally judicially determined to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.9(a) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrowers, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

(b)       Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 11.9 shall survive the payment in full of the Loan and all other amounts payable under this Agreement and the Notes.

11.10.       Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

11.11.       Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

11.12.       Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

11.13.       Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes or other Loan Documents, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement or other Loan Documents at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loan made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement or other Loan Documents had at all times been in effect. In addition, if when the Loan made hereunder is repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loan made hereunder or be refunded to the Borrowers. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

11.14.       Governing Law; Waiver of Jury Trial.

(a)       THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN CERTAIN PLEDGE AGREEMENTS COVERING SHARES OF DIRECT FOREIGN SUBSIDIARIES) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY OUTSIDE SUCH STATE.

(b)       THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY AGREE AND CONSENT THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF HAMILTON, STATE OF TENNESSEE, UNITED STATES OF AMERICA OR THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA OR THE COUNTY OF FULTON OR DE KALB, STATE OF GEORGIA, UNITED STATES OF AMERICA, AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF THE BORROWERS HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c)       THE BORROWERS AGREE THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWERS PROVIDED IN SECTION 11.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT.

(d)       NOTHING CONTAINED IN SUBSECTIONS (a) OR (b) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWERS OR ANY OF THE BORROWERS’ PROPERTY OR ASSETS MAY BE FOUND OR LOCATED.

(e)       IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWERS, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

11.15.       Payments. All principal, interest and other amounts to be paid by the Borrowers under this Agreement and the other Loan Documents shall be made to the Agent at the Principal Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be.

11.16.       Subordination. Until the Obligations are paid in full and the Agent and the Lenders are under no further obligation to lend or extend funds or credit which would constitute Obligations, the Borrowers hereby unconditionally subordinate all present and future debts, liabilities or obligations of any Guarantor or any Subsidiary which is not a Guarantor, as the case may be, to the Borrowers to the Obligations, and all amounts due under such debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected for and upon request of Agent paid over forthwith to the Agent, for the benefit of the Lenders, on account of the Obligations and, pending such payment, shall be held by the Borrowers as agent and bailee of the Agent and the Lenders separate and apart from all other funds, property and accounts of the Borrowers; provided that (a) the foregoing subordination shall not apply to the Intercompany Accounts until the Senior Credit Agreement is terminated and all obligations thereunder are paid in full, and (b) the foregoing subordination and the Borrowers’ obligations with respect thereto shall be subject to the terms of the Intercreditor Agreement. The Borrowers shall execute such further documents in favor of the Agent, for the benefit of the Lenders, to further evidence and support the purpose of this Section 11.16. The Borrowers hereby irrevocably waive and release any right or rights of subrogation or contribution existing at law, by contract or otherwise to recover all or any portion of any payment made hereunder from any Guarantor unless and until the Obligations are paid in full and the Agent and the Lenders are under no further obligation to lend or extend further credit which would constitute Obligations.

11.17.       Joint and Several Obligations. The Loan to Borrowers under this Agreement and the Obligations shall constitute one joint and several general obligation of each of the Borrowers and Guarantors. Each Borrower and Guarantor shall be jointly and severally liable to the Lenders for all Obligations hereunder, it being stipulated and agreed that the Loan inures to the benefit of each of the Borrowers and Guarantors, and that the Lenders are relying on the joint and several liability of the Borrowers and Guarantors in extending credit hereunder. Each Borrower and Guarantor agrees that the joint and several liability of the Borrowers and Guarantors shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which the parties thereto may hereafter agree, nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Lenders with respect to any of the Obligations, nor by any other agreements or arrangements whatever with the Borrowers and Guarantors, each Borrower and Guarantor hereby waiving all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower and Guarantor hereunder is direct and unconditional as to all of the Obligations hereunder, and may be enforced without requiring the Lenders first to resort to any other right, remedy or security; neither Borrower nor any Guarantor shall have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for any of the Obligations hereunder, unless and until all of said Obligations have been paid in full; nothing shall discharge or satisfy the liability of either Borrower or any Guarantor hereunder except the full payment and performance of all of the Obligations; any and all present and future debts and obligations of each Borrower to the other Borrower or any Guarantor are hereby waived and postponed in favor of and subordinated to the full payment and performance of all present and future obligations of the Borrowers and Guarantors to the Lenders.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

MILLER INDUSTRIES, INC.

By: /s/ Frank Madonia Name: Frank Madonia Title: Attorney-in-Fact

MILLER INDUSTRIES TOWING EQUIPMENT INC.

By: /s/ Frank Madonia Name: Frank Madonia Title: Attorney-in-Fact

ACKNOWLEDGED AND CONSENTED TO:
GUARANTORS:

ACKERMAN WRECKER SERVICE, INC.
A-EXCELLENCE TOWING CO.
ALL AMERICAN TOWING SERVICES, INC.
ALLIED GARDENS TOWING, INC.
ALLIED TOWING AND RECOVERY, INC.
ALTAMONTE TOWING, INC.
ANDERSON TOWING SERVICE, INC.
APACO, INC.
ARROW WRECKER SERVICE, INC.
A TO Z ENTERPRISES, INC.
B&B ASSOCIATED INDUSTRIES, INC.
B-G TOWING, INC.
BEAR TRANSPORTATION, INC.
BEATY TOWING & RECOVERY, INC.
BERT’S TOWING RECOVERY
      CORPORATION
BOB BOLIN SERVICES, INC.
BOB’S AUTO SERVICE, INC.
BOB VINCENT AND SONS WRECKER
      SERVICE, INC.
BOULEVARD & TRUMBULL TOWING, INC.
      BREWER’S, INC.
BRYRICH CORPORATION
C&L TOWING SERVICES, INC.
CAL WEST TOWING, INC.
CARDINAL CENTRE ENTERPRISES, INC.
CEDAR BLUFF 24 HOUR TOWING, INC.
CENTRAL VALLEY TOWING, INC.
CENTURY HOLDINGS, INC.
CHAD’S, INC.
CHAMPION CARRIER CORPORATION
CHEVRON, INC.
CHICAGO METRO SERVICES, INC.
CLARENCE CORNISH AUTOMOTIVE
      SERVICE, INC.
CLEVELAND VEHICLE DETENTION
CENTER, INC.

COFFEY’S TOWING, INC.
COLEMAN’S TOWING & RECOVERY, INC.
COMPETITION WHEELIFT, INC.
D.A. HANELINE, INC.
DICK’S TOWING & ROAD SERVICE, INC.
DOLLAR ENTERPRISES, INC.
DON’S TOWING, INC.
DUGGER’S SERVICES, INC.
DUN-RITE TOWING, INC.
DURU, INC.
DVREX, INC.
E.B.T., INC.
EXPORT ENTERPRISES, INC.
GARY’S TOWING & SALVAGE POOL, INC.
GOLDEN WEST TOWING EQUIPMENT INC.

GOOD MECHANIC AUTO CO. OF
RICHFIELD, INC.
GREAT AMERICA TOWING, INC.
GREG’S TOWING, INC.
H&H TOWING ENTERPRISES, INC.
HALL’S TOWING SERVICE, INC.
HENDRICKSON TOWING, INC.
H.M.R. ENTERPRISES, INC.
INTERSTATE TOWING & RECOVERY, INC.
KAUFF’S, INC.
KAUFF’S OF FT. PIERCE, INC.
KAUFF’S OF MIAMI, INC.
KAUFFS OF PALM BEACH, INC.
KEN’S TOWING, INC.
KING AUTOMOTIVE & INDUSTRIAL
EQUIPMENT, INC.
LAZER TOW SERVICES, INC.
LEVESQUE’S AUTO SERVICE, INC.
LINCOLN TOWING ENTERPRISES, INC.
LWKR, INC.
M&M TOWING AND RECOVERY, INC.
MAEJO, INC.
MEL’S ACQUISITION CORP.
MERL’S TOWING SERVICE, INC.
MID AMERICA WRECKER & EQUIPMENT
SALES, INC. OF COLORADO
MIKE’S WRECKER SERVICE, INC.
MILLER FINANCIAL SERVICES GROUP, INC.
MILLER/GREENEVILLE, INC.
MILLER INDUSTRIES DISTRIBUTING, INC.
MILLER INDUSTRIES INTERNATIONAL, INC.
MOORE’S SERVICE & TOWING, INC.
MOORE’S TOWING SERVICE, INC.
MOSTELLER’S GARAGE, INC.
MURPHY’S TOWING, INC.
OFFICIAL TOWING, INC.
O’HARE TRUCK SERVICE, INC.
P. A. T., INC.
PIPES ENTERPRISES, INC.
PRO-TOW, INC.
PULLEN’S TRUCK CENTER, INC.
PURPOSE, INC.
RAR ENTERPRISES, INC.
RANDY’S HIGH COUNTRY TOWING, INC.
RAY HARRIS, INC.
RMA ACQUISITION CORP.
RRIC ACQUISITION CORP.
RAY’S TOWING, INC.
RBEX INC.
RECOVERY SERVICES, INC.
RTIEX, INC.
R.M.W.S., INC.
ROAD ONE, INC.
ROADONE EMPLOYEE SERVICES, INC.

ROAD ONE INSURANCE SERVICES, INC.
ROAD ONE SERVICE, INC.
ROADONE SPECIALIZED
TRANSPORTATION, INC.
ROADONE TRANSPORTATION AND
LOGISTICS, INC.
SANDY’S AUTO & TRUCK SERVICE, INC.
SAKSTRUP TOWING, INC.
SONOMA CIRCUITS, INC.
SOUTHERN WRECKER CENTER, INC.
SOUTHERN WRECKER SALES, INC.
SOUTHWEST TRANSPORT, INC.
SPEED’S AUTOMOTIVE, INC.
SPEED’S RENTALS, INC.
SROGA’S AUTOMOTIVE SERVICES, INC.
SUBURBAN WRECKER SERVICE, INC.
TEAM TOWING AND RECOVERY, INC.
TED’S OF FAYVILLE, INC.
TEXAS TOWING CORPORATION
THOMPSON’S WRECKER SERVICE, INC.
TOW PRO CUSTOM TOWING & HAULING, INC.
TREASURE COAST TOWING, INC.
TREASURE COAST TOWING OF MARTIN COUNTY, INC.
TRUCK SALES & SALVAGE CO., INC.
WALKER TOWING, INC.
WES’S SERVICE INCORPORATED
WESTERN TOWING; MCCLURE/EARLEY
ENTERPRISES, INC.
WHITEY’S TOWING, INC.
WILTSE TOWING, INC.
ZEBRA TOWING, INC.
ZEHNER TOWING & RECOVERY, INC.

By: /s/ Frank Madonia Name: Frank Madonia Title: Attorney-in-Fact

BANK OF AMERICA, N.A., as Agent for the Lenders By: Name: Title:

BANK OF AMERICA, N.A. By: /s/ John P. McDuffie Name: John P. McDuffie Title: Vice President

Lending Office:
Bank of America, N.A. Independence Center, 15th Floor NC1-001-15-04 Charlotte, North Carolina 28255 Attention: Agency Services Telephone: 704-387-2470 Telefacsimile: 704-409-0009

WACHOVIA BANK, N.A.

By:          /s/ William W. Teegarden
Name:    William W. Teegarden
Title:       Senior Vice President

Lending Office:

Wachovia Bank, N.A.
U.S. Corporate Finance
191 Peachtree Street North East, 28th Floor
Atlanta, Georgia 30303
Attention: William W. Teegarden
Telephone: 404-332-1345
Telefacsimile: 404-332-4136

AMSOUTH BANK

By:        /s/ M. Rex Hamilton
Name:   M. Rex Hamilton
Title:     Commercial Banking Officer

Lending Office:

AmSouth Bank
1900 5th Ave. North, AST 6th Floor
Birmingham, Alabama 35203
Attention: Rex Hamilton
Telephone: 205-320-7116
Telefacsimile: 205-326-4790

SUNTRUST BANK

By:        /s/ Samuel Ballesteros
Name:   Samuel Ballesteros
Title:     Director

Lending Office:

SunTrust Bank
201 Fourth Avenue North, 12th Floor
Nashville, Tennessee 37219
Attention: Samuel Ballesteros
Telephone: 615-748-4737
Telefacsimile: 615-748-5700

EXHIBIT A

Applicable Commitment Percentages

Applicable

Commitment

Lender	Commitment	Applicable Commitment Percentage
Bank of America, N.A.	$7,600,000.00	54.2857142857%
Wachovia Bank, N.A.	$2,400,000.00	17.1428571429%
AmSouth Bank, f/k/a First American National Bank	$2,000,000.00	14.2857142857%
SunTrust Bank	$2,000,000.00	14.2857142857%

A-1

EXHIBIT B

Form of Assignment and Acceptance

DATED _________, ___

Reference is made to the Amended an Restated Credit Agreement dated as of July 23, 2001 (as from time to time amended, restated, supplemented, modified, or replaced, the "Agreement") among MILLER INDUSTRIES, INC., a Tennessee corporation ("Miller"), MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware Corporation ("Miller Towing," and together with Miller, the "Borrowers"), the Lenders (as defined in the Agreement), and Bank of America, N.A., as Agent for the Lenders ("Agent"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

1.       The Assignor hereby sells and assigns to the Assignee, WITHOUT RECOURSE and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents (including the Warrant Agreement) as of the date hereof equal to the percentage interest in the Commitment specified on Schedule 1. After giving effect to such sale and assignment, the Assignee’s Term Loan Commitment and the amount of the Loan owing to the Assignee will be as set forth on Schedule 1.

2.       The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Agent exchange such Note for a new Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on Schedule 1.

3.       The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 4.6.

4.       Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent and approval by Miller if required under the Credit Agreement. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent and approval by Miller if required under the Credit Agreement, unless otherwise specified on Schedule 1.

5.       Upon such acceptance and recording by the Agent and approval by Miller if required under the Credit Agreement, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents (including the Warrant Agreement), and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

6.        Upon such acceptance and recording by the Agent and approval by Miller if required under the Credit Agreement, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

7.       This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

8.       This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telefacsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance and Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

[NAME OF ASSIGNOR], as Assignor

By:___________________________________
Title:__________________________________
Dated:______________________, 20 _

[NAME OF ASSIGNEE], as Assignee

By:___________________________________
Title:

Lending Office:

Accepted [and Approved] *
this ___ day of ___________, 20 _

BANK OF AMERICA, N.A., as Agent

By:_________________________________________
Title:

[Approved this ____ day
of ____________, 20__

MILLER INDUSTRIES, INC.

By:                                                             ]*
Title:

* Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

SCHEDULE 1

to

ASSIGNMENT AND ACCEPTANCE

Percentage interest of Commitment assigned	________%
Assignee’s Commitment:	$_______
Aggregate outstanding principal amount of Loan assigned:	$_______
Principal amount of Note payable to Assignee:	$_______
Principal amount of Note payable to Assignor:	$_______
Effective Date (if other than date of acceptance by Agent):	_______, 20__

EXHIBIT C

Notice of Appointment (or Revocation) of Authorized Representative

Reference is hereby made to the Amended and Restated Credit Agreement dated as of July 23, 2001 (the "Agreement") among MILLER INDUSTRIES, INC., a Tennessee corporation ("Miller"), MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation ("Miller Towing," and together with Miller the "Borrowers"), the Lenders (as defined in the Agreement), and Bank of America, N.A., as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

Miller hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual’s name is a true and correct statement of such individual’s office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by Miller to act as Authorized Representative under the Loan Documents:

Name and Address	Office	Specimen Signature

____________________________ ____________________________ ____________________________	_______________________	__________________________

____________________________ ____________________________ ____________________________	___________________________	___________________________

Miller hereby revokes (effective upon receipt hereof by the Agent) the prior appointment of ________________ as an Authorized Representative.

This the ___ day of __________________, 20__.

MILLER INDUSTRIES, INC. By:________________________________ Name:_____________________________ Title:______________________________

C-1

EXHIBIT D

Form of Note

Promissory Note
(Term Loan)

$__________________________	Charlotte, North Carolina
July 23, 2001

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY HAVE BEEN SUBORDINATED TO CERTAIN OBLIGATIONS OF THE MAKER PURSUANT TO AN INTERCREDITOR AND SUBORDINATION AGREEMENT BETWEEN BANK OF AMERICA, N.A., AS JUNIOR AGENT, AND BANK OF AMERICA, N.A. AND THE CIT GROUP/BUSINESS CREDIT, INC., AS SENIOR AGENTS, AS AMENDED FROM TIME TO TIME.

FOR VALUE RECEIVED, MILLER INDUSTRIES, INC., a Tennessee corporation having its principal place of business located in Ooltewah, Tennessee ("Miller") and MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation having its principal place of business located in Ooltewah, Tennessee ("Miller Towing") (Miller and Miller Towing each are referred to as a "Borrower" and collectively, the "Borrowers"), hereby promise to pay to the order of ________________________________ (the "Lender"), in its individual capacity, at the office of BANK OF AMERICA, N.A., as agent for the Lenders (the "Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Amended and Restated Credit Agreement dated as of July 23, 2001 among the Borrowers, the financial institutions party thereto (collectively, the "Lenders") and the Agent (as amended, supplemented or restated and in effect from time to time, the "Agreement"; all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America in immediately available funds, the principal amount of ____________________________ DOLLARS ($___________) on the Term Loan Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of the Term Loan may be prepaid or required to be prepaid as provided in the Agreement.

Each Borrower shall be jointly and severally liable as a primary obligor.

If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount hereof and accrued but unpaid interest thereon evidenced by this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest due hereunder, all costs of collection, including reasonable attorneys’ fees, and interest thereon at the rates set forth above.

Interest hereunder shall be computed as provided in the Agreement.

This Note is one of the Notes referred to in the Agreement evidencing the Term Loan and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Term Loan evidenced hereby was made and is to be repaid. The obligations evidenced hereby are secured by the Security Instruments. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

The indebtedness evidenced by this Note constitutes a continuation and modification of a portion of that indebtedness previously outstanding under the Existing Credit Agreement. This Note is given as a substitution of, and not as a payment of, the existing Amended and Restated Promissory Note (Revolving Loan) and the existing Promissory Note (Term Loan), each dated July 26, 2000, of the Borrowers payable to the Lender (the "Existing Notes"). All of the indebtedness, liabilities and obligations owing by the Borrower under the Existing Notes shall continue and be evidenced in part by this Note delivered in partial substitution for, and not payment or novation of, the Existing Note.

This Note shall be governed by and construed in accordance with the laws of the State of Georgia.

All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned unsatisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

[Signature page follows.]

IN WITNESS WHEREOF, each of the Borrowers has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

MILLER INDUSTRIES, INC.
ATTEST:
_________________________________ ___________________________Secretary	By:___________________________________________ Name:_________________________________________ Title:__________________________________________

(SEAL)

MILLER INDUSTRIES TOWING EQUIPMENT INC.
ATTEST:
_________________________________ ___________________________Secretary	By:___________________________________________ Name:_________________________________________ Title:__________________________________________

(SEAL)

EXHIBIT E

Form of Opinion of Borrowers’ and Guarantors’ Counsel

Attorneys at Law Suite 2800 1100 Peachtree Street Atlanta, Georgia 30309-4530 Telephone: 404.815.6500 Facsimile: 404.815.6555 Web site: www.kilpatrickstockton.com
July 23, 2001	E-mail: HJordan@KilpatrickStockton.com Direct Dial: 404.815.6362

TO:	Each of the Agent and the Lenders party to the Credit Agreement referenced below
	Re:	Amended and Restated Credit Agreement, dated as of July 23, 2001, among Miller Industries, Inc., Miller Industries Towing Equipment Inc., each of the Lenders listed on the signature pages thereof, and Bank of America, N.A., as Agent (the "Credit Agreement")

Ladies and Gentlemen:

This opinion is furnished pursuant to Section 5.1 of the Credit Agreement. Capitalized terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth or referred to in the Credit Agreement unless otherwise defined herein.

We have acted as counsel for Miller Industries, Inc., a Tennessee corporation ("Miller"), Miller Industries Towing Equipment Inc., a Delaware corporation ("Towing"; Miller and Towing are herein collectively called the "Borrowers"), and the Guarantors listed on Schedule 1 attached hereto (collectively, together with Borrowers, the "Credit Parties"), in connection with the preparation, negotiation, execution and delivery of the following documents (collectively, the "Documents"):

(i)	The Credit Agreement;
(ii)	The Notes dated July 23, 2001 and issued by Borrower;
(iii	The Guaranties, dated as of January 30, 1998, May 15, 1998, August 14, 1998, October 27, 1998, October 28, 1998, November 12, 1998, February 12, 1999, May 13, 1999, July 20, 1999, November 4, 1999, February 14, 2000 and May 19, 2000 executed by the Guarantors;
(iv)	The Pledge Agreement, dated as of January 30, 1998, executed by Miller, as supplemented by the Stock Pledge Agreement Supplements, dated as of May 15, 1998, August 14, 1998, October 27, 1998, October 28, 1998, November 12, 1998, February 12, 1999, May 13, 1999, July 20, 1999, November 4, 1999 and February 14, 2000 executed by Miller;
(v)	The Pledge Agreements, dated as of January 30, 1998, May 15, 1998, October 27, 1998, November 12, 1998, February 12, 1999 and May 13, 1999 executed by Road One, Inc., Century Holdings, Inc., O’Hare Truck Service, Inc., Southern Wrecker Sales, Inc., Vulcan International (Delaware), Inc., Champion Carrier Corporation, and Miller Industries International, Inc., B-G Towing, Inc., Great America Towing, Inc., Suburban Wrecker Service, Inc. and Kauff’s, Inc. (collectively, together with Miller, the "Pledgors"), as supplemented by the Stock Pledge Agreement Supplements, dated as of October 27, 1998, February 12, 1999 and May 19, 2000, executed by Road One, Inc.;

(vi)	The Security Agreements, dated as of July 27, 1999, November 4, 1999, February 14, 2000 and May 19, 2000 executed by the Credit Parties;
(vii)	The Intellectual Property Security Agreement, dated as of July 27, 1999, executed by the Credit Parties;
(viii)	The Assignment of Lessee’s Interest in Leases, dated as of July 27, 1999, executed by Road One, Inc.;
(ix)	The Custodial Administration Agreement, dated as of July 23, 2001, among the Credit Parties, the Agent, the Senior Agents and VINtek, Inc.;
(x)	The Power of Attorney, dated as of July 23, 2001, executed by the Credit Parties;
(xi)	Collateral Assignment of Deed of Trust, dated as of July 23, 2001, executed by Miller;
(xii)	Collateral Assignment of Security Documents, dated as of July 23, 2001, executed by Towing;
(xiii)	Warrant Agreement, dated as of July 23, 2001, executed by Miller; and
(xiv)	The Uniform Commercial Code financing statements naming each Credit Party as debtor and the Agent as secured party (collectively, "Financing Statements") which were filed in the Office of the Secretary of State of Tennessee (the "Filing Office") prior to July 1, 2001.

In connection with this opinion, we have examined and relied on executed originals of the Documents and on the factual matters contained in the following certificates or documents relating to the Credit Parties:

(a)	Certificate of the Secretary or Assistant Secretary, as appropriate, of each of the Credit Parties, dated as of the date hereof, respecting (i) the Articles or Certificate of Incorporation and Bylaws of such Credit Party, (ii) the authorizing resolutions adopted by the Board of Directors (or duly constituted committee of the Board of Directors) of such Credit Party, and (iii) the incumbency of officers of such Credit Party;
(b)	Supporting Certificate of Miller dated as of the date hereof, a copy of which is attached hereto as Exhibit A; and
(c)	The certificates of good standing/existence of the Credit Parties which are listed on Schedule 2 attached hereto.

Whenever any opinion or confirmation of fact set forth in this opinion letter is qualified by the words "to our knowledge", "known to us" or other words of similar meaning, such words mean the current awareness by lawyers in the Primary Lawyer Group (defined below) of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualified. "Primary Lawyer Group" means the lawyer who signs this opinion letter and, solely as to information relevant to an opinion or confirmation issue, any other lawyer in this firm who is primarily responsible for providing the response concerning the particular issue. Except as may be expressly described herein, we have not undertaken any investigation to determine the existence or absence of facts and no inference as to our knowledge of the existence or absence of facts should be drawn from our serving as outside counsel for the Credit Parties.

As to various factual matters that are material to our opinions set forth herein, we have relied on the representations and warranties of the Credit Parties set forth in the Documents and certificates executed by officers of the Credit Parties, as well as on the statements contained in the various certificates described above, with respect to such factual matters. We also have relied on certificates of or telephone confirmations from public officials. We have not independently verified, nor do we assume any responsibility for, the factual accuracy or completeness of any such representations, warranties, statements or certificates.

Moreover, our review of the Documents was conducted, and our opinions thereon are rendered, only as of the dates of execution, delivery and effectiveness of the same as indicated hereinabove, and we have not undertaken any investigation to determine the continued existence or absence of any facts upon which such documents or opinions are predicated.

We have assumed: (i) the genuineness of all signatures (other than signatures on behalf of Credit Parties) on, and authenticity of, all documents (other than the Documents) submitted to us as originals and the conformity to original documents of all documents submitted to us as copies; and (ii) the due authorization, execution and delivery of all Documents by all parties thereto (other than the Credit Parties).

We also have assumed that the Lenders and the Agent each have all requisite power and authority to enter into and perform their respective obligations under the Documents, that the Documents have been duly authorized, executed and delivered by the Lenders and the Agent, and that the Documents constitute the legal, valid and binding obligations of the Lenders and the Agent. We also have assumed that the making of the Loans by the Lenders will not violate any applicable laws regulating the types or amounts of loans, extensions of credit, or investments that such parties may properly make (other than the laws described in paragraphs numbered 7, 9 and 10 below).

We also have assumed that the proceeds of any and all Loans will be used in accordance with the terms of the Credit Agreement.

We also have assumed, with your permission and without independent investigation or inquiry, the following:

(1)       Each Credit Party has, before or concurrently with the execution and delivery of the Security Agreement, rights in the Collateral of such Credit Party covered by the Security Agreement, including that portion of such Collateral which constitutes personal property (other than fixtures) of a type (i) in which a security interest may be granted and perfected under the provisions of Article 9 of the Uniform Commercial Code as in effect in the State of Tennessee (the "State") on this date (the "UCC"), and (ii) as to which federal law has not preempted the UCC with respect to the validity, enforceability, or perfection of security interests therein (such portion of such Collateral being herein collectively called the "UCC Collateral");

(2)       The location of the principal place of business and chief executive office of each of the Credit Parties is and will remain located within the State of Tennessee;

(3)       All of the UCC Collateral is situated or located within the State of Tennessee; and

(4)       Each Financing Statement gives a correct mailing address for the debtor named therein and a correct address of the secured party named therein from which information concerning the security interest to be perfected thereby may be obtained and each Financing Statement filed on or after July 1, 2001 gives the correct organization number of the debtor named therein.

We also have made such investigations of law as we have deemed necessary as the basis for the opinions expressed herein.

Based on the foregoing, and subject to the exceptions and qualifications set forth below, it is our opinion that:

1.       Each Borrower is a corporation validly existing and in good standing under the laws of the state of its incorporation as set forth above and is duly qualified to transact business as a foreign corporation and is in good standing in the States of Georgia and Oregon in the case of Miller and in the State of Tennessee in the case of Towing. Each Borrower has full corporate power and authority to own its assets and conduct the businesses in which it is now engaged as known to us and has full corporate power and authority to enter into each Document to which it is a party and to perform its obligations thereunder.

2.       Each of the Documents to which each Borrower is a party has been duly authorized, executed and delivered by such Borrower and constitutes the legal, valid and binding obligation, instrument or agreement (as the case may be) of such Borrower, enforceable against such Borrower in accordance with its respective terms.

3.       Except to the extent expressly noted on Schedule 1 attached hereto, each Guarantor is a corporation validly existing and in good standing under the laws of its state of incorporation as set forth on Schedule 1 attached hereto and is duly qualified to transact business as a foreign corporation in the jurisdiction or jurisdictions specified with respect to such Guarantor on Schedule 1 attached hereto. Each Guarantor has full corporate power and authority to own its assets and to conduct the businesses in which it is now engaged as known to us and has full corporate power and authority to enter into each of the Documents to which it is a party and to perform its obligations thereunder.

4.       Each of the Documents to which each Guarantor is a party has been duly authorized, executed and delivered by such Guarantor and constitutes the legal, valid and binding obligation, instrument or agreement (as the case may be) of such Guarantor, enforceable against such Guarantor in accordance with its respective terms.

5.       Neither the execution or delivery by any Credit Party of, nor performance by any Credit Party of its obligations under, the Documents (a) does or will conflict with, violate or constitute a breach of (i) the Certificate or Articles of Incorporation or the Bylaws of any Credit Party, (ii) any laws, rules or regulations applicable to any Credit Party, (iii) except as set forth on Schedule 4 attached hereto, to our knowledge, any contract or other agreement to which any Credit Party is a party or by which any of its properties is bound, (iv) to our knowledge, any judgment, writ, determination, order, decree or arbitral award to which any Credit Party is a party or by which any Credit Party or any of its properties is bound, (v) requires the consent of, notice to, license from or filing with any Governmental Authority which has not been duly obtained or made on or prior to the date hereof (other than such filings as may be necessary in order to perfect any of the Liens of the Agent or the Lenders under the Documents), or (vi) does or will result in the creation or imposition of any lien, pledge, charge or encumbrance of any nature upon or with respect to any of the properties of any Credit Party (other than any Liens of the Agent and the Lenders under the Documents).

6.       Except as disclosed on Schedule 6.10 to the Credit Agreement, to our knowledge there is on this date no pending or threatened action, suit, investigation or proceeding (including, without limitation, any action, suit, investigation or proceeding under any environmental or labor law) before or by any court or governmental department, commission, board, bureau, instrumentality, agency or arbitral authority, (i) which calls into question the validity or enforceability of any of the Documents or the titles to their respective offices or authority of any of the officers of any Credit Party or (ii) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

7.       None of the transactions contemplated by the Credit Agreement, including, without limitation, the use of the proceeds of the Loans, would violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, any regulations of the Securities and Exchange Commission issued pursuant thereto, or Regulation T, U or X of the Board of Governors of the Federal Reserve System.

8.       The Financing Statements were in the appropriate form for filing in the Filing Office. The Security Agreement is effective to create valid security interests in favor of the Agent, for the benefit of the Lenders, in the UCC Collateral. The security interests created by the Security Agreements, to the extent they may be perfected by the filing in the State of Tennessee of UCC financing statements, were perfected upon the filing of the Financing Statements in the Filing Office, which Filing Office was the only office in the State of Tennessee in which the Financing Statements were required to be filed at the time of such filing in order to perfect the Agent’s security interests in the UCC Collateral under the Security Agreement.

9.       The Pledge Agreements create valid security interests in favor of the Agent, for the benefit of the Lenders, in the Pledged Stock covered by the Pledge Agreements. All of the shares of the Pledged Stock of the Domestic Subsidiaries covered by the Pledge Agreements are duly authorized, validly existing, fully paid and nonassessable. Based on our review of the minute books and stock transfer records of the Domestic Subsidiaries, the certificates listed on Schedule 3 attached hereto are now the sole instruments representing the shares of such Pledged Stock. The security interests created by the Pledge Agreements, to the extent they may be perfected by the filing in the State of Tennessee of UCC financing statements, were perfected upon the filing of the Financing Statements in the Filing Office, which Filing Office was the only office in the State of Tennessee in which the Financing Statements were required to be filed at the time of such filing in order to perfect the Agent’s security interests in the Pledged Stock under the Pledge Agreements.

10.       None of the Credit Parties is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

11.       None of the Credit Parties is a "public utility company", "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Our opinions set forth above are subject to the following qualifications:

A.        Our opinions herein are limited to (i) the laws of the States of Georgia and North Carolina, (ii) any applicable federal laws of the United States, (iii) Articles 8 and 9 of the Uniform Commercial Code as in effect as of this date in the State of Tennessee (the "Tennessee UCC"), and (iv) the General Corporation Law of the State of Delaware, the Florida Business Corporation Act, the Kentucky Business Corporation Act, the Business Corporation Act of the State of Illinois, the General Corporation Law of the State of Maryland, the Business Corporation Act of Michigan, the Business Corporation Act of the State of Mississippi, the General and Business Corporation Law of the State of Missouri, the Business Corporation Act of the State of Oregon, the Corporation Law of the Commonwealth of Pennsylvania, the Business Corporation Act of the State of Tennessee and Texas Business Corporation Act (such state corporation laws and acts, other than those of the State of Georgia, being herein collectively called the "Other Corporate Laws"). We are not members of state bar of Delaware, Florida, Illinois, Kentucky, Maryland, Michigan, Mississippi, Missouri, Oregon, Pennsylvania, Tennessee or Texas and we do not purport to be experts on the laws of the such states. To the extent that our opinions herein involve consideration of any of the Other Corporate Laws, such consideration is based on our review of unofficial compilations thereof published by Prentice Hall Information Services as supplemented as of the date hereof. To the extent that our opinions herein involve consideration of the Tennessee UCC, such consideration is based on our review of an unofficial compilation thereof published by Commerce Clearing House as supplemented as of the date hereof. We express no opinion herein with respect to any laws of the States of Delaware, Florida, Illinois, Kentucky, Maryland, Michigan, Mississippi, Missouri, Oregon, Pennsylvania, Tennessee or Texas other than the Other Corporate Laws and the Tennessee UCC. We express no opinion herein as to the effect (if any) which the laws of any jurisdiction in which any Foreign Subsidiary is formed may have on the validity, perfection or priority of the Agent’s security interest under any Pledge Agreement in any of the Collateral which constitutes Pledged Stock of such Foreign Subsidiary.

B.       Our opinions herein regarding the validity, legality, binding effect or enforceability of any Document or the validity, legality, enforceability, perfection or priority of any Lien of the Agent or Lenders thereunder are subject to: (i) the effect of applicable bankruptcy, fraudulent transfer, moratorium, insolvency, reorganization, or other similar laws affecting the rights of creditors generally; and (ii) the effect of general principles of equity, whether applied by a court of equity or law.

C.       With respect to our opinions herein regarding the enforceability of any Documents or the Agent’s or Lenders’ Liens thereunder, we have assumed that, to the extent that any applicable law would require that any rights or remedies of the Lenders or the Agent set forth in such Documents or relating to such Liens be exercised by any Lender or the Agent in good faith or in a reasonable or commercially reasonable manner as a condition to the enforceability thereof, such Lender or Agent will observe and satisfy such legal requirements.

D.       Our opinions in paragraphs number 8 and 9 above are subject to the following additional exceptions, assumptions and qualifications: (i) we note that the perfection and priority of the Agent’s security interest under and Pledge Agreement or the Security Agreement in any proceeds of the Pledged Stock or the UCC Collateral covered thereby may be limited under Section 9-315 of the Uniform Commercial Code as in effect in any applicable jurisdiction, and we also note that Section 552 of the U.S. Bankruptcy Code limits the extent to which property acquired by a debtor after commencement of a case under the U.S. Bankruptcy Code may be subject to a security interest arising under a security agreement entered into by the debtor prior to the commencement of such case; (ii) we express no opinion with respect to the perfection of the security interests created under the Pledge Agreement or the Security Agreement in such of the Collateral covered thereby which constitutes property of a type in which a security interest must be perfected under the UCC other than by the filing of a UCC financing statement in the State of Tennessee; (iii) we call your attention to the fact that the perfection of a security interest perfected by the filing of a financing statement in the State of Tennessee will be terminated (1) pursuant to Section 9-507(c) of the UCC, as to any property covered thereby which is acquired by a debtor more than four months after such debtor so changes its name as to make the financing statement seriously misleading unless an amendment to the financing statement which renders the financing statement not seriously misleading is filed before the expiration of such four-month period, (2) pursuant to Section 9-316 of the UCC, four months after a debtor changes its location, which, for a "registered organization" (as such term is defined in the UCC), includes becoming organized under the laws of a state other than its state of incorporation as indicated on Schedule 1 attached hereto, and (3) pursuant to Section 9-316, one year after the transfer of any UCC Collateral by the debtor to a person that thereby becomes a debtor and is located in another jurisdiction, including without limitation any merger or consolidation of the debtor into another person, unless such security interest becomes perfected under the laws of such other jurisdiction prior to such termination; (iv) we express no opinion as to the validity, perfection or priority of the security interest with respect to any UCC Collateral in the possession of any Credit Party on a "sale on approval" basis or a "consignment" basis as set forth in &sec; 9-403 of the UCC; and (v) we note that, under Section 9-515 of the UCC, in order to continue the perfection of a secured party’s security interest, a continuation statement with respect to the financing statement must be filed within the period of six months prior to the expiration of five years from the date of filing the financing statement. The opinions expressed in paragraphs 8 and 9 above also are subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors, including the United States Bankruptcy Code in its entirety. Except to the extent expressly stated in paragraph 9 above, we express no opinion herein with respect to any Credit Party’s title to any of the Pledged Stock and the Collateral. Except to the extent expressly stated in paragraph number 8 above, we express no opinion herein with respect to the perfection or priority of the Agent’s Liens under the Documents. We call your attention to the fact that any security interest created under the Security Agreement in any of the Collateral consisting of accounts, chattel paper or general intangibles may be subject to the rights, claims or defenses of the account debtor obligated thereon and to the terms of any applicable agreement between the applicable Credit Party and such account debtor.

E.       We express no opinion herein as to the legality, validity, binding effect or enforceability of any of the following provisions in the Documents: (i) any provisions which purport to waive any defense, counterclaim, set-off or deduction arising from any violation by any Lender or Agent of any applicable federal or state securities or usury laws, any fraud or duress on the part of any Lender or Agent, or any failure on the part of any Lender or Agent to give notice of a disposition of any personal property collateral other than in a commercially reasonable manner; (ii) any provisions which purport to grant any Lender or Agent a right of offset against special accounts; (iii) any provisions which purport to permit any Lender or Agent to give notice of the time and place of any sale or other intended disposition of any personal property collateral for a period or in a manner which may be deemed to be manifestly unreasonable or to the extent such provisions purport to constitute an agreement prior to default that any sale or other disposition by any Lender or Agent of any personal property collateral shall be deemed to have been made in a commercially reasonable manner; (iv) any provisions which submit any person to the personal jurisdiction or venue of any particular court for the enforcement of any Documents or waive any personal rights under the laws of any jurisdiction to object to the jurisdiction or venue of any court for the purpose of litigation to enforce any of the Documents or which purport to waive any right to a trial by jury or which purport to waive the application of any statute of limitation; and (v) any provisions of any of the Documents which purport to waive any defense based upon any election of remedies by any of the Lenders or Agent. Further, we are unable to opine that any provisions of any of the Credit Documents which provide for the giving of notice by mail will not be interpreted by a court as requiring actual receipt of the notice by the addressee, notwithstanding any agreement of the parties that posting by mail constitutes sufficient giving of such notice. We also note that, to the extent that any of the Documents require any Credit Party to pay the attorney’s fees of any Lender or Agent, such provisions may be subject to compliance with any prior notice requirements or any dollar limitations on collectible attorney’s fees that may be imposed under applicable law. We also note that the enforceability of provisions in the Documents to the effect that any failure to exercise or any delay in exercising rights or remedies thereunder will not operate as a waiver thereof or that any modification to the Documents or any waivers of the rights and remedies thereunder can only be made in writing may be subject to any applicable laws which give effect to mutual departures from the strict terms of written contracts.

F.       Certain waivers of notices and other rights and remedial provisions contained in the Documents may be unenforceable under applicable law, but the Documents contain adequate other provisions for enforcing payment of the obligations evidenced, guaranteed or secured thereby and for the practical realization of the security and other rights and remedies afforded thereby, and the inclusion of such waivers, rights and remedial provisions in the Documents does not affect the legality, validity or binding effect of such Documents or affect the enforceability of the other provisions of the Documents.

G.       We express no opinion herein as to the legality, validity, binding effect or enforceability of any indemnification provisions in any of the Documents to the extent that the enforcement thereof would contravene matters of public policy.

This letter has been delivered solely for the benefit of the Lenders, the Agent and their respective counsel pursuant to Section 5.1 of the Credit Agreement and may not be relied upon by any other person or entity or for any other purpose without our express written permission. We expressly disclaim any duty to update this letter in the future in the event there are any changes in relevant fact or law that may change or otherwise affect any of the opinions or confirmations expressed herein.

Very truly yours, KILPATRICK STOCKTON LLP By:___________________________ Hilary P. Jordan, a Partner

EXHIBIT A

SUPPORTING CERTIFICATE

The undersigned, Frank Madonia, in his capacity as Executive Vice President, Secretary and General Counsel of Miller Industries, Inc., a Tennessee corporation ("Miller"), has executed this Certificate in connection with the legal opinion of even date (the "Opinion") to be rendered by Kilpatrick Stockton LLP pursuant to Section 5.1 of that certain Amended and Restated Credit Agreement, dated as of July 23, 2001, as amended (the "Credit Agreement"), among Miller, Miller Industries Towing Equipment Inc., the Lenders listed therein, and Bank of America, N.A., as Agent. The undersigned authorizes Kilpatrick Stockton LLP to rely on the matters set forth in this Certificate in rendering the Opinion. This Certificate may not be relied on by any person other than Kilpatrick Stockton LLP or such Lenders, such Agent, and their respective counsel, or for any purpose other than the credit transactions contemplated by the Credit Agreement without the express prior written consent of the undersigned. Capitalized terms used in this Certificate shall have the meanings set forth or referred to in the Opinion unless otherwise defined herein.

Whenever any statement herein with reference to the existence or absence of any facts is indicated to be based on the undersigned’s knowledge or awareness, it is intended to signify that such indication is to the best of his present knowledge obtained during the general and ordinary course of exercising his duties as Executive Vice President, Secretary and General Counsel of Miller. The undersigned has not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to his knowledge of the existence or absence of such facts should be imputed to him or drawn from his serving as Executive Vice President, Secretary and General Counsel of Miller.

The undersigned knows of no reason why he, Kilpatrick Stockton LLP, the Lenders and the Agent are not justified in relying on the representations and warranties given on the Closing Date by Miller and the other Credit Parties in the Credit Agreement or any other Loan Document and the certificates of the various officers of Miller and the other Credit Parties furnished on the Closing Date in connection therewith.

Subject to the foregoing, the undersigned, in his representative capacity as Executive Vice President, Secretary and General Counsel of Miller, hereby certifies, to the best of his actual knowledge, that:

12.       Each Credit Party has at all material times had a registered agent and office in the state of its incorporation and has notified the Secretary of State of such state of any change in its registered agent or registered office or any resignation of its registered agent or any discontinuation of its registered office, and no Credit Party has received any notice from such Secretary of State of any determination that any grounds exist for administratively dissolving such Credit Party, and no Credit Party has received notice of the commencement of any proceeding to judicially dissolve such Credit Party, and neither the board of directors nor the shareholders of such Credit Party have taken any action with respect to the dissolution of such Credit Party, and no Credit Party has filed any notice of intent to dissolve with such state.

13.       Neither the execution or delivery by any Credit Party of, nor performance by any Credit Party of its obligations under, the Documents (a) does or will conflict with, violate or constitute a breach of (i) the Certificate or Articles of Incorporation or the Bylaws of any Credit Party, (ii) any laws, rules or regulations applicable to any Credit Party, (iii) any contract or other agreement to which any Credit Party is a party or by which any of its properties is bound, (iv) any judgment, writ, determination, order, decree or arbitral award to which any Credit Party is a party or by which any Credit Party or any of its properties is bound, (v) requires the consent of, notice to, license from or filing with any Governmental Authority which has not been duly obtained or made on or prior to the date hereof (other than such filings as may be necessary in order to perfect any of the Liens of the Agent or the Lenders under the Documents), or (vi) does or will result in the creation or imposition of any lien, pledge, charge or encumbrance of any nature upon or with respect to any of the properties of any Credit Party (other than any Liens of the Agent and the Lenders under the Documents).

14.       Except as disclosed on Schedule 6.10 to the Credit Agreement, there is on this date no pending or threatened action, suit, investigation or proceeding (including, without limitation, any action, suit, investigation or proceeding under any environmental or labor law) before or by any court or governmental department, commission, board, bureau, instrumentality, agency or arbitral authority, (i) which calls into question the validity or enforceability of any of the Documents or the titles to their respective offices or authority of any of the officers of any Credit Party or (ii) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

15.       All of the shares of the Pledged Stock of the New Domestic Subsidiaries covered by the Pledge Agreements are duly authorized, validly existing, fully paid and nonassessable. The certificates listed on Schedule 3 attached to the Opinion are now the sole instruments representing the shares of such Pledged Stock.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this ___ day of July, 2001.

________________________________________- FRANK MADONIA Executive Vice President, Secretary and General Counsel of Miller Industries, Inc.

SCHEDULE 1

GUARANTORS

Name of Entity	State of Incorporation	State(s) of Qualification
Miller Industries, Inc.	Tennessee	Georgia Oregon
A-Excellence Towing Co.	Delaware	Illinois
Ackerman Wrecker Service, Inc.	Delaware	Georgia
All American Towing Services, Inc.	Delaware	Florida
Allied Gardens Towing, Inc.	Delaware	California
Allied Towing and Recovery, Inc.	Delaware	Oklahoma
Altamonte Towing, Inc.	Delaware	Florida
Anderson Towing Service, Inc.	Delaware	Nevada
APACO, Inc.	Delaware	Tennessee
Arrow Wrecker Service, Inc.	Delaware	Oklahoma
A to Z Enterprises, Inc.	Delaware	California
B&B Associated Industries, Inc.	Delaware	Illinois Indiana
B-G Towing, Inc.	Delaware	Oregon
Bear Transportation, Inc.	Delaware	Florida
Beaty Towing & Recovery, Inc.	Delaware	North Carolina
Bert’s Towing Recovery Corporation	Delaware	Illinois Indiana
Bob’s Auto Service, Inc.	Delaware	Colorado
Bob Bolin Services, Inc.	Delaware	Missouri
Bob Vincent and Sons Wrecker Service, Inc.	Kentucky	None
Boulevard & Trumbull Towing, Inc.	Delaware	Michigan
Brewer’s, Inc.	Delaware	Michigan
Bryrich Corporation	Delaware	California
C&L Towing Services, Inc.	Delaware	New Jersey
Cal West Towing, Inc.	Delaware	California
Cardinal Centre Enterprises, Inc.	California	None
Cedar Bluff 24 Hour Towing, Inc.	Delaware	Tennessee
Central Valley Towing, Inc.	Delaware	California
Century Holdings, Inc.	Tennessee	None
Chad’s, Inc.	Delaware	Georgia
Champion Carrier Corporation	Delaware	Pennsylvania
Chevron, Inc.	Pennsylvania	None
Chicago Metro Services, Inc.	Illinois	None
Clarence Cornish Automotive Service, Inc.	Delaware	Texas
Cleveland Vehicle Detention Center, Inc.	Delaware	Ohio
Coffey’s Towing, Inc.	Delaware	Ohio
Coleman’s Towing & Recovery, Inc.	Michigan	None
Competition Wheelift, Inc.	Delaware	California
D.A. Haneline, Inc.	Delaware	Ohio
DVREX, Inc.	Texas	None
Dick’s Towing & Road Service, Inc.	Delaware	Washington
Dollar Enterprises, Inc.	Delaware	Florida
Don’s Towing, Inc.	Delaware	Illinois

Name of Entity	State of Incorporation	State(s) of Qualification
Dugger’s Services, Inc.	Delaware	New Mexico
Dun-Rite Towing Inc.	Delaware	New York
DuRu, Inc.	Delaware	California
E.B.T., Inc.	Delaware	Michigan
Export Enterprises, Inc.	Delaware	Massachusetts
Gary’s Towing & Salvage Pool, Inc.	Delaware	Arizona
Golden West Towing Equipment Inc.	Delaware	California
Good Mechanic Auto Co. of Richfield, Inc.	Delaware	Ohio
Great America Towing, Inc.	Delaware	California
Greg’s Towing, Inc.	Delaware	Florida
H&H Towing Enterprises, Inc.	Delaware	North Carolina
Hall’s Towing Service, Inc.	Delaware	Mississippi
Hendrickson Towing, Inc.	Delaware	New York
H.M.R. Enterprises, Inc.	Maryland	None
Interstate Towing & Recovery, Inc.	Delaware	Florida
Kauff’s, Inc.	Delaware	Florida
Kauff’s of Ft. Pierce, Inc.	Florida	None
Kauff’s of Miami, Inc.	Florida	None
Kauffs of Palm Beach, Inc.	Florida	None
Ken’s Towing, Inc.	Delaware	Washington
King Automotive & Industrial Equipment, Inc.	Delaware	Florida
Lazer Tow Services, Inc.	Delaware	Missouri
Levesque’s Auto Service, Inc.	Delaware	Massachusetts
LWKR, Inc.	Delaware	Texas
Lincoln Towing Enterprises, Inc.	Delaware	Washington
M&M Towing and Recovery	Delaware	Ohio
Maejo, Inc.	Delaware	Oregon
Mel’s Acquisition Corp.	Delaware	None
Merl’s Towing Service, Inc.	Delaware	Michigan
Mid America Wrecker & Equipment Sales, Inc. of Colorado	Delaware	Colorado
Mike’s Wrecker Service, Inc.	Delaware	Michigan
Miller Financial Services Group, Inc.	Tennessee	Arizona California Florida Georgia Michigan Mississippi New Jersey New York Ohio Pennsylvania Texas
Miller/Greeneville, Inc.	Tennessee	None
Miller Industries Distributing, Inc.	Delaware	None
Miller Industries International, Inc.	Tennessee	None
Miller Industries Towing Equipment Inc.	Delaware	Louisiana Tennessee
Moore’s Service & Towing, Inc.	Delaware	Indiana

Name of Entity	State of Incorporation	State(s) of Qualification
Moore’s Towing Service, Inc.	Delaware	Indiana
Mosteller’s Garage, Inc.	Delaware	Tennessee
Murphy’s Towing, Inc.	Delaware	Florida
Official Towing, Inc.	Delaware	Michigan
O’Hare Truck Service, Inc.	Delaware	Illinois
P.A.T., Inc.	Delaware	Illinois
Pipes Enterprises, Inc.	Delaware	Missouri
Pro Tow, Inc.	Delaware	Massachusetts
Pullen’s Truck Center, Inc.	Delaware	New York
Purpose, Inc.	Delaware	Missouri
RAR Enterprises, Inc.	Delaware	District of Columbia Maryland
RMA Acquisition Corp.	Delaware	None
RRIC Acquisition Corp.	Delaware	None
Randy’s High Country Towing, Inc.	Delaware	Colorado
Ray Harris, Inc.	Delaware	North Carolina
Ray’s Towing, Inc.	Delaware	Wisconsin
RBEX, Inc.	Delaware	Texas
Recovery Services, Inc.	Delaware	New Mexico
RTIEX, Inc. (f/k/a Retriever Towing, Inc.)	Oregon	None
Road One, Inc.	Delaware	Florida Massachusetts Michigan New York North Carolina Ohio Tennessee
RoadOne Employee Services, Inc.	Delaware	Tennessee
Road One Insurance Services, Inc.	Delaware	Tennessee
Road One Service, Inc.	Delaware	Tennessee
RoadOne Specialized Transportation, Inc.	Delaware	Michigan Texas
RoadOne Transportation and Logistics, Inc.	Delaware	Michigan
R.M.W.S., Inc.	Delaware	Texas
Sakstrup Towing, Inc.	Delaware	Michigan
Sandy’s Auto & Truck Service, Inc.	Delaware	Ohio
Sonoma Circuits, Inc.	Delaware	California
Southern Wrecker Center, Inc.	Delaware	Alabama Mississippi
Southern Wrecker Sales, Inc.	Delaware	Georgia Florida Tennessee
Southwest Transport, Inc.	Florida	None
Speed’s Automotive, Inc.	Oregon	None
Speed’s Rentals, Inc.	Oregon	None
Sroga’s Automotive Services, Inc.	Delaware	Minnesota
Suburban Wrecker Service, Inc.	Delaware	Indiana Kentucky
Team Towing and Recovery, Inc.	Illinois	None
Ted’s of Fayville, Inc.	Delaware	Massachusetts

Name of Entity	State of Incorporation	State(s) of Qualification
Texas Towing Corporation	Delaware	Texas
Thompson’s Wrecker Service, Inc.	Delaware	Mississippi
Tow Pro Custom Towing & Hauling, Inc.	Delaware	Tennessee
Treasure Coast Towing, Inc.	Delaware	Florida
Treasure Coast Towing of Martin County, Inc.	Florida	None
Truck Sales & Salvage Co., Inc.	Delaware	Ohio
Walker Towing, Inc.	Delaware	Nevada
Wes’s Service Incorporated	Delaware	Illinois
Western Towing; McClure/Earley Enterprises, Inc.	Delaware	Arizona
Whitey’s Towing, Inc.	Delaware	None
Wiltse Towing, Inc.	Delaware	Oregon
Zebra Towing, Inc.	Delaware	South Carolina
Zehner Towing & Recovery, Inc.	Delaware	Indiana

SCHEDULE 2

CERTIFICATES OF GOOD STANDING/EXISTENCE

Name of Entity	State	Date Issued
Miller Industries, Inc.	Georgia Oregon Tennessee
A-Excellence Towing Co.	Delaware Illinois
Ackerman Wrecker Service, Inc.	Delaware Georgia
All American Towing Services, Inc.	Delaware Florida
Allied Gardens Towing, Inc.	California Delaware
Allied Towing and Recovery, Inc.	Delaware Oklahoma
Altamonte Towing, Inc.	Delaware Florida
Anderson Towing Service, Inc.	Delaware Nevada
APACO, Inc.	Delaware Tennessee
Arrow Wrecker Service, Inc.	Delaware Oklahoma
A to Z Enterprises, Inc.	California Delaware
B&B Associated Industries, Inc.	Delaware Illinois Indiana
B-G Towing, Inc.	Delaware Oregon
Bear Transportation, Inc.	Delaware Florida
Beaty Towing & Recovery, Inc.	Delaware North Carolina
Bert’s Towing Recovery Corporation	Delaware Illinois Indiana
Bob’s Auto Service, Inc.	Colorado Delaware
Bob Bolin Services, Inc.	Delaware Missouri
Bob Vincent and Sons Wrecker Service, Inc.	Kentucky
Boulevard & Trumbull Towing, Inc.	Delaware Michigan
Brewer’s, Inc.	Delaware Michigan
Bryrich Corporation	California Delaware
C&L Towing Services, Inc.	Delaware New Jersey

Name of Entity	State	Date Issued
Cal West Towing, Inc.	California Delaware
Cardinal Centre Enterprises, Inc.	California
Cedar Bluff 24 Hour Towing, Inc.	Delaware Tennessee
Central Valley Towing, Inc.	California Delaware
Century Holdings, Inc.	Tennessee
Chad’s, Inc.	Delaware Georgia
Champion Carrier Corporation	Delaware Pennsylvania
Chevron, Inc.	Pennsylvania
Chicago Metro Services, Inc.	Illinois
Clarence Cornish Automotive Service, Inc.	Delaware Texas
Cleveland Vehicle Detention Center, Inc.	Delaware Ohio
Coffey’s Towing, Inc.	Delaware Ohio
Coleman’s Towing & Recovery, Inc.	Michigan
Competition Wheelift, Inc.	California Delaware
D.A. Haneline, Inc.	Delaware Ohio
DVREX, Inc.	Texas
Dick’s Towing & Road Service, Inc.	Delaware Washington
Dollar Enterprises, Inc.	Delaware Florida
Don’s Towing, Inc.	Delaware Illinois
Dugger’s Services, Inc.	Delaware New Mexico
Dun-Rite Towing Inc.	Delaware New York
DuRu, Inc.	California Delaware
E.B.T., Inc.	Delaware Michigan
Export Enterprises, Inc.	Delaware Massachusetts
Gary’s Towing & Salvage Pool, Inc.	Arizona Delaware
Golden West Towing Equipment Inc.	California Delaware
Good Mechanic Auto Co. of Richfield, Inc.	Delaware Ohio
Great America Towing, Inc.	California Delaware

Name of Entity	State	Date Issued
Greg’s Towing, Inc.	Delaware Florida
H&H Towing Enterprises, Inc.	Delaware North Carolina
Hall’s Towing Service, Inc.	Delaware Mississippi
Hendrickson Towing, Inc.	Delaware New York
H.M.R. Enterprises, Inc.	Maryland
Interstate Towing & Recovery, Inc.	Delaware Florida
Kauff’s, Inc.	Delaware Florida
Kauff’s of Ft. Pierce, Inc.	Florida
Kauff’s of Miami, Inc.	Florida
Kauffs of Palm Beach, Inc.	Florida
Ken’s Towing, Inc.	Delaware Washington
King Automotive & Industrial Equipment, Inc.	Delaware Florida
Lazer Tow Services, Inc.	Delaware Missouri
Levesque’s Auto Service, Inc.	Delaware
Lewis Wrecker Service, Inc.	Delaware Texas
Lincoln Towing Enterprises, Inc.	Delaware Washington
M&M Towing and Recovery, Inc.	Delaware Ohio
Maejo, Inc.	Delaware Oregon
Mel’s Acquisition Corp.	Delaware
Merl’s Towing Service, Inc.	Delaware Michigan
Mid America Wrecker & Equipment Sales, Inc. of Colorado	Colorado Delaware
Mike’s Wrecker Service, Inc.	Delaware Michigan
Miller Financial Services Group, Inc.	Arizona California Florida Georgia Michigan Mississippi New Jersey New York Ohio Pennsylvania Tennessee Texas
Miller/Greeneville, Inc.	Tennessee
Miller Industries Distributing, Inc.	Delaware

Name of Entity	State	Date Issued
Miller Industries International, Inc.	Tennessee
Miller Industries Towing Equipment Inc.	Delaware Tennessee Louisiana
Moore’s Service & Towing, Inc.	Delaware Indiana
Moore’s Towing Service, Inc.	Delaware Indiana
Mosteller’s Garage, Inc.	Delaware Tennessee
Murphy’s Towing, Inc.	Delaware Florida
Official Towing, Inc.	Delaware Michigan
O’Hare Truck Service, Inc.	Delaware Illinois
P.A.T., Inc.	Delaware Illinois
Pipes Enterprises, Inc.	Delaware Missouri
Pro-Tow, Inc.	Delaware
Pullen’s Truck Center, Inc.	Delaware New York
Purpose, Inc.	Delaware Missouri
RAR Enterprises, Inc.	Delaware District of Columbia Maryland
RMA Acquisition Corp.	Delaware
RRIC Acquisition Corp.	Delaware
Randy’s High Country Towing, Inc.	Colorado Delaware
Ray Harris, Inc.	Delaware North Carolina
Ray’s Towing, Inc.	Delaware Wisconsin
RBEX Inc.	Delaware Texas
Recovery Services, Inc.	Delaware New Mexico
RTIEX, Inc.	Oregon
Road One, Inc.	Delaware Florida Massachusetts Michigan North Carolina New York Ohio Tennessee
RoadOne Employee Services, Inc.	Delaware Tennessee

Name of Entity	State	Date Issued
Road One Insurance Services, Inc.	Delaware Tennessee
Road One Service, Inc.	Delaware Tennessee
RoadOne Specialized Transportation, Inc.	Delaware Michigan Texas
RoadOne Transportation and Logistics, Inc.	Delaware Michigan
R.M.W.S., Inc.	Delaware Texas
Sakstrup Towing, Inc.	Delaware Michigan
Sandy’s Auto & Truck Service, Inc.	Delaware Ohio
Sonoma Circuits, Inc.	California Delaware
Southern Wrecker Center, Inc.	Alabama Delaware Mississippi
Southern Wrecker Sales, Inc.	Delaware Florida Georgia Tennessee
Southwest Transport, Inc.	Florida
Speed’s Automotive, Inc.	Oregon
Speed’s Rentals, Inc.	Oregon
Sroga’s Automotive Services, Inc.	Delaware Minnesota
Suburban Wrecker Service, Inc.	Delaware Indiana Kentucky
Team Towing and Recovery, Inc.	Illinois
Ted’s of Fayville, Inc.	Delaware
Texas Towing Corporation	Delaware Texas
Thompson’s Wrecker Service, Inc.	Delaware Mississippi
Tow Pro Custom Towing & Hauling, Inc.	Delaware Tennessee
Treasure Coast Towing, Inc.	Delaware Florida
Treasure Coast Towing of Martin County, Inc.	Florida
Truck Sales & Salvage Co., Inc.	Delaware Ohio
Walker Towing, Inc.	Delaware Nevada
Wes’s Service Incorporated	Delaware Illinois
Western Towing; McClure/Earley Enterprises, Inc.	Delaware
Whitey’s Towing, Inc.	Delaware

Name of Entity	State	Date Issued
Wiltse Towing, Inc.	Delaware Oregon
Zebra Towing, Inc.	Delaware South Carolina
Zehner Towing & Recovery, Inc.	Delaware Indiana

SCHEDULE 3

PLEDGED STOCK CERTIFICATES

Name of Entity (the following are all business corporations unless otherwise indicated)	Number of Shares	Type of Stock Issued	Stock Certificate Number
A-Excellence Towing Co.	100	Common	2
Ackerman Wrecker Service, Inc.	100	Common	2
All American Towing Services, Inc.	100	Common	2
Allied Gardens Towing, Inc.	100	Common	2
Allied Towing and Recovery, Inc.	500	Common	2
Altamonte Towing, Inc.	100	Common	2
Anderson Towing Service, Inc.	100	Common	2
APACO, Inc.	100	Common	1
Arrow Wrecker Service, Inc.	500	Common	3
A to Z Enterprises, Inc.	13,100	Common	2
B&B Associated Industries, Inc.	100	Common	1
B-G Towing, Inc.	100	Common	2
Bear Transportation, Inc.	100	Common	1
Beaty Towing & Recovery, Inc.	100	Common	2
Bert’s Towing Recovery Corporation	100	Common	4
Bob’s Auto Service, Inc.	100	Common	2
Bob Bolin Services, Inc.	20,000	Common	6
Bob Vincent and Sons Wrecker Service, Inc.	75	Common	2
Boulevard & Trumbull Towing, Inc.	1,000	Common	2
Brewer’s, Inc.	1,000	Common	2
Bryrich Corporation	100	Common	2
C&L Towing Services, Inc.	100	Common	1
Cal West Towing, Inc.	100	Common	2
Cardinal Centre Enterprises, Inc.	3,501	Common	2
Cedar Bluff 24 Hour Towing, Inc.	100	Common	1
Central Valley Towing, Inc.	100	Common	2
Century Holdings, Inc.	100	Common	2
Chad’s, Inc.	100	Common	2
Champion Carrier Corporation	100	Common	2
Chevron, Inc.	1,746	Common	24
Chicago Metro Services, Inc.	3,000	Common	A-1
Clarence Cornish Automotive Service, Inc.	100	Common	2
Cleveland Vehicle Detention Center, Inc.	100	Common	1
Coffey’s Towing, Inc.	100	Common	2
Coleman’s Towing & Recovery, Inc.	100	Common	9
Competition Wheelift, Inc.	100	Common	1
D.A. Haneline, Inc.	100	Common	1
DVREX, Inc. (formerly named Dallas Vehicle Recovery, Inc.)	100	Common	11
Dick’s Towing & Road Service, Inc.	500	Common	5
Dollar Enterprises, Inc.	100	Common	1
Don’s Towing, Inc.	100	Common	2
Dugger’s Services, Inc.	100	Common	2
Dun-Rite Towing Inc.	100	Common	1

Name of Entity (the following are all business corporations unless otherwise indicated)	Number of Shares	Type of Stock Issued	Stock Certificate Number
DuRu, Inc.	100	Common	2
E.B.T., Inc.	10,000	Common	3
Export Enterprises, Inc.	100	Common	2
Gary’s Towing & Salvage Pool, Inc.	100	Common	2
Golden West Towing Equipment Inc.	120	Common	2
Good Mechanic Auto Co. of Richfield, Inc.	100	Common	1
Great America Towing, Inc.	100	Common	2
Greg’s Towing, Inc.	100	Common	1
H&H Towing Enterprises, Inc.	100	Common	1
Hall’s Towing Service, Inc.	525	Common	4
Hendrickson Towing, Inc.	100	Common	1
H.M.R. Enterprises, Inc.	5	Common	2
Interstate Towing & Recovery, Inc.	100	Common	1
Kauff’s, Inc.	100	Common	1
Kauff’s of Ft. Pierce, Inc.	100	Common	2
Kauff’s of Miami, Inc.	70,000	Common	5
Kauffs of Palm Beach, Inc.	105,000	Common	6
Ken’s Towing, Inc.	100	Common	2
King Automotive & Industrial Equipment, Inc.	200	Common	2
Lazer Tow Services, Inc.	100	Common	1
Levesque’s Auto Service, Inc.	100	Common	2
L.W.K.R., Inc. (formerly named Lewis Wrecker Service, Inc.)	1,000	Common	2
Lincoln Towing Enterprises, Inc.	100	Common	1
M&M Towing and Recovery, Inc.	100	Common	2
Maejo, Inc.	100	Common	2
Mel’s Acquisition Corp.	100	Common	1
Merl’s Towing Service, Inc.	100	Common	1
Mid-America Wrecker & Equipment Sales, Inc. of Colorado	100	Common	1
Mike’s Wrecker Service, Inc.	360	Common	5
Miller Financial Services Group, Inc.	1,000	Common	1
Miller/Greeneville, Inc.	100	Common	1
Miller Industries Distributing, Inc.	100	Common	1
Miller Industries International, Inc.	100	Common	2
Miller Industries Towing Equipment Inc.	3,000	Common	4
Moore’s Service & Towing, Inc.	100	Common	1
Moore’s Towing Service, Inc.	100	Common	1
Mosteller’s Garage, Inc.	100	Common	2
Murphy’s Towing, Inc.	100	Common	1
Official Towing, Inc.	100	Common	1
O’Hare Truck Service, Inc.	100	Common	1
P.A.T., Inc. (formerly named Pete’s A Towing, Inc.)	1,000	Common	2
Pipes Enterprises, Inc.	500	Common	2
Pro-Tow, Inc.	100	Common	2
Pullen’s Truck Center, Inc.	100	Common	2
Purpose, Inc.	500	Common	3
RAR Enterprises, Inc.	50	Common	2
RMA Acquisition Corp.	100	Common	1

Name of Entity (the following are all business corporations unless otherwise indicated)	Number of Shares	Type of Stock Issued	Stock Certificate Number
RRIC Acquisition Corp.	100	Common	1
Randy’s High Country Towing, Inc.	10,000	Common	2
Ray Harris, Inc.	100	Common	2
Ray’s Towing, Inc.	100	Common	2
RBEX, Inc. (formerly known as Road Butler, Inc.)	100	Common	1
Recovery Services, Inc.	100	Common	2
RTIEX, Inc.	222	Common	2
Road One, Inc.	100	Common	1
RoadOne Employee Services, Inc.	100	Common	2
Road One Insurance Services, Inc.	100	Common	1
Road One Service, Inc.	100	Common	1
Road One Specialized Transportation, Inc.	100	Common	1
RoadOne Transportation and Logistics, Inc.	100	Common	1
R.M.W.S., Inc. (formerly named Ronny Miller Wrecker Service Inc.)	1,000	Common	2
Sakstrup Towing, Inc.	100	Common	2
Sandy’s Auto & Truck Service, Inc.	10	Common	3
Sonoma Circuits, Inc.	100	Common	2
Southern Wrecker Center, Inc.	50	Common	2
Southern Wrecker Sales, Inc.	100	Common	1
Southwest Transport, Inc.	500	Common	4
Speed’s Automotive, Inc.	438	Common	4
Speed’s Rentals, Inc.	60	Common	2
Sroga’s Automotive Services, Inc.	100	Common	1
Suburban Wrecker Service, Inc.	100	Common	2
Team Towing and Recovery, Inc.	100	Common	5
Ted’s of Fayville, Inc.	1,900	Common	2
Texas Towing Corporation	100	Common	1
Thompson’s Wrecker Service, Inc.	100	Common	1
Tow Pro Custom Towing & Hauling, Inc.	100	Common	2
Treasure Coast Towing, Inc.	100	Common	1
Treasure Coast Towing of Martin County, Inc	500	Common	2
Truck Sales & Salvage Co., Inc.	100	Common	1
Walker Towing, Inc.	2,500	Common	2
Wes’s Service Incorporated	100	Common	3
Western Towing; McClure/Earley Enterprises, Inc.	100	Common	2
Whitey’s Towing, Inc.	100	Common	2
Wiltse Towing, Inc.	100	Common	2
Zebra Towing, Inc.	100	Common	2
Zehner Towing & Recovery, Inc.	100	Common	2

SCHEDULE 4

EXCEPTIONS

Consent of the Pennsylvania Industrial Development Authority to the granting of certain liens and encumbrances upon the property of Miller Industries, Inc. and Champion Carrier Corporation.

EXHIBIT F

Compliance Certificate

Bank of America, N.A., as Agent
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina 28255
Attention: Agency Services
Telefacsimile: (704) 386-9436

Reference is hereby made to the Amended and Restated Credit Agreement dated as of July 23, 2001 (, as from time to time amended, restated, modified, replaced, or supplemented the "Agreement") among MILLER INDUSTRIES, INC., a Tennessee corporation ("Miller"), MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation ("Miller Towing," and together with Miller, the "Borrowers"), the Lenders (as defined in the Agreement) and Bank of America, N.A., successor to Bank of America, N.A., as Agent for the Lenders ("Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of _____________, 20___ (the "Determination Date") as follows:

1.	Calculations:
	A.	Compliance with Section 8.1
		(a)	Capital Expenditures:
(i) Fiscal Year ending on April 30, 2002 = Cannot exceed $5,600,000 (ii) Fiscal Year ending on April 30, 2003 = Cannot exceed $6,250,000 (iii) Any Fiscal Year thereafter = Cannot exceed $6,750,000
		(b)	Fixed Charge Coverage Ratio: Cannot be less than 1.0 to 1.0.
		(c)	EBITDA:

Four-Quarter Periods Ending:	Initial EBITDA Requirement:	Subsequent EBITDA Requirement:

From the Closing Date Through April 29, 2002	$16,000,000	$13,000,000
From April 30, 2002 Through April 29, 2003	$19,000,000	$13,000,000
From April 30, 2003 through Termination	$24,000,000	$15,000,000

B.	Compliance with Section 8.4(a): Existing Indebtedness
	1. Existing Indebtedness	$__________
Required: Not more than $1,000,000 outstanding at any time
C.	Compliance with Section 8.4(d): Purchase Money Indebtedness and Capital Lease Obligations

	1.	Purchase money and Capital Lease obligations	$__________
	Required:	Not more than $5,000,000 outstanding at any time
D.	Compliance with Section 8.4(e): Guarantees of Trade Account Indebtedness
	1.	Guarantees of trade account indebtedness	$__________
	Required:	Not more than $1,000,000 outstanding at any time
E.	Compliance with Section 8.4(g): Guarantees of Asset Disposition
	1.	Guarantees of Asset Disposition	$__________
	Required:	Not more than $3,500,000 outstanding at any time
F.	Compliance with Section 8.4(h): Guarantees of floor plan financing
	1.	Guarantees of floor plan financing	$__________
	Required:	Not more than $30,000,000 outstanding at any time
G.	Compliance with Section 8.4(i): Guarantees of partial recourse obligations
	1.	Guarantees of partial recourse obligations	$__________
	Required:	Not more than $1,000,000 outstanding at any time
H.	Compliance with Section 8.4(l): intercompany Indebtedness from the RoadOne Borrowers to the Miller Borrowers incurred on or after the Closing Date
	1.	intercompany Indebtedness from the RoadOne Borrowers to the Miller Borrowers incurred on or after the Closing Date	$__________
	Required:	Not more than $7,000,000 outstanding at any time
I.	Compliance with Section 8.4(m): unsecured intercompany Indebtedness from the Borrowers or any Subsidiaries to any Foreign Subsidiaries
	1.	unsecured intercompany Indebtedness from the Borrowers or any Subsidiaries to any Foreign Subsidiaries	$__________
	Required:	Not more than $1,000,000 outstanding at any time

J.	Compliance with Section 8.4(n): unsecured intercompany Indebtedness incurred on or after the Closing Date for loans and advances made by Miller or any Miller Borrower to any RoadOne Borrower
	1.	unsecured intercompany Indebtedness incurred on or after the Closing Date for loans and advances made by Miller or any Miller Borrower to any RoadOne Borrower	$__________
	Required:	Not more than $1,000,000 outstanding at any time

2.        No Default

A.       Since __________ (the date of the last similar certification), (a) the Borrowers have not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in Article IX of the Agreement has occurred and is continuing.

B.       If a Default or Event of Default has occurred since __________ (the date of the last similar certification), the Borrowers propose to take the following action with respect to such Default or Event of Default:______________________________________________________

____________________________________________________________.

(Note, if no Default or Event of Default has occurred, insert "Not Applicable").

The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 7.1 of the Agreement.

IN WITNESS WHEREOF, I have executed this Certificate this ___ day of ___________, 20___.

By:________________________________ Authorized Representative Name:__________________________________ Title:___________________________________

EXHIBIT G

Form of Warrant Agreement

MILLER INDUSTRIES, INC.

WARRANT AGREEMENT

________ ___, 2001

WARRANT AGREEMENT

WARRANT AGREEMENT, dated as of ________ ___, 2001 (this "Agreement"), among MILLER INDUSTRIES, INC., a Tennessee corporation (the "Corporation"), and each person attaching a signature page hereto and each other institution which may hereafter execute and deliver an instrument of assignment pursuant to Schedule 11.1 that certain Amended and Restated Credit Agreement, dated _________ __, 2001, by and among the Corporation, the Lenders party thereto and Bank of America, N.A., as Agent for the Lenders (as amended, restated, supplemented, or modified, the "Credit Agreement") (each an "Investor" and, collectively the "Investors").

Pursuant to the terms of the Credit Agreement, the Corporation has agreed to enter into this Agreement to issue to the Investors warrants (the "Warrants") exercisable for shares of common stock, $0.01 par value per share, of the Corporation (the "Common Stock").

The Corporation has authorized the issuance to the Investors and to their designated Affiliates (which are, where applicable, referred to as Investors herein) of the Warrants under the terms and conditions hereof, which number of shares is subject to increase or decrease as provided herein.

In consideration of the foregoing and of the representations, warranties and agreements contained in the Credit Agreement, and for the purpose of defining the terms and provisions of the Warrants and the Warrant Shares (as defined herein) and the respective rights and obligations thereunder of the Corporation and the Holders (as defined herein), the Corporation and the Investors hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

For all purposes of this Agreement, except as otherwise expressly provided:

(a)       the terms defined in this Article 1 have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b)       the words "herein," "hereof" and "hereunder," and other words of similar import, refer to this Agreement as a whole and not to any particular article, section or other subdivision; and

(c)       any capitalized term otherwise not defined herein, shall have the meaning ascribed to it under the Credit Agreement.

"Affiliate" means, with respect to any person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned person. A person shall be deemed to control another person if such first person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second person, whether through the ownership of voting securities, by contract or otherwise.

"Board" or "Board of Directors" means the board of directors of the Corporation.

"Business Day" means any day which is not a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, executive order, regulation or governmental decree to close.

"Capital Stock" shall mean the Common Stock and preferred stock of the Corporation.

"Change of Control" means: (i) the consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, or transfer of shares, in either case whereby any person or group acquires beneficial ownership of more than 50% of the combined voting power of all classes of the continuing or surviving entity’s capital stock outstanding immediately after such merger, consolidation or other reorganization, or transfer of shares, or (ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets. A transaction shall not constitute a Change of Control if its sole purpose is to change the jurisdiction of the Corporation’s incorporation or organization or to create a holding Corporation, subsidiary or other affiliate that will be owned by the Corporation or by the persons who held the Corporation’s securities immediately before such transaction in substantially the same proportions as before.

"Closing" means either the Tranche I Closing or the Tranche II Closing, whichever is applicable for a particular Warrant.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the common stock, $0.01 par value per share, of the Corporation.

"Corporation" has the meaning set forth in the preamble hereto.

"Credit Agreement" has the meaning set forth in the preamble hereto.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

"Exercise Price" shall mean either the Tranche I Exercise Price or the Tranche II Exercise, whichever is applicable for a particular Warrant.

"Expiration Date" means either the Tranche I Expiration Date or the Tranche II Expiration Date, whichever is applicable for a particular Warrant.

"Holders" means the holders from time to time of the Warrants or the Warrant Shares issued upon exercise of the Warrants.

"Independent Valuation Firm" means an independent, experienced appraisal firm which is a member of a recognized professional association of business appraisers acceptable to a majority of the Board of Directors of the Corporation and the applicable Holder and which has not been called upon to audit the financial statements of the Corporation or such Holder.

"Market Price" shall mean on any date specified herein, with respect to Common Stock or to common stock (or equivalent equity interests) issued pursuant to a Change of Control, the amount per share equal to (i) the average sale price of the last sale price of shares of Common Stock, regular way, or of shares of such common stock (or equivalent equity interests) for the immediately preceding twenty (20) Business Days (or such other period as may be specified in this Warrant) or, if no such sale takes place on any such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (ii) if no shares of Common Stock or no shares of such common stock (or equivalent equity interests), as the case may be, are then listed or admitted to trading on any national securities exchange, the average sale price of the last sale price of shares of Common Stock, regular way, or of shares of such common stock (or equivalent equity interests) for the immediately preceding twenty (20) Business Days (or such other period as may be specified in this Warrant), or, if no such sale takes place on any such date, the average of the reported closing bid and asked prices thereof on such date, in each case as quoted in the Nasdaq National Market or, if no shares of Common Stock or no shares of such common stock (or equivalent equity interest), as the case may be, are then quoted in the Nasdaq National Market or Nasdaq Smallcap Market, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Corporation, or (iii) if no shares of Common Stock or no shares of such common stock (or equivalent equity interests), as the case may be, are then listed or admitted to trading on any national securities exchange or quoted or published in the over-the-counter market, the higher of (x) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation, as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made or the price per Warrant Share determined in good faith by the Board of Directors as of the relevant Closing and notified to the Investors in accordance with Section 7.1 (the "Initially Determined Price"); provided, however, if any Investor who is entitled to receive any Warrants with respect to the related Closing objects to the Board of Directors’ determination of such Market Price pursuant to clause (iii) above within five Business Days’ of receipt of such notice by a written notice of objection delivered to the Corporation (an "Objection Notice," and each Investor who has delivered an Objection Notice an "Objecting Investor"), the Market Price shall be such price per Warrant Share as of the relevant Closing as may be redetermined by the Board of Directors in consultation with and subject to the agreement of each Objecting Investor, each of whom shall be required to negotiate in good faith and use commercially reasonable efforts to reach agreement prior to the Referral Date (as defined herein) (and such price shall be final upon the agreement of each of the Objecting Investors); provided, further that if the Board of Directors and each Objecting Investor are not able to agree on the Market Price within ten (10) Business Days after the Corporation’s receipt of all timely Objection Notices (the "Referral Date"), the Market

Price shall be the price per Warrant Share as of the relevant Closing determined by an Independent Valuation Firm, not discounting value due to the fact that such securities constitute a minority interest, and lack liquidity but assuming that the sale would be between a willing buyer and a willing seller, neither of which is under any compulsion to sell or buy. The Board of Directors shall submit its valuations and any other relevant data, and any Investor may submit its own valuation and any other data, to the Independent Valuation Firm and the Corporation shall instruct, and shall use commercially reasonable efforts to cause, the Independent Valuation Firm to make its own determination of the Market Price by not later than fifteen (15) Business Days after the Referral Date. If the Independent Valuation Firm fails to determine a price per share on or before the twentieth (20th) Business Day following the Referral Date, the Initially Determined Price shall be deemed final and binding. If the Independent Valuation Firm determines a price per share on or before the twentieth (20th) Business Day following the Referral Date, whether such price is higher or lower than the Initially Determined Price, the determination of the final Market Price by such Independent Valuation Firm shall be final and binding upon the parties. The Corporation agrees to pay 50%, and the Objecting Investors jointly agree to pay 50%, of the fees and expenses of the Independent Valuation Firm.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

"Tranche I Closing" has the meaning set forth in Section 2.3(a) hereof.

"Tranche II Closing" has the meaning set forth in Section 2.3(b) hereof.

"Tranche I Exercise Price" is equal to the Market Price as of the Tranche I Closing.

"Tranche II Exercise Price" is equal to the Market Price as of the Tranche II Closing.

"Tranche I Expiration Date" for each Warrant issued pursuant to Section 2.3(a) hereunder, is equal to the date that is seven years from the date hereof.

"Tranche II Expiration Date" for each Warrant issued pursuant to Section 2.3(b) hereunder, is equal to the date that is eight years from the date hereof.

"Tranche I Shares" means the Warrant Shares (as adjusted in accordance with Section 4 herein) to be issued in accordance with Section 2.3(a) hereof.

"Tranche II Shares" means the Warrant Shares (as adjusted in accordance with Section 4 herein) to be issued in accordance with Section 2.3(b) hereof.

"Transfer Legend" means a legend in the form required by Section 2.2 hereof.

"Warrants" have the meaning set forth in the preamble hereto.

"Warrant Certificates" has the meaning set forth in Section 2.1 hereof.

"Warrant Shares" means shares of Common Stock issuable upon exercise of a Warrant Certificate.

ARTICLE 2
 RIGHT TO PURCHASE WARRANT SHARES

2.1       Form of Warrant Certificates. Any certificate representing the Warrants (a "Warrant Certificate"), the form of which is attached hereto as Exhibit A, shall be detachable from this Agreement and the Credit Agreement and shall be dated the date on which it is signed by a duly authorized officer of the Corporation and shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement or the Credit Agreement.

2.2       Legend. Each Warrant Certificate shall bear on the face thereof a legend (the "Transfer Legend") substantially in the following form:

"This Warrant has not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred in the absence of such registration or an exemption therefrom under such Act."

Except as otherwise permitted by this Section 2.2, (a) each certificate for Common Stock (or other security) issued upon the exercise of any Warrant, and (b) each certificate issued upon the direct or indirect transfer of any such Common Stock (or other security) shall be stamped or otherwise imprinted with a legend in substantially the following form:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred in the absence of such registration or an exemption therefrom under such Act."

The holder of any Warrant or Warrant Share shall be entitled to receive from the Corporation, without expense, new securities of like tenor not bearing the applicable legend set forth above in this Section 2.2 when such securities shall have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such securities, (b) sold to the public pursuant to Rule 144 or any comparable rule under the Securities Act, or (c) when, in the opinion of independent counsel for the holder thereof experienced in Securities Act matters, such restrictions are no longer required in order to insure compliance with the Securities Act.

2.3       Warrant Tranches

The Warrants shall be issuable to the Investors in accordance with the provisions of this Section 2.3.

(a)       Tranche I. On the earliest practicable date following the One-Year Anniversary (as defined in the Credit Agreement) (the "Tranche I Closing"), the Corporation shall issue to the Investors then a party to this Agreement Warrants exercisable for a number of Warrant Shares equal to (i) a fraction, the numerator of which shall be be the aggregate outstanding principal balance of the Term Loans as of the One-Year Anniversary and the denominator of which shall be the aggregate outstanding principal balance of the Term Loans as of the date hereof, multiplied by (ii) the product of 0.5% times the number of outstanding shares of Common Stock of the Corporation as of the One-Year Anniversary (the "Tranche I Shares"). Each Investor a party to this Agreement on the One-Year Anniversary shall receive that number of the Tranche I Shares that is equal to such Investor’s Applicable Commitment Percentage multiplied by the aggregate number of Tranche I Shares issuable by the Corporation pursuant to this clause (a).

(b)       Tranche II. On the earliest practicable date following the Two-Year Anniversary (as defined in the Credit Agreement) (the "Tranche II Closing"), the Corporation shall issue to the Investors then a party to this Agreement Warrants exercisable for a number of Warrant Shares equal to (i) a fraction, the numerator of which shall be be the aggregate outstanding principal balance of the Term Loans as of the Two-Year Anniversary and the denominator of which shall be the aggregate outstanding principal balance of the Term Loans as of the date hereof, multiplied by (ii) the product of 1.5% times the number of outstanding shares of Common Stock of the Corporation as of the Two-Year Anniversary (the "Tranche II Shares"). Each Investor a party to this Agreement on the Two-Year Anniversary shall receive that number of the Tranche II Shares that is equal to such Investor’s Applicable Commitment Percentage multiplied by the aggregate number of Tranche II Shares issuable by the Corporation pursuant to this clause (b).

2.4       Delivery of the Warrant Certificates. Within ten (10) days of any Closing, the Corporation shall issue to any Investor who is entitled to receive Warrants in accordance with Section 2.3 above, a Warrant Certificate for Warrants to purchase said number of Warrant Shares, which number of Warrant Shares is subject to increase and decrease as provided in Article 4 below. In the event a Holder exercises its right to acquire Warrant Shares granted under any Warrant Certificate, certificates for the shares of Common Stock so purchased shall be issued in the name of, or as directed by, the Holder and delivered to Holder, or its transferee (as provided in Article 6 herein), within a reasonable time and, unless such Warrant Certificate has been fully exercised or has expired, a new Warrant Certificate representing the shares with respect to which such Warrant Certificate shall not have been exercised shall also be issued to Holder, or its transferee, within such time.

ARTICLE 3
 EXERCISE OF WARRANTS

3.1       Exercise Price. The Warrant Certificates shall entitle the Holders thereof, subject to the provisions of this Agreement, to purchase, as applicable: (a) the Tranche I Warrant Shares at the Tranche I Exercise Price and (b) the Tranche II Warrant Shares at the Tranche II Exercise Price.

3.2       Restrictions on Exercise; Expiration. Subject to the terms and conditions of this Agreement, on or before the applicable Expiration Date, the Warrants may be exercised on any Business Day as to all or any portion of the Warrant Shares. If any of the Warrants are not exercised by 5:00 p.m., New York City time, on the applicable Expiration Date, this Agreement and unexercised Warrants and Warrant Certificates shall expire and all rights of the Holders hereunder and thereunder shall terminate unless otherwise provided herein or therein.

3.3       Method of Exercise; Payment of Exercise Price.

(a)       In order to exercise all or any of the Warrants, a Holder thereof shall provide written notice in substantially the form of Attachment-1 to Exhibit A to the Corporation at its address set forth in Section 9.3 hereof specifying the number of Warrants being exercised. Such notice shall be accompanied by one or more Warrant Certificates representing not less than the number of Warrants being exercised, together with payment in full of the applicable per share Exercise Price multiplied by the number of Warrant Shares to be purchased pursuant to the exercise. The Exercise Price shall be payable, at the option of such Holder by wire transfer, certified check, official bank check or bank cashier’s check payable to the order of the Corporation. If the number of Warrants being exercised is less than the number of Warrants represented by the Warrant Certificate(s) tendered in connection with the exercise, the Corporation shall issue new Warrant Certificate(s) for the unexercised Warrants in accordance with instructions contained in the notice of exercise and this Agreement.

(b)       In lieu of exercising this Warrant pursuant to Section 3.2(a) above, Holder may elect to receive shares based on the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Corporation together with notice of such election, in which event the Corporation shall issue to Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)
           A

Where:

X= the number of shares of Common Stock to be issued to Holder;

Y= the number of shares of Common Stock purchasable under this Warrant (at the date of such calculation);

A= the Market Value of one share of the Corporation’s Common Stock (at the date of such calculation); and

B= Exercise Price as of the date of issuance of the Warrant (adjusted to the date of such calculation).

(c)       Upon exercise of any Warrant in conformity with the foregoing provisions, the Corporation shall (i) transfer promptly to, or upon the written order of, the Holder of such Warrant, appropriate evidence of ownership of any Warrant Shares or other securities or property (including money) to which it is entitled, registered or otherwise placed in such name or names as may be directed in writing by the Holder thereof, (ii) deliver such evidence of ownership and any other securities or property (including money) to the person or persons entitled to receive the same, and (iii) reissue, as the case may be, a Warrant Certificate for any unexercised Warrants. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the surrender for exercise of the Warrant Certificate representing such Warrant being exercised and the payment of or surrender of Warrants representing the Exercise Price thereof, and, for all purposes of this Agreement, the person entitled to receive any Warrant Shares or other securities or property deliverable upon such exercise shall, as between such person and the Corporation, be deemed to be the Holder of such Warrant Shares or other securities or property of record as of the close of business on such date and shall be entitled to receive any Warrant Shares or other securities or property (including money) to which such person would have been entitled had such person been the record holder of such Warrant Shares or other securities or property on such date.

3.4       Dividends and Distributions. For so long as any of the Warrants remain outstanding and unexercised, the Corporation will, upon the declaration of a cash dividend upon its Common Stock or other distribution to the holders of its Common Stock (other than a dividend to holders of its Common Stock payable in shares of the Corporation’s Common Stock) and at least 10 days prior to the record date, notify the Holders of such declaration, which notice will contain, at a minimum, the following information: (i) the anticipated date of the declaration of the dividend or distribution, (ii) the amount of such dividend or distribution, (iii) the record date of such dividend or distribution, (iv) the payment date or distribution date of such dividend or distribution, and (v) the Corporation’s best estimate of the frequency and amount of cash dividends or other distributions to be paid or made in each of the succeeding three years.

ARTICLE 4
 ADJUSTMENTS

The number of Warrant Shares for which any Warrant is exercisable and the applicable Exercise Price for such Warrant shall be subject to adjustment from time to time as set forth in this Section 4.

4.1       Upon Stock Dividends, Subdivisions or Splits. If, at any time after the date hereof, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock then, the number of shares of Common Stock purchasable on exercise of a Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock, and the applicable Exercise Price per share for such Warrant Shares shall be decreased in proportion to such increase in outstanding shares of Common Stock.

4.2       Upon Combinations. If, at any time after the date hereof, the number of shares of Common Stock outstanding is decreased by any combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of shares of Common Stock purchasable on exercise of a Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock, and the applicable Exercise Price per share for such Warrant Shares shall be increased in proportion to such decrease in outstanding shares of Common Stock.

4.3       Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any Change of Control transaction, all Warrants issuable hereunder shall after such reorganization, reclassification, consolidation, or merger be exercisable for the kind and number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such consolidation or surviving such merger, if any, to which the holder of the number of shares of Common Stock deliverable upon exercise of a Warrant issuable hereunder (immediately prior to the time of such reorganization, reclassification, consolidation or merger) would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers. Furthermore, the Corporation will not merge into or consolidate with any other person, or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor of the Corporation, unless prior to the consummation of such reorganization, reclassification, consolidation or merger, the successor corporation (if other than the Corporation) resulting from such reorganization, reclassification, consolidation, assumes, by written instrument, the obligation to deliver to the Holder of a Warrant issuable hereunder, such shares of stock, securities or assets, which, in accordance with the foregoing provisions, such Holders shall be entitled to receive upon exercise.

4.4       Deferral in Certain Circumstances. In any case in which the provisions of this Section 4 shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event issuing to the Holder of any Warrant exercised after such record date and before the occurrence of such event the shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event and issuing to such Holder only the shares of Common Stock issuable upon such exercise before giving effect to such adjustments; provided, however, that the Corporation shall deliver to such Holder an appropriate instrument or due bills evidencing such Holder’s right to receive such additional shares.

ARTICLE 5
 RESERVATION AND AUTHORIZATION OF COMMON SHARES, ETC.

5.1       Reservation and Authorization. The Corporation hereby represents and warrants that it has reserved, and shall at all times hereafter reserve and keep available, for issuance upon exercise of the Warrants such number of its duly authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants and will cause appropriate evidence of ownership of such Warrant Shares or other securities to be delivered to the Holders of the Warrants upon their request for delivery of such, and shall take such action as shall be necessary so that all such shares of Common Stock, shall to the extent such shares are eligible for listing on a securities exchange, at all times, be duly approved for listing, subject to official notice of issuance, on each securities exchange, if any, on which such shares of Common Stock or other securities are then listed.

5.2       Covenant Regarding Common Stock. The Corporation covenants that, except as contemplated by the Agreements, all shares of Common Stock will, upon issuance, be (a) duly authorized, validly issued, fully paid and nonassessable, (b) free from preemptive and any other similar rights and (c) free from any taxes, liens, charges or security interest with respect thereto.

ARTICLE 6
 WARRANT TRANSFER BOOKS: RESTRICTIONS ON TRANSFER

6.1       Transfer and Exchange.

(a)       The Corporation shall keep and maintain a register in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for the registration of the Warrant Certificates on the Corporation’s records and transfers or exchanges of the Warrant Certificates as herein provided.

(b)       Subject to the provisions of this Article 6, a Holder may transfer a Warrant Certificate and the Warrants represented thereby in whole or in part by written notice to the Corporation stating the name of the proposed transferee and otherwise complying with the terms of this Agreement. Any transferee shall agree in writing to be subject to the terms and conditions of this Agreement and the Agreements.

(c)       Subject to Section 6.2(b) hereof, when a Warrant Certificate is presented to the Corporation with a request to register the transfer of such Warrant Certificate, the Corporation shall register the transfer or make the exchange as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied. To permit registrations of transfers and exchanges, the Corporation shall execute and deliver such Warrant Certificate in accordance with the provisions hereof. No service charge shall be made for any registration of transfer or exchange of the Warrants.

6.2       Special Transfer Provisions.

(a)       By its acceptance of the Warrants represented by a Warrant Certificate bearing the Transfer Legend, each Holder of the Warrants acknowledges the restrictions on transfer of the Warrants and Warrant Shares and agrees that it will transfer the Warrants and Warrant Shares only in accordance with those restrictions.

(b)       Upon the transfer, exchange or replacement of a Warrant Certificate or certificate representing Warrant Shares not bearing the Transfer Legend, the Corporation shall deliver a Warrant Certificate or stock certificate that does not bear the Transfer Legend. Upon the transfer, exchange or replacement of a Warrant Certificate or certificate representing Warrant Shares bearing the Transfer Legend, the Corporation shall deliver such Warrant Certificate or stock certificate bearing the Transfer Legend, unless such legend may be removed from a Warrant Certificate or stock certificate as provided in the next sentence. The Transfer Legend may be removed from a Warrant Certificate or stock certificate if there is delivered to the Corporation an opinion of legal counsel satisfactory to the Corporation to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such security will not violate the registration and prospectus delivery requirements of the Securities Act or applicable law; provided, however, that the Corporation shall not be required to determine the sufficiency of any such evidence.

6.3       Surrender of a Warrant Certificate. Any Warrant Certificate surrendered for registration of transfer, exchange or exercise of the Warrants represented thereby shall be promptly canceled by the Corporation and shall not be reissued by the Corporation and, except in case of mutilation or partial exercise of the Warrants represented by such Warrant Certificate, no Warrant Certificate shall be issued hereunder in lieu thereof.

ARTICLE 7
 NOTICE TO HOLDERS

7.1       Notices of Corporate Actions.

In case:

(a)       the Corporation shall grant to the holders of its Capital Stock as a class any rights or warrants to subscribe for or purchase any shares of Capital Stock of any class; or

(b)       of any reclassification of the Capital Stock, or of any consolidation, merger or share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation, or of a Change of Control; or

(c)       of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

(d)       the Corporation or any subsidiary shall commence a tender offer for all or a portion of the outstanding shares of Capital Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor); or

(e)       the Corporation shall take an action or an event shall occur that would require a Warrant Share and/or Exercise Price adjustment pursuant to Section 4; or

(f)       the Board of Directors shall determine the Market Price with respect to any Closing, any Referral Date shall occur or the Market Price shall be redetermined in accordance with the definition thereof;

then the Corporation shall cause to be mailed to each Investor at its last address as such address appears in the stock register, (i) in the case of any action covered by clauses (a) through (d) above at least 20 days prior to the record date for determining holders of the Common Stock for purposes of such action, and (ii) in the case of any other such action, as soon as practicable, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of the Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (2) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (3) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of the amendment thereto). Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the applicable Exercise Price, the Warrant Shares issuable hereunder and the kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of the Warrants. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (f) of this Section 7.1.

7.2       Taking of Record. In the case of all dividends or other distributions by the Corporation to the holders of its Common Stock with respect to which any provision of any Section hereof refers to the taking of a record of such holders, the Corporation will in each such case take such a record and will take such record as of the close of business on a Business Day.

7.3       Closing of Transfer Books. The Corporation shall not at any time, except upon dissolution, liquidation or winding up of the Corporation, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

ARTICLE 8
 REGISTRATION

8.1       Corporation Covenants.

(a)       Registrable Securities. As used herein, "Registrable Securities" shall mean (i) the Warrant Shares and (ii) any Common Stock issued or issuable at any time or from time to time in respect of the Warrant Shares upon a conversion, stock split, stock dividend, recapitalization or other similar event involving the Corporation; provided, however, that no shares shall be included in any registration under this Agreement unless such shares shall have been first converted to Common Stock; and provided further that shares shall cease to be Registrable Securities at such time as they become eligible for sale pursuant to Rule 144 under the Securities Act, and provided further that shares shall cease to be Registrable Securities at such time as they are sold by a person in a transaction in which his rights under this Agreement are not properly assigned.

(b)       Registration Upon Request. At any time after the date hereof, the Holder or Holders of Registrable Securities constituting at least a majority of the total number of shares of Registrable Securities then outstanding or issuable upon exercise of then outstanding Warrants may request the Corporation to register under the Securities Act, for sale in accordance with the method of disposition specified in such notice, all or any portion of the Registrable Securities held by such requesting Holder or Holders; provided, however, that the aggregate offering price of the shares of Registrable Securities to be registered (if they constitute less than all of the Registrable Securities held by the requesting Holder or Holders) must be reasonably likely to equal or exceed $500,000; and provided further, that the Corporation shall have no obligation to (i) effect more than two (2) registration under this Section 8.1(b) during any period of twelve (12) consecutive months; or (ii) to effect any registration under this Section 8.1(b) within 180 days after the effective date of any registered offering of the Corporation’s securities to the general public in which such Holder or Holders shall have been able to register all Registrable Securities as to which registration shall have been requested pursuant to Section 8.1(c).

(c)       Incidental Registration. If the Corporation at any time proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-8 or S-4 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice to the Holders of its intention to do so. Upon the written request of any Holder, given within ten (10) days after receipt of any such notice, to register any of such Holder’s Registrable Securities (which request must state the intended method of disposition thereof), the Corporation will use its commercially reasonable efforts (as set forth in Section 8.1(d)) to cause the Registrable Securities as to which registration has been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Corporation, all to the extent requisite to permit the sale or other disposition by such Holder (in accordance with its written request) of such Registrable Securities so registered. If any registration pursuant to this Section 8.1(c) is, in whole or in part, an underwritten public offering of Common Stock, any request by a Holder pursuant to this Section 8.1(c) to register Registrable Securities must specify that such Registrable Securities are to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration. Notwithstanding anything to the contrary contained in this Section 8.1(c), if there is a firm commitment underwritten offering of securities of the Corporation pursuant to a registration statement covering Registrable Securities and such Holder does not elect to sell its Registrable Securities to the underwriters of securities in connection with such offering, such Holder will refrain from selling such Registrable Securities during the period of distribution of the Corporation’s securities by such underwriters and the period in which the underwriting syndicate participates in the after market; provided, however, that the Holder, in any event, shall be entitled to sell its Registrable Securities commencing on the 180th day after the effective date of such registration statement.

(d)       Obligations of the Corporation. If and whenever the Corporation is required by the provisions of Section 8.1(b) or (c) hereof to use its commercially reasonable efforts to effect the registration of any of Registrable Securities under the Securities Act, the Corporation will, as expeditiously as possible:

(i)       prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on the appropriate form and in compliance in all material respects with the Securities Act (the "Registration Statement") covering such Registrable Securities, and use its reasonable best efforts to have the Registration Statement declared effective as promptly as practicable;

(ii)       prepare and file with the SEC such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective (including, without limitation, any amendments or supplements which may be required as a result of any changes in any Holder’s plan of distribution) until the earlier of (1) such time as all the Registrable Securities have been sold by the Holders or (2) such time as the Registrable Securities will no longer be required to be registered for the resale thereof by any Holder by reason of Rule 144 of the SEC under the Securities Act or any other rule of similar effect; provided, however, that the Corporation in good faith, may delay the filing of any amendment or supplement to the Registration Statement for a reasonable period of time, not to exceed 90 days, in order to permit the Corporation (A) to effect disclosure or disposition or consummation of any transaction requiring confidential treatment which is being actively pursued at such time and which would require disclosure in the Registration Statement or (B) to negotiate, effect or complete any transaction which the Corporation reasonably believes might be jeopardized, delayed or made more costly to the Corporation by disclosure in the Registration Statement;

(iii)       advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose if such stop order, suspension or proceeding would prohibit the resale of the Registrable Securities by any Holder; and it will promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued;

(iv)       use its reasonable best efforts to furnish to the Holders with respect to the Registrable Securities registered on the Registration Statement (and to each underwriter, if any, of such Registrable Securities) such number of copies of the prospectus included in the Registration Statement (the "Prospectus") in conformity with the requirements of the Securities Act and such other documents as the Holders may reasonably request, in order to facilitate the resale of all or any of the Registrable Securities by the Holders, it being understood and agreed that the Holders will comply with the provisions of the Securities Act and of such other securities or state securities laws ("Blue Sky") as may be applicable to selling stockholders in connection with any use of the Prospectus;

(v)       within the time during which a Prospectus is required to be delivered under the Securities Act, comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the rules and regulations, as from time to time in force, so far as necessary to permit the continuance of sales of the Registrable Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Corporation will promptly notify the Holders and will, subject to the proviso in clause (ii) above, amend the Registration Statement or supplement the Prospectus so as to correct such statement or omission or effect such compliance and will immediately notify the Holders of the filing and effectiveness of each amendment to the Registration Statement and the filing of each supplement to the Prospectus;

(vi)       use its reasonable best efforts to register and qualify the Registrable Securities under the securities laws of such jurisdictions as any of the Holders may reasonably request and to continue such qualifications in effect so long as the Registration Statement is kept effective pursuant to this Section 8.1, except that the Corporation shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any such jurisdiction;

(vii)       if the Registrable Securities are to be sold in an underwritten offering, the Corporation will furnish, at the request of the selling Holder(s), on the date that such Registrable Securities are delivered to the underwriters for sale in an underwritten public offering (1) an opinion, dated as of such date, of counsel for the Corporation for the purposes of such registration, addressed to the underwriters, in a customary form and covering maters of the type customarily covered in opinions of issuer’s counsel delivered to the underwriters in underwritten public offerings, and such other legal matters as such underwriter may reasonably request, and (2) a "comfort" letter, dated as of such date, signed by the independent public accountants of the Corporation who have certified the Corporation’s financial statements included in such registration statement, addressed to the underwriters, in a customary form and covering matters of the type customarily covered in accountants’ "comfort" letters delivered to the underwriters in underwritten public offerings and such other financial information (including information as to the period ending not more than five (5) business days prior to the date of such letter) as such underwriter may reasonably request; and, with each Holder, enter into customary agreements (including an underwriting agreement in customary form) and take such other actins as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities in an underwritten offering; and

(viii)       bear all expenses in connection with the procedures in this Section 8.1 (including without limitation all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Corporation, blue sky fees and expenses and the expense of any special audit incident to or required by any such registration), other than underwriting discounts, selling commissions, and fees and the expenses, if any, of counsel or other advisers to any of the Holders, which shall be borne by the Holders.

(e)       The Corporation shall be entitled to require that the parties refrain from effecting any public sales or distributions of the Registrable Securities pursuant to a Registration Statement that has been declared effective by the SEC or otherwise, if the board of directors of the Corporation reasonably determines that such, public sales, or distributions would interfere in any material respect with any transaction involving the Corporation that the board of directors reasonably determines to be material to the Corporation. The board of directors shall, as promptly as practicable, give the holders of the Registrable Securities written notice of any such development. In the event of a request by the board of directors of the Corporation that the holders of Registrable Securities refrain from effecting any public sales or distributions of the Registrable Securities, the Corporation shall be required to lift such restrictions regarding effecting public sales or distributions of the Registrable Securities as soon as reasonably practicable after the board of directors shall reasonably determine public sales or distributions by the holders of the Registrable Securities shall not interfere with such transaction, provided, that in no event shall any requirement that the holders of Registrable Securities refrain from effecting public sales or distributions in the Registrable Securities extend for more than 180 days.

(f)       If any Registration Statement relates to an underwritten public offering, the right of any Holder to participate in such registration pursuant shall be conditioned upon such Holder participating in such reasonable underwriting arrangements as the Corporation shall make regarding the offering, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein. The participating Holders and all other shareholders proposing to distribute their securities through such underwriting shall (together with the Corporation and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Corporation. Notwithstanding any other provision of this Agreement, if the managing underwriter concludes in its reasonable judgment that the number of shares to be registered for selling shareholders (including the Holders) would materially adversely effect such offering, the number of Registrable Securities to be registered, together with the number of shares of Common Stock or other securities held by other shareholders proposed to be registered in such offering, shall be reduced on a pro rata basis based on the number of Registrable Securities proposed to be sold by each Holder as compared to the number of shares proposed to be sold by all shareholders. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Corporation and the managing underwriter, delivered not less than 10 days before the effective date. The Registrable Securities excluded by the managing underwriter or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

(g)       The Corporation shall have the right to terminate or withdraw any Registration Statement initiated by it under Section 8.1(c) of this Agreement prior to the effectiveness of such Registration Statement whether or not any Holder has elected to include securities in such registration.

8.2       Holder Covenants.

(a)       Each Holder shall furnish the Corporation such information regarding such Holder and the distribution of such Registrable Securities as the Corporation may from time to time reasonably request in writing.

(b)       Each Holder of the Registrable Securities agrees by acquisition of such Registrable Securities to give at least three (3) business hours prior written notice to the Corporation of any proposed sale of Registrable Securities pursuant to an effective Registration Statement, specifying the proposed date of such sale, and not to make such sale (1) unless such three (3) business hours elapse without response from the Corporation, or (2) in the event the Corporation responds by stating that an amendment to such Registration Statement or supplement to the Prospectus must be filed in accordance with Section 8.1(d)(v), until the Corporation notifies the Holder that the Registration Statement has been amended or the Prospectus supplemented as required. Each Holder further agrees that if the Registrable Securities are not sold within 24 hours of the time such notice is delivered to the Corporation, it will not sell any Registrable Securities without again complying with the notice provisions of this Section 8.2(b). For purposes hereof, "business hours" means the hours of 9:00 a.m. to 6:00 p.m. on any day when the New York Stock Exchange is open for trading.

(c)       Each Holder of the Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Corporation of the happening of any event of the kind described in the second sentence of subdivision (v) of Section 8.1(d) or pursuant to Section 8.1(e), such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (v) of Section 8.1(a) or of notice from the Corporation pursuant to Section 8.1(e), and, if so directed by the Corporation, will deliver to the Corporation (at the Corporation’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus relating to such Registrable Securities at the time of receipt of such notice.

8.3       Indemnification.

(a)       The Corporation will indemnify each Holder, each of its officers, directors and constituent partners, legal counsel for the Holder, and each person controlling such Holder, with respect to which registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each of its officers, directors, constituent partners, legal counsel for such underwriter and each person who controls any underwriter against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus or other document (including any related Registration Statement) incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Corporation of any rule or regulation promulgated under the Securities Act applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any such registration, qualification or compliance; and the Corporation will reimburse each such Holder, each such underwriter and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 8.3(a) shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if settlement is effected without the consent of the Corporation (which consent shall not unreasonably be withheld); and provided, further, that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Corporation by such Holder, underwriter or controlling person and stated to be for use in connection with the offering of Registrable Securities. Notwithstanding the above, the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the SEC at the time the Registration Statement becomes effective or the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter or any Holder, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(b)       Each Holder will indemnify the Corporation, each of its directors and officers, each legal counsel and independent accountant of the Corporation, each underwriter, if any, of the Corporation’s securities covered by such a Registration Statement, each person who controls the Corporation or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and constituent partners and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration, qualification or compliance, and will reimburse the Corporation, such Holder, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Corporation by such Holder and stated to be specifically for use in connection with the offering of Registrable Securities; provided, however, that each Holder’s liability under this Section 8.3(b) shall not exceed such Holder’s proceeds from the offering of Registrable Securities made in connection with such registration.

(c)       Promptly after receipt by an indemnified party under this Section 8.3 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this

Section 8.3(c), notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Corporation and the Holders in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 8.3, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party, and the reasonable fees and expenses of such counsel shall be paid by the indemnifying party.

(d)       If the indemnification provided for in this Section 8.3 from an indemnifying party is unavailable to an indemnified party hereunder in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party and the parties’ relative intent, knowledge, access to information supplied by such indemnifying party or indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action, suit, proceeding or claim.

ARTICLE 9
MISCELLANEOUS

9.1       Loss or Mutilation. Upon receipt by the Corporation from any Holder of evidence reasonably satisfactory to the Corporation of the ownership of and the loss, theft, destruction or mutilation of a Warrant Certificate and an indemnity reasonably satisfactory to it (it being understood that the written indemnification agreement of Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender and cancellation hereof, the Corporation will execute and deliver in lieu hereof a new Warrant Certificate of like tenor to such Holder; provided, however, that, in the case of mutilation, no indemnity shall be required if such Warrant in identifiable form is surrendered to the Corporation for cancellation.

9.2       Payment of Taxes. The Corporation shall pay any taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of Warrant Shares or of other securities or property deliverable upon exercise of the Warrants (other than income taxes imposed on the Holders). The Corporation shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Warrant Shares or other securities or property issuable upon the exercise of the Warrants or payment of cash to any person other than the Holder of a Warrant Certificate surrendered upon exercise of the Warrants, and in case of such transfer or payment, the Corporation shall not be required to issue any stock certificate or pay any cash until such tax or charge has been paid or it has been established to the Corporation’s satisfaction that no such tax or charge is due.

9.3       Notices. Any notice, demand or delivery authorized by this Agreement shall be in writing and shall be delivered (a) by hand or overnight courier service or (b) mailed or sent by electronic transmission or transmission by telecopier or confirmed facsimile, in each case properly addressed to the party to be notified at the addresses set forth in the Credit Agreement or such other address or telecopy number as shall have been furnished to the party giving or making such notice, demand or delivery. Any notice that is sent in a manner provided herein shall have been duly given when sent.

9.4       Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF.

9.5       Assignment; Successors. Subject to Section 6.2(a) hereof, this Agreement may be assigned by the Investors to any Affiliate at any time upon written notice. This Agreement shall be binding upon and inure to the benefit of the Corporation and the Investors and their respective successors and assigns, and the Holders from time to time of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any person, other than the Corporation, and the Investors, any right, remedy or claim under or by reason of this Agreement or any part hereof. The parties acknowledge, that upon the assignment of an Investor’s rights under the Credit Agreement as provided in Section 11.1 of the Credit Agreement, the assignee of said rights shall become a party hereto as an "Investor", with all rights, obligations and benefits of an Investor hereunder; provided, however, that any Investor who receives a Warrant Certificate hereunder prior to any such assignment, shall after such assignment, continue to have all rights under this Agreement with respect to said Warrant Certificate and the Warrant Shares issuable thereunder.

9.6       Counterparts. This Agreement may be executed manually or by facsimile in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.7       Amendments. Any provision of this Agreement or the Warrant Certificates may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Corporation and the Investors holding a majority in interest of the issued or issuable Warrant Shares; provided, however, if any amendment adversely affects any Investor materially differently than it affects all other Investors hereunder, said amendment shall not be effective against such Investor without the written consent of such Investor.

9.8       Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

9.9       Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Corporation, on the one hand, and the Investors, on the other hand, and each such Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights.

9.10      Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

9.11      No Inconsistent Agreements. The Corporation has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement that is inconsistent with the rights granted to the Investors herein or that otherwise conflicts with the provisions hereof.

9.12      Limitation on Holders’ Rights. Prior to the exercise of any Warrant, the Holder thereof shall not be entitled to any rights of a shareholder, including, without limitation, the right to vote or receive dividends or other distributions, or any notice of any proceedings of the Company except as expressly provided in this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the date first above written

MILLER INDUSTRIES, INC. By:_________________________________ Name:______________________________ Title:_______________________________

BANK OF AMERICA, N.A.

By:_________________________________
Name: John P. McDuffie
Title: Vice President

WACHOVIA BANK, N.A.

By:__________________________________
Name: William W. Teegarden
Title: Senior Vice President

AMSOUTH BANK

By:___________________________________
 Name: M. Rex Hamilton
 Title: Commercial Banking Officer

SUNTRUST BANK

By:________________________________________
Name: Samuel Ballesteros
Title: Director

EXHIBIT A
FORM OF WARRANT CERTIFICATE

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE ACT OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED OR QUALIFIED UNDER THE ACT AND APPLICABLE SECURITIES LAWS OR OTHER JURISDICTIONS, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED UNDER APPLICABLE LAW.

No. ______	Warrants to purchase an aggregate
of __________ Shares of Common Stock

WARRANT TO PURCHASE COMMON STOCK

This certifies that, for value received, _______________________ (the "Holder") or its assigns, is entitled to purchase [__] shares of common stock ("Common Stock") (as adjusted for any stock splits, stock dividends, combinations, recapitalizations and similar events), of Miller Industries, Inc. (the "Corporation"). This Warrant entitles the holder thereof (the "Holder") to purchase from the Corporation the shares of Common Stock issuable hereunder at the purchase price (the "Exercise Price") of [$__] per share subject to the terms and conditions hereof and of that certain Warrant Agreement, dated _____ ___, 2001, among the Corporation and the Investors thereto (the "Agreement"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. The number of shares purchasable upon exercise of this Warrant Certificate and the Exercise Price per share are subject to adjustment from time to time as set forth in the Agreement. In order to exercise this Warrant Certificate, the registered Holder hereof must surrender this Warrant Certificate and pay the appropriate Exercise Price at the office of Corporation as set forth in the Agreement or to its successor.

This Warrant Certificate is one of a duly authorized issue of warrants evidencing the right to purchase shares of Common Stock of the Corporation and is issued under and in accordance with the Agreement, and is subject to the terms and provisions contained therein, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Corporation and the Holder of the Warrants. The summary of the terms of the Agreement contained in this Warrant Certificate is qualified in its entirety by express reference to the Agreement.

Copies of the Agreement are on file at the office of the Corporation and may be obtained by writing to the Corporation requesting the same.

All shares of Common Stock issuable by the Corporation upon the exercise of this Warrant Certificate shall be validly issued, fully paid and nonassessable.

Subject to the requirements set forth in the Agreement and the restrictions on transfer set forth above, this Warrant Certificate and all rights hereunder shall be transferable by the registered Holder hereof on the register of the Corporation maintained by the Corporation for such purpose at its office upon surrender of this Warrant Certificate duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Corporation duly executed, by the registered Holder hereof or such Holder’s attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer the Corporation will issue and deliver to such Holder a new Warrant Certificate with respect to any portion not so transferred.

This Warrant Certificate shall be void and all exercise rights evidenced hereby shall cease on [_________ __, ____].

This Warrant Certificate and the Agreement are subject to amendment as provided in the Agreement.

Dated: ________ ___, _____.

MILLER INDUSTRIES, INC. By:_______________________________________ Name:____________________________________ Title:_____________________________________

ATTACHMENT-1

Notice of Intention to Exercise Warrant for Cash

The undersigned holder of the attached Warrant Certificate hereby exercises the right to exchange the attached Warrant Certificate for the number of shares of Common Stock of Miller Industries, Inc. shown below in accordance with the terms thereof and directs that (i) such shares be issued and delivered to the undersigned as provided by the terms of the attached Warrant Certificate, and (ii) a certificate representing the number of shares covered by the attached Warrant Certificate which shall thereafter remain unexercised, if any, also be delivered to the undersigned. This notice is accompanied by the aggregate purchase price shown below.

1.          Number of shares as to which exercised: ________________________________

AND

2.          Aggregate Purchase Price: ___________________________________________

_________________________________________
(Signature of Holder)